CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. Execution Version July 4, 2024 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Ref.: Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation (“Owner”), a company established and duly incorporated under the laws of the Marshall Islands, under company registration number 68975, with its registered office located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, hereby irrevocably offers (the “Offer”) to Southern Energy S.A. (“Charterer”, together with Owner, the “Parties” and each of them individually a “Party”), a company established and duly incorporated under the laws of Argentina, with its registered office located at L. N. Alem 1180, piso 9, Ciudad Autónoma de Buenos Aires, to enter into an FLNG Bareboat Charter Agreement on the terms set out in Annex I attached hereto (the “Charter”). This Offer shall be valid for a period of 15 (fifteen) days and will be considered accepted if Charterer delivers to us, and we receive within said period of days, a letter of acceptance. If on or prior to the expiration of the 15 (fifteen) days period Owner receives said letter of acceptance, then as among the Parties an agreement shall become effective upon the terms and conditions set forth in the Charter, such Charter being valid, binding, effective and enforceable with respect to the Parties from the date of acceptance of the Offer (the “Execution Date”). If Charterer does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Sincerely, Signature: /s/ Mi Hong Yoon Printed Name: Mi Hong Yoon Title: Director i TABLE OF CONTENTS Page Definitions ....................................................................................................................................... 1 FLNG Vessel to be Chartered ........................................................................................................ 15 2.1 The FLNG Vessel ............................................................................................................. 15 2.2 Tests and Programs ........................................................................................................... 15 2.3 Classification Society Records and Inspections................................................................ 16 2.4 FLNG Vessel Classification and Inspection Failures ....................................................... 16 2.5 FLNG Vessel Registry ...................................................................................................... 17 2.6 Name Change and Marking of FLNG Vessel ................................................................... 17 2.7 Importation of the FLNG Vessel/Customs/Foreign Trade................................................ 17 2.8 Authorizations ................................................................................................................... 18 2.9 Conditions Precedent ........................................................................................................ 18 2.10 Substitute Vessel ............................................................................................................... 20 2.11 Right of First Offer ........................................................................................................... 20 Description and Condition of FLNG Vessel and Terminal ........................................................... 21 3.1 FLNG Vessel Condition ................................................................................................... 21 3.2 Owner’s Obligations Post-Delivery .................................................................................. 22 3.3 FLNG Vessel Specifications; Terminal Specifications; Compatibility ............................ 22 3.4 Change in Law .................................................................................................................. 23 3.5 Title and Risk of Loss of Feed Gas and LNG ................................................................... 24 3.6 Charterer’s Responsibilities .............................................................................................. 24 Charter Term .................................................................................................................................. 24 4.1 Initial Period ..................................................................................................................... 24 4.2 Termination for Owner Default ........................................................................................ 24 4.3 Termination for Charterer Default .................................................................................... 25 4.4 Termination for Loss of FLNG Vessel ............................................................................. 26 4.5 Payment Upon Default and Termination .......................................................................... 27 4.6 Termination for Convenience ........................................................................................... 27 4.7 Special Termination Rights............................................................................................... 27 Delivery and Redelivery ................................................................................................................ 27 5.1 Inspections and Tests Prior to Delivery ............................................................................ 27 5.2 Delivery and Delivery Date .............................................................................................. 28 5.3 Availability Notice, Delivery Windows and Commercial Start Date ............................... 28 5.4 Commissioning Gas .......................................................................................................... 29 5.5 Performance Test and Certificate of Acceptance .............................................................. 31 5.6 Rejection of FLNG Vessel ................................................................................................ 32 5.7 Redelivery ......................................................................................................................... 33 5.8 Bunkers and LNG Heel on Delivery and Redelivery ....................................................... 33 5.9 Redeployment ................................................................................................................... 33 5.10 Early Hire .......................................................................................................................... 34 5.11 Excess Hire for Over Production ...................................................................................... 35 Hire ................................................................................................................................................ 35 6.1 Monthly Hire Fee .............................................................................................................. 35 6.2 Incremental Costs ............................................................................................................. 36 ii Payment of Hire ............................................................................................................................. 37 7.1 Monthly Invoices .............................................................................................................. 37 7.2 Other Statements ............................................................................................................... 37 7.3 Adjustments ...................................................................................................................... 37 7.4 Payment Due Dates ........................................................................................................... 38 7.5 Payment ............................................................................................................................ 38 7.6 Set Off ............................................................................................................................... 39 7.7 Disputed Statements ......................................................................................................... 39 7.8 Audit Rights ...................................................................................................................... 39 7.9 Final Settlement ................................................................................................................ 40 Taxes .............................................................................................................................................. 40 8.1 Allocation.......................................................................................................................... 40 8.2 Deduction, Withholding and Tax Gross Up ..................................................................... 41 8.3 Refunds, Credits and Reimbursements ............................................................................. 41 General Average ............................................................................................................................ 42 Failure to Provide Capacity; Retainage Allowance ....................................................................... 42 10.1 Capacity Unavailability Events......................................................................................... 42 10.2 Calculation of Time .......................................................................................................... 42 10.3 Termination for Extended Capacity Unavailability .......................................................... 42 10.4 Set Off and Liquidation of CUQ Credits Upon Termination ............................................ 43 10.5 Retainage .......................................................................................................................... 43 Force Majeure ................................................................................................................................ 44 11.1 Events of Force Majeure ................................................................................................... 44 11.2 Force Majeure Notice and Resumption of Normal Performance ..................................... 45 11.3 Excuse From Performance ................................................................................................ 46 11.4 Termination for Force Majeure ......................................................................................... 47 Lien Provisions .............................................................................................................................. 47 12.1 Owner Liens ...................................................................................................................... 47 12.2 Charterer Liens ................................................................................................................. 47 12.3 Release of Lien ................................................................................................................. 47 Requisition and Lay Up of the FLNG Vessel ................................................................................ 47 13.1 Requisition or Seizure ....................................................................................................... 47 13.2 Charterer’s Option to Lay Up FLNG Vessel .................................................................... 48 Insurance ........................................................................................................................................ 48 14.1 Insurance Obligation ......................................................................................................... 48 14.2 Premiums, P&I Calls, and Deductibles ............................................................................. 48 14.3 Certificate of Insurance ..................................................................................................... 48 14.4 Owner’s Insurance Endorsements ..................................................................................... 48 14.5 Owner’s Duties ................................................................................................................. 49 14.6 No Coverage; Failure to Maintain Coverage .................................................................... 49 14.7 Claims ............................................................................................................................... 50 Liabilities ....................................................................................................................................... 50 15.1 Personnel Indemnification ................................................................................................ 50 iii 15.2 Property of Owner and Charterer ...................................................................................... 51 15.3 No Limitation on Other Indemnities ................................................................................. 51 15.4 General Liability ............................................................................................................... 52 15.5 Limitation of Liability of Owner and Charterer................................................................ 52 15.6 No Consequential Loss ..................................................................................................... 53 15.7 Survival ............................................................................................................................. 54 15.8 Exclusive Remedies .......................................................................................................... 54 Representations, Warranties and Covenants .................................................................................. 54 16.1 Owner’s Corporate Organization and Authority ............................................................... 54 16.2 Owner’s Business ............................................................................................................. 54 16.3 Owner’s Title; No Conflict ............................................................................................... 55 16.4 Charterer’s Corporate Organization and Authority .......................................................... 55 16.5 Charterer - No Conflict ..................................................................................................... 56 Credit Support ................................................................................................................................ 56 17.1 Credit Support ................................................................................................................... 56 Assignment and Transfer ............................................................................................................... 57 18.1 Assignment by Charterer .................................................................................................. 57 18.2 Assignment by Owner ...................................................................................................... 57 Business Principles and Practices .................................................................................................. 58 19.1 Business Principles ........................................................................................................... 58 19.2 Business Practices ............................................................................................................. 58 Intellectual Property Rights and Indemnification .......................................................................... 60 20.1 Intellectual Property Rights .............................................................................................. 60 20.2 Intellectual Property Rights Indemnification .................................................................... 60 Confidentiality ............................................................................................................................... 61 21.1 Confidentiality Undertaking ............................................................................................. 61 21.2 Permitted Disclosure ......................................................................................................... 61 21.3 Right to Disclose Confidential Information ...................................................................... 63 21.4 Injunction and Equitable Remedies .................................................................................. 63 21.5 Duration ............................................................................................................................ 63 21.6 Press Release..................................................................................................................... 63 Lender’s Rights .............................................................................................................................. 63 22.1 Financing Requirements ................................................................................................... 63 22.2 Right of Collateral and Direct Agreements ...................................................................... 64 Governing Law and Jurisdiction .................................................................................................... 64 Dispute Resolution ......................................................................................................................... 65 24.1 Reference to Representatives ............................................................................................ 65 24.2 Expert Determination ........................................................................................................ 65 Arbitration ...................................................................................................................................... 66 25.1 General .............................................................................................................................. 66 25.2 Rules ................................................................................................................................. 66 25.3 Limitations on Arbitral Tribunal ....................................................................................... 66

iv 25.4 Seat and Venue of the Proceeding .................................................................................... 66 25.5 Location of Hearings ........................................................................................................ 66 25.6 Language ........................................................................................................................... 66 25.7 Consolidation .................................................................................................................... 66 25.8 Proper Parties .................................................................................................................... 67 25.9 Selection of the Arbitral Tribunal ..................................................................................... 67 25.10 Interim Measures and Provisional Remedies .................................................................... 67 25.11 Specific Performance ........................................................................................................ 67 25.12 Award................................................................................................................................ 67 25.13 Enforcement of Award by a Court .................................................................................... 68 25.14 International Enforcement of Award ................................................................................ 68 25.15 Costs and Attorney’s Fees ................................................................................................ 68 25.16 Interest .............................................................................................................................. 68 25.17 Payment of the Award ...................................................................................................... 68 25.18 Severability ....................................................................................................................... 68 25.19 Confidentiality .................................................................................................................. 68 Sanctions ........................................................................................................................................ 69 26.1 Operation of the FLNG Vessel and Sanctions .................................................................. 69 26.2 Non-Compliant Parties ..................................................................................................... 69 Miscellaneous ................................................................................................................................ 70 27.1 Notices .............................................................................................................................. 70 27.2 Indemnity .......................................................................................................................... 71 27.3 Notification and Conduct of Claims ................................................................................. 71 27.4 Limitation.......................................................................................................................... 71 27.5 Time is of the Essence ...................................................................................................... 72 27.6 Liquidated Damages ......................................................................................................... 72 27.7 Amendments ..................................................................................................................... 72 27.8 Successors and Assigns .................................................................................................... 72 27.9 Waiver ............................................................................................................................... 72 27.10 Waiver of Immunity .......................................................................................................... 73 27.11 No Third Party Beneficiaries ............................................................................................ 73 27.12 Rules of Construction: Drafting ........................................................................................ 73 27.13 Survival of Rights ............................................................................................................. 73 27.14 Rights and Remedies ........................................................................................................ 73 27.15 Interpretation ..................................................................................................................... 73 27.16 Replacement or Modification of Rates and Indices .......................................................... 75 27.17 Interest .............................................................................................................................. 76 27.18 Disclaimer of Agency ....................................................................................................... 76 27.19 Severance of Invalid Provisions........................................................................................ 76 27.20 Compliance with Laws ..................................................................................................... 76 27.21 Expenses ........................................................................................................................... 76 27.22 Scope ................................................................................................................................. 76 27.23 Counterpart Execution ...................................................................................................... 77 v EXHIBITS Exhibit A Annual Adjustment Exhibit B FOB LNG Price Exhibit C- PRELIMINARY Performance Test Principles Exhibit D-1 Form of Guarantee (Owner) Exhibit D-2 Form of Guarantee (Charterer) Exhibit E Form of Certificate of Acceptance Exhibit F Form of Certificate of Redelivery Exhibit G - PRELIMINARY Authorizations Exhibit H - PRELIMINARY Owner’s Insurance Requirements Exhibit I- PRELIMINARY Nameplate Capacity Exhibit J Reservation Notice Exhibit K - PRELIMINARY Retainage Allowance ANNEX I TO THE OFFER BBCA 1/2024 Recitals: (A) Whereas, Charterer plans to develop a Gas liquefaction project in Argentina which involves the deployment of an FLNG Vessel (the “Project”); (B) Whereas, Charterer is the developer of a terminal in the Rio Negro Province of Argentina with undersea and terrestrial Gas pipelines starting from the interconnection of the onshore pipeline to the pipeline owned and operated by Transportadora de Gas del Sur SA or another Gas transmission pipeline to the flange of the manifold of the FLNG Vessel (the “Terminal”); (C) Whereas, Owner desires to let and charter hire the FLNG Vessel to Charterer, and Charterer desires to hire the FLNG Vessel from Owner for use as a floating liquefaction production unit to receive natural gas supplied by Charterer to the FLNG Vessel and to produce LNG; and (D) Whereas, Charterer will operate and maintain the FLNG Vessel during the Charter Term; Now, therefore, for and in consideration of the mutual undertakings set forth herein, Owner and Charterer hereby agree as follows: Definitions For the purposes of this Charter, and unless otherwise indicated herein, the capitalized terms used herein shall have the meanings ascribed to them in this Clause 1 and, unless otherwise indicated, such meanings shall apply to both the singular and plural forms of the terms. “Acceptable Credit Rating and Financial Standing” means: (a) in respect of Charterer: (i) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or (ii) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or (iii) such Person has a minimum Tangible Net Worth of [*****]; (b) in respect of a Guarantor of Charterer: (i) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or (ii) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or (iii) such Person has a minimum Tangible Net Worth of [*****]; (c) in respect of Owner: (i) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or (ii) such Person has a Credit Rating that is equal to or better than any one of the following: [*****]; or 2 (iii) such Person has a Tangible Net Worth of at least [*****]; “Acceptable Guarantor” means an Affiliate or shareholder of a Party that has and maintains an Acceptable Credit Rating and Financial Standing, or any other Person that, at the time the Guarantee is issued, is acceptable to the other Party in its sole discretion; “Additional Amounts” has the meaning given in Clause 8.2; “Adverse Metocean Conditions” means metocean conditions occurring at or in the close proximity of the Terminal which either (i) fall outside the safe conditions for the FLNG Vessel to carry out the required activity, determined in accordance with the mooring study and offloading/availability studies and risk analysis mutually developed by Owner and Charterer, consistent with the Terminal Specifications and applicable industry standards, no later than six (6) Months prior to the Scheduled Delivery Date, or (ii) which do not fall outside the determined safe conditions for the FLNG Vessel to carry out the required activity, but which cause a Governmental Authority to require (directly or indirectly) the cessation of such activity, including without limitation by requiring the closure of the Terminal or the port for reasons other than Owner’s failure to comply with the terms of this Charter; “Affiliate” means, in relation to a Party or any other entity, a Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Party or entity. For the purposes of this definition “control” means (a) the right to direct the policies or operations of the particular Person; or (b) the direct or indirect ownership of, in aggregate, more than fifty percent (50%) of the (i) equity shares, (ii) voting stock or (iii) shares carrying a right to vote at a general meeting (or its equivalent) of the particular Person; “Allowed Unavailability” means, in respect of each Contract Semester, a quantity of LNG equal to [*****]; provided that: [*****] . “Annual Adjustment” has the meaning given in Exhibit A; “Annual FOB LNG Price” has the meaning given in Exhibit B; “Applicable Corruption Law” means all of the laws relating to bribery, corruption, the general money laundering provisions in criminal laws, fraud or similar activities of: (i) Argentina; (ii) the country of organization and principal place of business of each Party; and (iii) the provisions of the United Kingdom Bribery Act 2010 and the United States Foreign Corrupt Practices Act; “Applicable Law” means any law, regulation, Authorization, administrative and judicial provision, constitution, decree, judgment, legislation, order, ordinance, code, directive, statute, treaty or other legislative measure, in each case of any Governmental Authority from time to time in force, including any treaty or International Standard which is ratified by any Governmental Authority of Argentina or any other Governmental Authority which has jurisdiction over the FLNG Vessel, which is legally binding on a Party; “Approved Mortgage” means any pledge, charge, mortgage, lien, claim or encumbrance or lease structure on the FLNG Vessel, her earnings and/or insurances that is entered into in favor of any Approved Mortgagee for itself and/or for the benefit of one or more other financiers to Owner and/or such other agreements and instruments as Owner shall determine are necessary or desirable to create in favor of any Approved Mortgagee any security interest in the FLNG Vessel, its earnings and insurance, Owner’s rights under this Charter; provided that any such Approved Mortgagee has executed and provided to Charterer an Approved Mortgagee’s Direct Agreement; “Approved Mortgagee” means any holder of an Approved Mortgage in whose favor pledges, charges, mortgages, liens and encumbrances are created; provided that such holder is either: (i) an international bank or other financial institution; or (ii) a controlled Affiliate of an international bank or other

3 financial institution, and as of the Execution Date shall include, Fortune Lianjiang Shipping S.A., China Development Bank and CSSC Leasing for so long as they satisfy the requirements of (i) or (ii) above; “Approved Mortgagee’s Direct Agreement” means a direct agreement to be entered into by any Approved Mortgagee and Charterer in a customary form reasonably acceptable to the Owner’s Lenders and the Lenders Agent; “Argentina” means the Republic of Argentina; “Argentinian Change in Law” means any Change in Law to the extent effected by a Governmental Authority of Argentina or otherwise relating to any Applicable Law or Authorization enacted or issued by any Governmental Authority of Argentina with jurisdiction over the FLNG Vessel; “Arrest” means the detention of a ship by judicial process to secure a maritime or other legal claim; “Authorizations” means any authorizations, consents, approvals, permits, rulings, resolutions, licenses, exemptions, filings, registrations and other authorizations, permissions or waivers, or similar documents of whatsoever nature, which are required to be obtained from and/or granted by any Governmental Authority; “Availability Notice” has the meaning given in Clause 5.3.5; “Banking Day” means any Day that is not a Saturday or Sunday or legal holiday in Buenos Aires, Argentina; London, England or New York, New York, United States or a Day on which banking institutions located in Buenos Aires, Argentina; London, England or New York, New York, United States, are legally required or authorized to close; “Bankruptcy Event” means, with respect to any Person, such Person: (a) is dissolved (other than pursuant to a solvent consolidation, amalgamation or merger); (b) becomes insolvent, is unable to pay its debts, or fails or admits in writing its inability generally to pay its debts, as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) (1) institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy, or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; or (2) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and such proceeding or petition is instituted or presented by a Person not described in the preceding paragraph (1) and, in each case, such proceeding or petition results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a solvent consolidation, amalgamation or merger); (f) becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all, or substantially all, of its assets; or (g) has a secured party take possession of all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within sixty (60) days thereafter; “Base Rate” means Term SOFR plus [*****] (or, if such rate is contrary to any Applicable Law, the maximum rate permitted by such Applicable Law); “Books and Records” means corporate records, bank statements, books of account, supporting documentation and other records and documentation (including invoices, transfer documents and any other documents), whether in paper or other form; 4 “Breaching Party” has the meaning given in Clause 19.2.6; “British Thermal Unit” or “Btu” means the amount of heat required to raise the temperature of one (1) avoirdupois pound of pure water from 59.0 degrees Fahrenheit to 60.0 degrees Fahrenheit at an absolute pressure of 14.696 pounds per square inch; “Business Day” means any Day that is not a Saturday or Sunday or legal holiday in Buenos Aires, Argentina or a Day on which banking institutions located in Buenos Aires, Argentina are legally required or authorized to close; “Capacity Unavailability Quantity” or “CUQ” have the meaning given in Clause 10.1.2; “Casualty Loss” means physical damage to the FLNG Vessel occurring after the Commercial Start Date; “Certificate of Acceptance” means a certificate of acceptance in respect of delivery of the FLNG Vessel in the form set out in Exhibit E; “Certificate of Redelivery” means a certificate in respect of the redelivery of the FLNG Vessel in the form set out in Exhibit F; “Change in Law” means the occurrence of any of the following after the Execution Date: (a) the enactment of any new Applicable Law, or the imposition of any Authorizations not required as at the Execution Date; (b) the modification, repeal or withdrawal of any existing Applicable Law or Authorization; (c) the commencement of any Applicable Law which has not become effective on the Execution Date; (d) a change in the interpretation or application by any Governmental Authority having jurisdiction over any of the Parties or the subject matter of this Charter of any Applicable Law or Authorization; or (e) a change in an International Standard of a character equivalent to the changes described under (a) to (d) above, but does not include any change in Applicable Law or Authorization effected by a Governmental Authority with jurisdiction over the FLNG Vessel to ratify or otherwise implement any International Standard that existed prior to the Execution Date to the extent that the FLNG Vessel and Owner were already obliged to comply with such International Standard; “Charter” has the meaning given in the Offer BBCA 1/2024; “Charter Term” has the meaning given in Clause 4.1; “Charterer” has the meaning given in the Offer BBCA 1/2024; “Charterer Default” has the meaning given in Clause 4.3; “Charterer Delay Event” means (a) any material failure of Charterer to comply with the requirements of Clause 3.6, (b) any failure of Charterer to comply with the Performance Test Protocol, including any failure to supply required Feed Gas, (c) any act or omission by any member of Charterer’s Group that prevents or interferes with or delays Owner’s performance of this Charter, (d) failure of Charterer to maintain at least three thousand Cubic Meters (3,000 m3) of LNG Heel (other than in any 5 Winter Period in which Charterer is not utilizing the FLNG Vessel), (e) any failure of Charterer to obtain or maintain in force any Authorization for which it is responsible under this Charter, in each case unless caused by (i) an event of Force Majeure or (ii) Owner’s failure to act in accordance with its obligations herein, and in each case to the extent such events prevent Owner from performing its obligations; “Charterer’s Facilities” means the Terminal, the Interconnecting Pipelines, and other facilities upstream of the Gas Receipt Point owned by Charterer (or its Affiliate(s)); “Charterer’s Group” means (i) Charterer; (ii) each of its Affiliates; (iii) each Transporter; (iv) any LNG Ship; (v) any Person selling, supplying or otherwise delivering Gas to, or on behalf of, Charterer; (vi) any Person buying or otherwise receiving LNG from, or on behalf of, Charterer from the Terminal; and (vii) contractors of any of the foregoing (including any tugs, tug owners and operators); “Charterer’s Indemnitee Group” means (i) Charterer; (ii) each of its Affiliates; (iii) each Transporter; (iv) any Person selling, supplying or otherwise delivering Feed Gas to, or on behalf of, Charterer or otherwise to the Terminal; (v) any Person purchasing or lifting LNG from Charterer; and (vi) each Representative of the foregoing; but shall not include any member of Owner’s Group; “Charterer’s Representatives” means any of Charterer’s representatives or designees, including any representatives of its Lenders; “Claiming Party” has the meaning given in Clause 27.3; “Class” or “Classification” has the meaning given in Clause 2.4.1; “Classification Society” means DNV or any other member of the International Association of Classification Societies that is agreed in writing by the Parties; “Commercial Start Date” has the meaning given in Clause 5.3.6; “Commissioning Gas” has the meaning given in Clause 5.4.1; “Conditions Precedent” has the meaning given in Clause 2.9.1; “Confidential Information” means (i) all the provisions and contents of this Charter; (ii) all information, reports, data, software or other material, whether written or oral, in electronic or magnetic format, and the contents thereof that a Party receives from the other Party in relation to this Charter; and (iii) any reports, digests or summaries created or derived by the receiving Party from any of the foregoing but only to the extent any of the foregoing is contained or reproduced in such reports, digests or summaries; “Consequential Loss” means: (a) any indirect, incidental, consequential, special, exemplary or punitive loss or damages; (b) any loss of profit, loss of income, loss of anticipated profits, loss of goodwill, loss of business, loss of anticipated saving, loss of use (partial or total), loss and/or deferral of production, loss of contracts, loss of time, loss of revenues or loss of reputation; or (c) any Liabilities incurred under or in connection with any other contracts between either of the Parties and any third parties, in each case, whether direct or indirect and whether or not foreseeable at the time of entering into this Charter; 6 “Constructive Total Loss” means any event, which is determined by the underwriters under the H&M Insurance policy (excluding any “total loss only” coverage) to be a constructive, compromised or arranged total loss of the FLNG Vessel for the purposes of such policies; “Contract Semester” means each half-year period starting on January 1 and ending on June 30 or starting on July 1 and ending on December 31 during the Charter Term; provided, however, that: (a) the first Contract Semester shall commence on the Commercial Start Date and end on the following June 30 or December 31, whichever occurs first, and; (b) the last Contract Semester end on the last Day of the Charter Term and commence on the immediately preceding July 1 or January 1, whichever is later; “Contract Year” means each annual period starting on January 1 and ending on December 31 during the Charter Term; provided, however, that: (a) the first Contract Year shall commence on the Commercial Start Date and end on the following December 31, and; (b) the last Contract Year shall commence on January 1 immediately preceding the last Day of the Charter Term and end on the last Day of the Charter Term; “CP Deadline” has the meaning given in Clause 2.9.4; “CP Fulfillment Date” has the meaning given in Clause 2.9.4; “CPI” the arithmetic average of the US Department of Labor Bureau of Labor Statistics Consumer Price Index for All Urban Consumers: All Items Less Food and Energy in U.S. City Average (CPILFESL); “CPIy” has the meaning set forth in Clause 6.1.1; “CPI0” has the meaning set forth in Clause 6.1.1; “Credit Rating” means a credit rating in respect of the senior, unsecured, long-term debt (not supported by third party credit enhancement) of a Person, by S&P, Fitch, or Moody’s or any successor in title to the rating agency business operated by the foregoing entities, but in all cases excluding national scale ratings (being ratings identified by a suffix to the credit rating identifying the national limitation); “Cubic Meter” means a volume equal to the volume of a cube each edge of which is one (1) meter; “CUQ Credit” has the meaning given in Clause 10.1.4; “Customs Agent” has the meaning given in Clause 2.7.3; “Day” means: (i) when used in connection with the application of a specification or the measurement of the FLNG Vessel’s performance, a period of twenty-four (24) consecutive hours beginning at the time such specification is to be applied or such performance measured, as the case may be; and (ii) when used in all other cases, a calendar day (including Saturdays, Sundays and legal holidays) in the location (as specified in Clause 27.1) of the Party charged with the action to which the number of Days expended is relevant. Unless expressly stipulated in this Charter, two or more Days shall run consecutively; “Deemed Performance” has the meaning given in Clause 5.5.4 “Deemed Performance Date” has the meaning given in Clause 5.5.4; “Defects Correction Period” has the meaning given in Clause 5.5.3; “Delivery Date” has the meaning given in Clause 5.2.1; “Delivery Location” has the meaning given in Clause 2.7.5; “Dispute” means any dispute, controversy, claim, counterclaim, demand, cause of action or any other controversy arising out of or relating in any way to this Charter, or the breach, termination, or invalidity thereof;

7 “Dollars” or “US$” means the legal currency of the United States; “Early Termination Payment” has the meaning given in Clause 4.6; “Early Volumes” has the meaning given in Clause5.10.1; “Effective Date” has the meaning given in Clause 2.9.1; “Event of Prolonged Force Majeure” has the meaning given in Clause 11.4; “Excess Volumes” has the meaning given in Clause 5.11; “Execution Date” has the meaning given in the Offer BBCA 1/2024; “Expert” means an independent person with appropriate qualifications and experience agreed upon between the Parties or, failing agreement within ten (10) Days of: (a) the initiation of the reference to Expert determination; or (b) the relevant Parties being notified that the Expert is unable or unwilling to complete the reference to Expert determination, as applicable, appointed upon the request of either of the Parties by the International Centre for Expertise of the ICC; “Feed Gas” means a quantity of Gas in MMBtu delivered or to be delivered (as relevant) to the Terminal by Charterer at the Gas Receipt Point that has been or will be converted into LNG; “FID” means final investment decision; “Final Window” has the meaning given in Clause 5.3.3; “Financing Party” has the meaning given in Clause 22.1; “First Window” has the meaning given in Clause 5.3.1; “FLNG Vessel” has the meaning given in Clause 2.1; “FLNG Vessel Specifications” means the specifications of the FLNG Vessel determined in accordance with Clause 3.3.1; “FOB LNG Price” has the meaning given in Exhibit B; “Force Majeure” has the meaning given in Clause 11.1.1; “Force Majeure Notice” has the meaning given in Clause 11.2.1; “Gas” means any hydrocarbon or a mixture of hydrocarbons consisting predominantly of methane, and which may include other hydrocarbons and non-hydrocarbons, in a gaseous state; “Gas Receipt Point” means the point at which the Terminal’s Gas pipeline meets the flange of the manifold of the FLNG Vessel; “Governmental Authority” means: (i) any governmental authority of Argentina; (ii) any maritime and other applicable authorities of the country of the Registry; (iii) any maritime and other applicable authorities of Argentina; (iv) the International Maritime Organization; and (v) any other governmental, maritime, port, terminal or other applicable authority having jurisdiction over a Party or the FLNG Vessel; “Guarantee” means an irrevocable payment guarantee, in the form attached hereto as Exhibit D, issued in favor of Owner or Charterer, as applicable; 8 “Guaranteed Available Capacity” or “GAC” means in respect of each Contract Year, the minimum quantity of LNG that the FLNG Vessel shall be required to be capable of producing in such Contract Year, which shall be a quantity of LNG equal to [*****]; “Guarantor” means any Person issuing a Guarantee in favor of Owner or Charterer, as applicable; “H&M Insurance” means Hull and Machinery Insurance; “Hire” means the remuneration owed by Charterer to Owner as established by Clause 6 or as otherwise calculated and payable under this Charter; “ICC” means the International Chamber of Commerce; “IMO” means International Maritime Organization; “Increased Taxes” means the net amount of increased Tax liability of Owner (excluding any Owner Taxes that are imposed on Owner subject to Clause 8.1.1) incurred during or prior to a Contract Year relating to the FLNG Vessel resulting from (A) the increase in rates of existing Taxes (including any such Taxes that are imposed on Owner or collected by Owner through withholding obligations subject to Clause 8.2) where such increase is enacted after the Execution Date or (B) the imposition of a new Tax (including any such Taxes that are imposed on Owner or collected by Owner through withholding obligations subject to Clause 8.2) where such new Tax is enacted after the Execution Date (including any such Taxes that are imposed on Owner or collected by Owner through withholding obligations subject to Clause 8.2) where such reduction is enacted after the Execution Date; provided that Increased Taxes shall not include Taxes arising from a Specified Change in Law and Increased Taxes shall in no event be less than zero; “Incremental Costs” has the meaning given in Clause 6.2.1; “Initial Period” has the meaning given in Clause 4.1; “Intellectual Property Rights” means all rights whatsoever in any letters patent, design, registered design, unregistered design, trade name, and trademarks, copyright, database rights, know-how and all other industrial property rights; and rights in applications for any of the foregoing; “Interconnecting Pipelines” means the Gas transportation pipeline that connect the Terminal to the San Martin/Pipeline (“Transportadora de Gas del Sur SA”), and all Gas transportation pipelines that are required to connect the Terminal to the FLNG Vessel; “International Standards” means the LNG Vessel Standards and LNG Terminal Standards (as applicable); “IP Indemnified Persons” has the meaning set forth in Clause 20.2; “ISO” means the International Organization for Standardization; “LCIA” has the meaning given in Clause 25.2; “LCIA Rules” has the meaning given in Clause 25.2; “LDCD” has the meaning given in Clause 4.3; “LDOD” has the meaning given in Clause 4.2; “Lenders” has the meaning given in Clause 22.1.1; 9 “Lenders’ Agent” has the meaning given in Clause 22.1.1; “Liabilities” means all liabilities, costs, claims, disputes, demands, actions, suits, legal or administrative proceedings, judgments, damages, losses and expenses (including reasonable attorneys’ fees and other reasonable costs of litigation or defense), and any and all fines, penalties and assessments of, or responsibilities to, any Governmental Authority; “Liquefaction Equipment” means all machinery and equipment on board the FLNG Vessel relating to the capability of the FLNG Vessel to liquefy natural gas and discharge LNG; “LNG” means Gas in a liquid state at or below its boiling point at a pressure of approximately one (1) atmosphere; “LNG Delivery Point” means the point at which the flange couplings of the FLNG Vessel’s loading arms join the flange couplings of the LNG intake manifolds on board an LNG Ship; “LNG Heel” means LNG retained in the cargo tanks of the FLNG Vessel on completion of loading an LNG Ship; “LNG Reference Price” is eight Dollars per MMBtu (US$8.00/MMBtu); “LNG Ship” means a vessel that Charterer uses or proposes to use for transportation of LNG from the FLNG Vessel; “LNG Terminal Standards” means, if and to the extent not inconsistent with the express requirements of this Charter, the international regulatory and industry standards and practices applicable to the design, construction, equipment, operation or maintenance of an LNG liquefaction terminal (including floating liquefaction vessels), established by the following (which standards shall apply in the following order of priority in the event of any conflict): (i) any Governmental Authority of Argentina or a political subdivision thereof having jurisdiction over the FLNG Vessel; (ii) the World Association for Waterborne Transport Infrastructure (PIANC); (iii) the Oil Companies International Marine Forum (OCIMF) (to the extent applicable); (iv) the Society of International Gas Tanker and Terminal Operators (SIGTTO) (to the extent applicable); and (v) any internationally recognized non-governmental agency or organization with whose standards and practices it is customary for Reasonable and Prudent Operators of LNG terminals to comply; “LNG Vessel Standards” means, if and to the extent not inconsistent with the express requirements of this Charter, the international regulatory and industry standards and practices applicable to the design, construction, equipment, operation, or maintenance of ocean-going vessels used to transport LNG, established by the following (which standards shall apply in the following order of priority in the event of any conflict): (i) the International Maritime Organization (IMO); (ii) the International Association of Classification Societies (IACS); (iii) the Oil Companies International Marine Forum (OCIMF); (iv) the Society of International Gas Tanker and Terminal Operators (SIGTTO); (v) the International Chamber of Shipping (ICS); and (vi) any other internationally recognized non-governmental agency or organization with whose standards and practices it is customary for Reasonable and Prudent Operators of LNG vessels similar to those contemplated in this Charter, to comply; “Loading Port” means the Terminal and the port at which the Terminal is located, and any other loading port designated by Charterer in accordance with Clause 5.9; “Marine Services” means the provision of tugs and tug services, Pilots and piloting services, and escort vessels and services, as well as all services provided by the crews of the foregoing vessels that are required during loading of LNG Ships, for the operations, transiting, berthing, unberthing, tugging, towing, mooring, shifting of berths or departure of LNG Ships or the FLNG Vessel; 10 “Master” means (i) prior to the Commercial Start Date, the designated master of the FLNG Vessel from time to time, as determined by Owner and notified to Charterer for purposes of transporting and operating the FLNG Vessel, and (ii) after the Commercial Start Date, the designated master of the FLNG Vessel from time to time, as determined by Charterer; “Matters” means all matters, which are the subject of this Charter or in connection with this Charter and any matters resulting therefrom; “Minimum Monthly Hire” has the meaning given in Clause 10.1.5; “MMBtu” means one million (1,000,000) Btu; “Month” means a calendar month, and “Monthly” has a corresponding meaning; “Month M-1” has the meaning given in Exhibit B; “Monthly Annual Adjustment” has the meaning given in Exhibit A; “Monthly Hire Fee” has the meaning given in Clause 6.1.1; “Nameplate Capacity” means the nameplate capacity of the FLNG Vessel for the relevant ambient conditions at the Loading Port, as set forth on Exhibit I; “Non-Breaching Party” has the meaning given in Clause 19.2.6; “Non-Compliant Party” has the meaning given in Clause 27.3.2; “Non-Financing Party” has the meaning given in Clause 22.1; “Notices” has the meaning given in Clause 27.1; “Notification Date” has the meaning given in Clause 5.3.1; “Notified Party” has the meaning given in Clause 27.3; “OCIMF” means the Oil Companies International Marine Forum; “Off-Site Tests” has the meaning given in Clause 5.1.1; “Off-Spec Commissioning Gas” has the meaning given in Clause 5.4.4; “Offer” or “Offered” means, directly or through any other person or entity, to offer, promise, give, authorize or agree or to have offered, promised, given, authorized or agreed; “Owner” has the meaning given in the Offer BBCA 1/2024; “Owner Default” has the meaning given in Clause 4.2; “Owner’s Group” means: (i) Owner; (ii) Owner’s Affiliates; (iii) Owner’s subcontractors; and (iv) the Representatives of each of the foregoing; but shall not include any member of Charterer’s Group; “Owner’s Indemnitee Group” means (i) Owner; (ii) each of its Affiliates; and (iii) each Representative of the foregoing; but shall not include any member of Charterer’s Group; “Owner Taxes” means any federal, state, or local tax imposed on Owner’s revenue, receipts, income, profit, or capital gains under Applicable Law and excluding any Tax collected, levied, or imposed directly or indirectly, by a Governmental Authority of Argentina;

11 “P&I” means Protection and Indemnity insurance; “Party” and “Parties” means Owner and Charterer, and their respective successors and permitted assigns; “Payee” has the meaning given in Clause 8.2; “Payor” has the meaning given in Clause 8.2; “Performance Test” has the meaning given in Exhibit C; “Performance Test Protocol” has the meaning given in Clause 2.2.2(i); “Permitted Liens” means: (a) liens for unpaid Master’s and crew’s wages in accordance with usual maritime practice; (b) liens for salvage; (c) any ship repairer’s or outfitter’s possessory lien on the FLNG Vessel for an amount not exceeding [*****]; and (d) liens for Master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation and repair of the FLNG Vessel, provided such liens do not secure any item which is more than thirty (30) Days’ overdue (unless the overdue amount is being contested in good faith by appropriate steps and, for the payment of which, adequate reserves have been made) and so long as the existence of any such proceedings or the continued existence of any such lien does not involve any likelihood of the sale, forfeiture or loss of, or any interest in, the FLNG Vessel; “Person” means any individual, firm, sole proprietorship, corporation, stock company, limited liability company, trust, partnership, voluntary association, joint venture, unincorporated organization, institution, Governmental Authority or other legal entity; “Pilot” means: (a) any Person engaged by Transporter to come on board an LNG Ship to assist the master of such LNG Ship in pilotage, mooring and unmooring, docking and shove-off of such LNG Ship; and (b) any Person engaged by Owner or the operator of the FLNG Vessel, as applicable, to come on board the FLNG Vessel to assist the master of the FLNG Vessel in pilotage, mooring and unmooring, docking and shove-off of the FLNG Vessel; “Port Authority” means the Governmental Authority or Governmental Authorities, or Person appointed under Applicable Law or by the private operator(s) of the Loading Port, to operate the Loading Port and to act as the authorized entity for establishing rules for operation and regulating maritime activities at the Loading Port and in relation to the use of the Loading Port; “Port Charges” means all charges of whatsoever nature (including rates, tolls and dues of every description) in respect of the FLNG Vessel or an LNG Ship entering, arriving at, staying at or leaving the Terminal and/or the Loading Port, including harbor and light dues, charges imposed by fire boats, tugs and escort vessels, any Governmental Authority, the Argentinian Cost Guard, a Port Authority, a Pilot, and any other Person assisting an LNG Ship or the FLNG Vessel to enter, arrive at or leave the Loading Port; “Pre-Winter Delivery” has the meaning given in Clause 5.3.1; 12 “Public Official” means any officer, employee, director, officer, principal, consultant, agent, representative or official, whether appointed or elected, of any government or any department, agency or part thereof, or of any state owned agency or enterprise or joint venture/partnership (including a partner, shareholder of such an enterprise) with a state owned enterprise or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency or part thereof, of, for or on behalf of any public international organization or any political party or political party official or candidate for office; “Q” has the meaning given in Clause 6.1.2; “Reasonable and Prudent Operator” means a Person seeking in good faith to perform its contractual obligations and, in so doing, and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator, complying with Applicable Law and International Standards, engaged in the same type of undertaking under the same or similar circumstances and conditions; “Redeployment” has the meaning given to it in Clause 5.9.1; “Registry” has the meaning given in Clause 2.7; “Rejection Date” has the meaning given in Clause 5.6; “Remaining LNG” has the meaning given in Clause 5.6.2; “Representatives” means the officers, directors, employees of a Party and its Affiliates and their respective officers, directors, employees, or any other Person authorized by a Party to act on its behalf; “Required Performance Levels” has the meaning given in Exhibit C; “Reservation Notice” means written notice, in the form attached hereto as Exhibit J, provided by Charterer to Owner that Charterer wishes to reserve the Hilli Episeyo as the FLNG Vessel under this Charter; “Restricted Party” means a Person: (a) that is listed on a Sanctions List (whether designated by name or by reason of being included in a class of Person) under which commercial transactions are prohibited or limited; (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to country-wide Sanctions Laws; (c) that is directly or indirectly controlled by a Person referred to in paragraphs (a) and/or (b) above and such ownership or control affects the Person`s ability to conduct or perform transactions based on such ownership or control; or (d) with which an Approved Mortgagee is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws; “Retainage” means Gas or LNG used as fuel or unavoidably lost or unaccounted for in connection with the operation of the FLNG Vessel; “Retainage Allowance” has the meaning given in Clause 10.5.1; “Retainage Credit” has the meaning given in Clause 10.5.2; 13 “ROFO Period” has the meaning given in Clause 2.11.3; “Sanctions Authority” means the Norwegian State, the Republic of Argentina, the United Nations, the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of the foregoing entities; “Sanctions Laws” means the economic or financial sanctions laws, regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators that limit or prohibit commercial transactions with Persons, which are implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority, such as the laws or regulations implemented by the Office of Foreign Assets Controls of the United States Department of Treasury; “Sanctions List” means any list of Persons published in connection with Sanctions Laws by or on behalf of any Sanctions Authority; “Sanctions Warranty Notice” has the meaning given in Clause 26.2.2; “Scheduled Delivery Date” means the date that falls in the middle of the First Window as modified in accordance with Clause 5.3; “Second Window” has the meaning given in Clause 5.3.2; “SIGTTO” means the Society of International Gas Tanker and Terminal Operators; “SOFR” means the secured overnight financing rate for the applicable date published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time); “SOLAS” means the International Convention for the Safety of Life at Sea (SOLAS), 1974, as amended; “Spec Project” has the meaning given in Clause 2.11.1; “Spec Project Terms” has the meaning given in Clause 2.11.2; “Specified Change in Law” means any of the following Argentinian Change in Law: (a) a modification of an Authorization or the imposition of any restriction or condition for the export of LNG that restricts the quantity of LNG that Charterer is permitted to export on an annual basis to a quantity that is less than the [*****] of the original Authorization for such export; (b) the imposition of a new, or increase in an existing, export duty or other Tax on the export of LNG that results in an increase in export taxes (including other taxes on the export of LNG) to be paid by Charterer applicable to the Project or Charterer that were not existing or applicable as of the Effective Date; (c) restrictions on the ability of Charterer or its Affiliates to maintain currency abroad resulting from LNG export proceeds and to access foreign exchange markets in Argentina; or (d) the imposition of any policy by a Governmental Authority that requires Charterer to acquire Dollars in Argentina in a foreign exchange market in Argentina different from the foreign exchange market where the proceeds derived from the exports of LNG produced in the FLNG Vessel are settled; and in each case (a) to (d) above it is reasonably anticipated by Charterer to result in an adverse economic impact to Charterer, either individually or as an aggregate, of at least [*****] per Contract Year; “Substitute Vessel” has the meaning given in Clause 2.10; 14 “Tangible Net Worth” means as certified by an officer of the relevant Person, at any date of determination with respect to a Person, the amount (determined in accordance with generally accepted accounting principles in the United States that are applicable to the circumstances as of the date of determination, consistently applied) equal to (a) all consolidated assets of such Person and its consolidated subsidiaries, including any cash or cash equivalents and any assets consisting of equity securities or equity interests in any other entity, but excluding the value of goodwill and intangible assets of such Person and its consolidated subsidiaries, minus (b) all consolidated liabilities of such Person and its consolidated subsidiaries; “Tax” or “Taxes” means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies pertaining to any Governmental Authority of Argentina, in each case, in the nature of taxation including (without limitation), corporation tax, supplementary charge, petroleum revenue tax, income taxes, prepaid income taxes, sale taxes, use taxes, stamp duty, transfer taxes, gross income taxes, revenue taxes, capital gains taxes, value added taxes, social contribution taxes, employment taxes, government royalties, customs duties, export or import duties, excise duties, land and building taxes, environmental taxes, and levies and withholding taxes together with all penalties and interest relating thereto and any penalties and surcharges in respect of the associated reporting requirements relating to the movement of goods and provision of services, wherever or whenever levied or imposed directly or indirectly, by a Governmental Authority of Argentina. Taxes do not include Port Charges; “Technical Dispute” means any Dispute relating to (i) whether it can be reasonably anticipated that the FLNG Vessel can arrive at the Terminal within the applicable period as described in Clause 2.2.3; (ii) the FLNG Vessel Specifications; (iii) a measurement or testing procedure; or (iv) any other Dispute which, in each case, this Charter expressly provides for submission to an Expert or the Parties agree to submit to an Expert, pursuant to Clause 24.2; “Term SOFR” means the forward-looking term rate based on SOFR for a three month tenor on the day (such day, the “Three Month SOFR Determination Day”) that is two (2) Business Days prior to the first day of such three month period, as such rate is published by CME Group Benchmark Administration Limited (“CME”); provided, however, that if as of 5:00 p.m. (New York City time) on any Three Month SOFR Determination Day the forward-looking term rate based on SOFR has not been published, then three month SOFR will be the forward-looking term rate based on SOFR for such tenor as published by CME on the first preceding Business Day for which such term rate was published by CME; provided, that if three month SOFR determined as provided above shall ever be less than 0%, then Term SOFR shall be deemed to be [*****]; “Terminal” has the meaning given in the Recitals of this Charter; “Terminal Specifications” means the specifications of the Terminal determined in accordance with Clause 3.3.1; “Total Loss” means the actual total loss of the FLNG Vessel; “Transporter” means any Person including any ship manager who owns or operates an LNG Ship; “United States” or “U.S.” means the United States of America; “Variable Component” has the meaning set forth in Clause 6.1.2; “Willful Breach” means a breach of this Agreement that is a consequence of an act or failure to act undertaken by the breaching party with knowledge that such party’s act or failure to act would constitute a breach of this Agreement;

15 “Winter Delivery” has the meaning given in Clause 5.3.1; “Winter Period” means the period beginning on the first Day of May of the calendar year during which the relevant Contract Year occurs and ending on the final Day of September of such calendar year; “X” has the meaning set forth in Clause 6.1.1; and “Z” has the meaning set forth in Clause 6.1.1. FLNG Vessel to be Chartered 2.1 The FLNG Vessel Subject to the terms and conditions of this Charter, Owner shall procure, own and charter to Charterer, and Charterer shall hire from Owner, a single floating LNG production unit, with a nameplate production capacity of LNG equal to the Nameplate Capacity including the Liquefaction Equipment and its other appurtenances, machinery, equipment and fittings, (the “FLNG Vessel”). As of the Execution Date, Owner intends to utilize the Hilli Episeyo as the FLNG Vessel. 2.2 Tests and Programs Liquefaction Equipment Owner shall ensure that the Liquefaction Equipment (and each part thereof) shall comply with the Liquefaction Equipment manufacturer’s recommendations and Classification Society requirements. Testing and Manual (i) Attached hereto as Exhibit C are the principles for a protocol for the conduct of the Performance Test (the “Performance Test Protocol”). Within four (4) Months following the Execution Date, Owner shall provide Charterer with a draft of the Performance Test Protocol. Charterer shall provide comments to such proposed Performance Test Protocol, if any, no later than two (2) Months after receipt of the draft Performance Test Protocol from Owner. Owner shall use reasonable endeavours to incorporate such comments and deliver to Charterer a final Performance Test Protocol no later than December 31, 2024; provided that any disagreement relating to any element of such Performance Test Protocol shall be subject to Expert resolution as a Technical Dispute pursuant to Clause 25.2. (ii) Subject to Clause 5.1.2, Owner, with the assistance of Charterer shall conduct the Performance Test at the Loading Port in accordance with the Performance Test Protocol and Charterer shall be solely responsible for supplying (at Charterer’s sole cost) all Marine Services and Commissioning Gas in accordance with this Charter. In addition to Owner’s obligations set forth in Clause 2.3, Owner shall promptly deliver detailed reports of the results of any Off-Site Tests to Charterer. Owner shall provide the results of the Performance Test to Charterer in accordance with Clause 5.5. (iii) No later than three (3) Months prior to the Scheduled Delivery Date, Owner shall deliver to Charterer an operations manual providing (in reasonable detail) specifics as to the operation of the FLNG Vessel including the Liquefaction Equipment. 16 Rectification of Defects Prior to the Commercial Start Date, if the FLNG Vessel fails to reach the Required Performance Levels at the Terminal due to a defect or non-conformity in the FLNG Vessel, Owner shall (save as otherwise provided under the terms of this Charter), correct any such defect or nonconformity at no cost to Charterer. If any such corrective work causes the Commercial Start Date of the FLNG Vessel to be delayed, the provisions of Clause 5.5 shall apply. 2.3 Classification Society Records and Inspections Owner shall provide Charterer, promptly upon Charterer’s request and as often and at such intervals as Charterer reasonably requests, with any certificates or other documentation maintained by the Classification Society or Registry with respect to the FLNG Vessel. Owner shall notify Charterer if the Classification Society issues any recommendation or memorandum in respect of the condition or classification of the FLNG Vessel. 2.4 FLNG Vessel Classification and Inspection Failures Owner shall cause the FLNG Vessel to be classed by the Classification Society as provided in the FLNG Vessel Specifications (“Class” or “Classification”) and in such a way as to eliminate the need for dry-docking for a period of [*****] from the Commercial Start Date (it being understood that Owner will exercise reasonable endeavours to extend such period throughout the Charter Term) while the FLNG Vessel operates as a floating storage and liquefaction unit during such period if Charterer fully complies with all of its material obligations under this Charter. For avoidance of doubt, any obligation of Charterer under this Charter, of which Charterer’s noncompliance will, or is reasonably expected to, affect Owner’s ability to comply with this Clause 2.4.1, shall be treated as a material obligation of Charterer for purposes of this Clause 2.4.1 and Clause 2.4.3. Such Class shall be maintained by Owner at its expense throughout the Charter Term, unless the Parties otherwise agree to change the Class. Owner shall not take any action that will or is likely to jeopardize the FLNG Vessel’s Classification. Any increased cost for change in Class prior to delivery of the FLNG Vessel under this Charter shall be for Owner’s account unless requested by Charterer, in which case the cost shall be for Charterer’s account. Any change in Class shall be strictly subject to prior mutual agreement of the Parties. Any cost for change in Class after delivery of the FLNG Vessel under this Charter shall be for the account of the Party who requests the change of Class. Owner shall advise Charterer immediately, in writing, should the FLNG Vessel fail any inspection by the Classification Society or a Governmental Authority. Owner shall simultaneously advise Charterer of its proposed course of action to remedy the deficiencies that caused the failure of such inspection by the Classification Society or a Governmental Authority and/or the measures, which Owner proposes to take to comply with Applicable Law and Authorizations. If the FLNG Vessel at any time ceases to be classed by the Classification Society as provided in the FLNG Vessel Specifications as a direct result of a breach by Owner of its obligations in this Charter or such FLNG Vessel is required to dry-dock or otherwise depart the terminal to maintain class prior to the end of the Charter Term, then the FLNG Vessel shall be deemed to be unavailable and the Monthly Hire Fee shall be reduced to zero during such unavailability until the date that such Classification is reinstated in full. 17 2.5 FLNG Vessel Registry As of the Delivery Date, Owner shall cause the FLNG Vessel to be registered under the laws and flag of the Republic of Marshall Islands (the “Registry”). Owner shall maintain such Registry and ensure that the FLNG Vessel and Liquefaction Equipment complies with such Registry, at its expense throughout the Charter Term, except as may otherwise be agreed between Charterer and Owner. Consent by either Party to the other Party’s request for any change of Registry shall not be unreasonably withheld. All costs incurred in relation to a change in Registry prior to delivery of the FLNG Vessel under this Charter shall be for Owner’s account unless requested by Charterer, in which case the cost shall be for Charterer’s account. Any cost for change in Registry after delivery of the FLNG Vessel under this Charter shall be for the account of the Party who requests the change of Registry. Owner shall notify Charterer in the event of any change of Registry or change to the FLNG Vessel’s compliance therewith or maintenance thereof. 2.6 Name Change and Marking of FLNG Vessel Charterer may request a change in the name of the FLNG Vessel, which request shall not be made later than twelve (12) Months prior to the Scheduled Delivery Date, and shall be subject to Owner’s approval, such approval not to be unreasonably withheld. Upon its approval thereto, Owner shall at Charterer’s expense change the name of the FLNG Vessel in accordance with Charterer’s request. Owner shall consider any request by Charterer to change the name made later than twelve (12) Months before the Scheduled Delivery Date if reasonably practicable. Charterer may fly its house flag. Notwithstanding the foregoing, Owner may also fly its house flag atop Charterer’s house flag. 2.7 Importation of the FLNG Vessel/Customs/Foreign Trade. Charterer shall be responsible for conducting any administrative proceedings and legal requirements for the importation of the FLNG Vessel into Argentina to the Terminal and subsequent export of the FLNG Vessel upon redelivery hereunder; provided, that at Charterer’s request, Owner shall cooperate with Charterer and assist Charterer in conducting the foregoing procedures, including, but not limited to, by executing and delivering any papers, documents and instruments as may be necessary and appropriate in furtherance thereof. In all cases, Charterer shall be the importer of record for Argentinian customs purposes for the legal importation of the FLNG Vessel into Argentina, and subsequent exportation of the FLNG Vessel from Argentina (including, if applicable, any re-export and re- importation of the FLNG Vessel during the Charter Term required as a result of any legal requirements or conditions of any import permit obtained by Charterer hereunder), and shall pay all Taxes and costs and fees applicable to or arising out of the importation and subsequent exportation of the FLNG Vessel. No later than nine (9) Months before the Scheduled Delivery Date, Charterer shall designate a customs agent (the “Customs Agent”). The Parties shall each provide such 18 Customs Agent with the necessary authority to prepare and present to the applicable Argentinian Governmental Authority the necessary documentation for entry and clearance of the FLNG Vessel. Upon appointment of the Customs Agent, and subject to Clause 2.7.1, the Parties shall hold a meeting during which the Parties will establish the importation process and clearly define the responsibilities of each Party with respect to such importation process. Owner shall deliver the FLNG Vessel to Charterer at a location proximate to the Terminal to be designated by Charterer, with Charterer notifying Owner of such location at least sixty (60) Days prior to the Scheduled Delivery Date (such location the “Delivery Location”). The FLNG Vessel is to be cleared for import at the place of destination. All costs associated with Marine Services, shipping agents or any other person in respect of the delivery of the FLNG Vessel to the Terminal shall be invoiced directly to Charterer. Each Party shall use reasonable endeavours to cooperate in the optimization of the tax and regulatory structure for importation and exportation of the FLNG Vessel. 2.8 Authorizations Charterer shall obtain and maintain all Authorizations listed on Exhibit G. The obtaining and maintaining of any Authorization which may be required which is not expressly identified in this Charter shall be the responsibility of the Party who requires such Authorization to perform its obligations under this Charter. If Owner fails to comply with its obligation under Clause 2.8.4 and as a result Charterer fails to obtain, renew, comply with or maintain any Authorization and such failure results in reduced or no performance of the FLNG Vessel’s ability to send out LNG, such reduction in performance shall be treated in accordance with Clause 10 and Hire shall be reduced in accordance therewith without affecting Charterer’s termination rights pursuant to Clause 4.2.4. If the failure of Charterer to obtain any necessary Authorization required pursuant to Clause 2.8.1 results in a delay of performance under this Charter, such delay shall be a Charterer Delay Event, except to the extent that such delay is a result of Owner’s failure to provide to Charterer any document required to obtain such Authorization. Each Party shall use reasonable endeavours to assist the other Party in procuring and maintaining any Authorizations for which such Party is responsible pursuant to this Clause 2.8. 2.9 Conditions Precedent Except as expressly set forth to the contrary in this Charter, this Charter (other than this Clause 2.9 and Clauses 2.2.1, 2.10, 5.3.1, 5.3.2, 5.3.3, 15.1, 15.2, 15.3, 15.4, 15.5, 15.5.4, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26 and 27, which shall be in full force and effect as of the Execution Date) shall not become effective until the following conditions (the “Conditions Precedent”) have been satisfied or waived in accordance with this Clause 2.9 (the date on which all Conditions Precedent have been satisfied or waived, the “Effective Date”):

19 (i) Charterer has made a positive FID with regards to the Project; (ii) Charterer has received all LNG export permit(s) necessary to export LNG pursuant to this Charter; (iii) Charterer has obtained all applicable environmental approvals required to develop the Project; (iv) Charterer has applied for or obtained any applicable benefits of the Liquefied Natural Gas Promotion Bill (Proyecto de Ley de Promoción del Gas Natural Licuado) or the Regimen de Incentivo a Grandes inversiones, or any replacement legislation conferring similar benefits (as applicable), if such legislation is ultimately passed by the Argentinian Parliament; and (v) Charterer has fulfilled its credit support obligations in accordance with Clause 17.1.1. Promptly upon satisfaction of each of the applicable Conditions Precedent in Clause 2.9.1(i) to Clause 2.9.1(iv), Charterer shall notify Owner of such satisfaction. In the period from execution of this Charter until satisfaction of the Conditions Precedent, Charterer shall keep Owner informed of progress as to satisfaction of the Conditions Precedent in 2.9.1(i) to Clause 2.9.1(iv) on a Monthly basis and shall reply promptly to any request from Owner for an update as to status thereof. The Conditions Precedent in Clause 2.9.1(i) through 2.9.1(iv) are for the benefit of Charterer and may be waived only by Charterer. The Condition Precedent in Clause 2.9.1(v) is for the benefit of Owner and may be waived only by Owner. Charterer shall use reasonable endeavours to satisfy or procure the satisfaction of each Condition Precedent by [*****] (“CP Deadline”); provided that if (a) Charterer has applied for (i) the LNG export permit(s) necessary to export LNG pursuant to this Charter, (ii) all applicable environmental approvals required to develop the Project, and (iii) any applicable benefits of the Liquefied Natural Gas Promotion Bill (Proyecto de Ley de Promoción del Gas Natural Licuado) or the Regimen de Incentivo a Grandes Inversiones, or any replacement legislation conferring similar benefits (as applicable), if such legislation is ultimately passed by the Argentinian Parliament, and (b) has not received such approval(s), permit(s) and requested benefits by [*****], then the CP Deadline shall be automatically extended to [*****], and all Conditions Precedent continue to apply and Charterer shall continue to use reasonable endeavours to satisfy or procure satisfaction of each Condition Precedent. The Day on which all the Conditions Precedent have been satisfied or waived shall be the “CP Fulfillment Date”. In addition to such automatic extension of the CP Deadline set forth above, the Parties may extend the CP Deadline by mutual agreement. In the event that Charterer requests such a mutually agreed extension of the CP Deadline, the Parties shall meet and discuss in good faith regarding the extension for a period of no less than five (5) Business Days, and Charterer shall provide to Owner (i) an explanation for the delay in achieving the CP Fulfillment Date, and (ii) Charterer’s proposed plan and timeline on achieving the CP Fulfillment Date as expeditiously as practicable. If the Conditions Precedent in Clause 2.9.1(i) to 2.9.1(iv) have not been satisfied or waived by the CP Deadline (as extended pursuant to Clause 2.9.4 above), then at any time after the 20 CP Deadline (as so extended and following any extension discussion period requested pursuant to Clause 2.9.4), either Party may give the other Party notice of termination of this Charter, and Charterer shall pay Owner [*****] within fifteen (15) Business Days after receiving an invoice for such amount from Owner; provided that if the Day for such payment is not a Banking Day, such payment shall be due and payable on the next Banking Day. Other than Charterer’s payment of the foregoing sum, any such termination shall be without further liability to either Party, save in respect of liability already accrued in respect of any breach of those provisions which have been effective as from the Execution Date as listed in Clause 2.9.1. Notwithstanding anything else in this Charter, if Charterer has not issued the Reservation Notice to Owner prior to [*****], either Party may terminate this Charter on or before [*****], and no further liability shall accrue to either Party from the date of such termination. In the event that neither Party serves such notice on or before [*****], this Charter shall remain in effect, the CP Deadline will continue to apply in accordance with Clause 2.9.4, and Clause 2.10 shall not apply. 2.10 Substitute Vessel As of the Execution Date, Owner intends to utilize the Hilli Episeyo as the FLNG Vessel. Charterer may issue the Owner with a Reservation Notice at any time from the Execution Date until [*****]. Prior to and in absence of Charterer’s issuance of a Reservation Notice to Owner, Owner shall have the right (but not the obligation) to replace the FLNG Vessel with a substitute vessel (the “Substitute Vessel”) with a production capacity equal to or greater than the Nameplate Capacity; provided that: (i) the Substitute Vessel meets performance standards and other obligations and criteria with respect to the FLNG Vessel as set forth in this Charter; and (ii) the Substitute Vessel is designated before the Effective Date of this Charter, unless otherwise agreed. Owner’s notice of its intent to utilize a Substitute Vessel shall designate the Delivery Date for such Substitute Vessel, and such Delivery Date shall in no event be before [*****] and no later than [*****]. Upon the notification from Owner of the provision of a Substitute Vessel, the Parties shall negotiate in good faith for a period of at least [*****] regarding the necessary amendments to this Charter that are necessary to accommodate the Substitute Vessel. The Monthly Hire Fee of the Substitute Vessel shall be equal to the Monthly Hire Fee calculated in accordance with Clause 6.1.1; provided that, to the extent the performance tests for any Substitute Vessel determine that the Substitute Vessel will have LNG production capacity higher than the Nameplate Capacity, and if Charterer utilizes such extra capacity, then the Monthly Hire Fee shall be increased by an amount equal to: [*****]. If the Parties do not reach an agreement in such negotiation period, then, either Party may terminate this Charter by providing [*****] notice to the other Party, and no further liability shall to either Party from the effective date of such termination. 2.11 Right of First Offer Effective as of the CP Fulfillment Date, until the second anniversary of the Effective Date, Charterer shall have a right to hire any floating LNG production unit that Owner has entered into a binding agreement with a shipyard to construct or convert an existing LNG vessel (other than any such unit for which Owner is developing in connection with an agreement with a third party charterer) (a “Spec Project”), subject to the terms of this Clause 2.11. 21 Promptly upon entering into such binding agreement to proceed with a Spec Project, Owner shall provide written notice to Charterer, and such notice shall include all materially relevant, available information regarding such Spec Project that is reasonably necessary for Charterer to make a decision whether or not to exercise its right to hire such Spec Project (including hire rate, storage capacity, throughput capacity, retainage rate, estimated O&M costs, and term of hire) (“Spec Project Terms”). Charterer’s right to elect to hire such Spec Project shall expire, if not exercised, within [*****] of the date that the Owner provides written notice regarding the existence of such Spec Project (the “ROFO Period”). If so exercised, the Parties shall negotiate in good faith to finalize the applicable hire agreement as soon as reasonably practicable, provided such hire shall not be conditioned on any condition precedent in respect of Charterer. If Charterer declines its option or otherwise fails to exercise its right to hire the Spec Project during the ROFO period, then Owner shall be free, without restriction, to deal with the Spec Project without any restriction, provided that if at any point during the Charter Term, Owner agrees to terms of hire materially more favorable to prospective customers than the Spec Project Terms to any other charterer, then Owner shall be liable to pay liquidated damages in the amount of [*****] to Charterer. For the avoidance of doubt, such payment shall be Charterer’s sole and exclusive remedy in connection with this Clause 2.11. Description and Condition of FLNG Vessel and Terminal 3.1 FLNG Vessel Condition Owner warrants to Charterer in respect of the FLNG Vessel that as of the Commercial Start Date and during the Charter Term: the FLNG Vessel shall comply with the FLNG Vessel Specifications, Applicable Law, International Standards and applicable Authorizations in all material respects; the FLNG Vessel shall be in every way fit to receive, handle, store, discharge and measure Gas and to store, discharge and measure LNG, respectively, safely and in bulk and shall be suitable for all operations contemplated by this Charter; the FLNG Vessel shall be in good working order and condition; the FLNG Vessel is equipped with tank gauges and devices (both primary and secondary) for measuring temperature, send-out rate, level and pressure which conform to generally acceptable practice in the use and service in which the FLNG Vessel is to be engaged (including the liquefaction of Feed Gas) and which are customarily maintained on board floating LNG vessels capable of liquefying LNG and which comply with Applicable Law, International Standards and Authorizations; the FLNG Vessel is equipped with VHF radiotelephone, satellite communications earth station, electronic mail capability, and such other radio telecommunication or other instantaneous communications equipment as may be required by the Registry and with a computer capable of maintaining and transmitting Charterer’s logs and other shipboard documents required to be transmitted via electronic mail to Charterer. 22 3.2 Owner’s Obligations Post-Delivery Unless caused by Charterer, and notwithstanding Charterer’s rights under Clause 5, Owner shall be responsible for ensuring the FLNG Vessel throughout the Charter Term is able to receive Feed Gas and produce LNG up to the Guaranteed Available Capacity. Owner shall use commercially reasonable endeavours to ensure that the FLNG Vessel throughout the Charter Term is able to produce annual quantities of LNG up to the Nameplate Capacity. Unless caused by Charterer, Owner shall be responsible for the costs of repairs to the FLNG Vessel, her machinery or appurtenances and/or replacements to her machinery or appurtenances occasioned by latent defects in the FLNG Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter. In the case of any Casualty Loss to the FLNG Vessel that is not a Constructive Total Loss or a Total Loss, Owner shall be responsible for the cost of the restoration or repair of such Casualty Loss, unless arising out of any gross negligence or willful misconduct of any member of Charterer’s Indemnitee Group. Prior to carrying out any work contemplated under Clause 3.2.2 or Clause 3.2.3 and if any such work impairs the FLNG Vessel’s ability to perform the Charter, Owner shall consult with Charterer and shall use reasonable endeavours to accommodate requests from Charterer as to the dates on which the FLNG Vessel shall be taken out of service and shall return to service. Owner shall use reasonable endeavours to schedule any work required as a result of Owner’s obligations under Clause 3.2.2 or Clause 3.2.3 between [*****] and [*****] in each Contract Year. Notwithstanding anything to the contrary in Clause 15, if the FLNG Vessel becomes a wreck and is an obstruction to navigation and has to be removed by order of any Governmental Authority having jurisdiction over the area where the FLNG Vessel is placed or as a result of Applicable Law, Owner and Charterer shall share liability in equal proportions for any and all expenses in connection with the salvage, raising, removal, destruction, lighting or marking of the FLNG Vessel, unless, and to the extent that such liability arises out of: (i) any gross negligence or willful misconduct of any member of the Charterer’s Indemnitee Group, in which case Charterer shall be wholly responsible for such expenses or (ii) any gross negligence or willful misconduct of any member of the Owner’s Indemnitee Group, in which case Owner shall be wholly responsible for such expenses. 3.3 FLNG Vessel Specifications; Terminal Specifications; Compatibility Owner shall provide to Charterer the FLNG Vessel Specifications before the earlier of (i) two (2) Months after the date that the Charterer provides Owner with a Reservation Notice or (ii) [*****]. Subject to: (a) Owner’s compliance with the foregoing; and (b) anything to the contrary specified in the other provisions of this Clause 3.3, Charterer shall be responsible for ensuring that the Terminal will be, and at all times remains, compatible with the FLNG Vessel. Without prejudice to the foregoing if any issue of compatibility of the FLNG Vessel with the Terminal arises, Owner and Charterer shall discuss the FLNG Vessel Specifications and the Terminal Specifications in good faith and each use its respective, reasonable endeavours to help achieve compatibility. On or before [*****], Charterer shall notify Owner of the Terminal Specifications, and Owner shall, as soon as possible but no later than twenty (20) Days after receiving such notification, confirm if the Terminal Specifications are compatible with the FLNG Vessel Specifications, or provide

23 any objections and supporting information therefor. If Owner does not provide a reply by the aforementioned deadline, the Terminal Specifications shall be deemed approved by Owner. Owner shall not modify the FLNG Vessel in such a manner that would render it incompatible with the Terminal Specifications unless such modification is required by a Change in Law (in which case Clause 3.4 shall apply). If Charterer makes any modification to the Terminal that renders it incompatible with the FLNG Vessel, Charterer shall compensate Owner for the reasonable cost of modifying the FLNG Vessel to be compatible with the modified Terminal through an adjustment to Hire amortizing the cost of such modification over the remainder of the term of the Charter assuming a [*****] internal rate of return. Owner shall use reasonable endeavours to effect such modifications to the FLNG Vessel, and Hire shall remain due and owing while the Terminal and/or FLNG Vessel undergoes any such modifications. 3.4 Change in Law To the extent not otherwise provided for under this Charter, Owner shall bear the cost of any modifications required to be made to the FLNG Vessel due to changes required by the Classification Society or, subject to Clause 3.4.4, any Change in Law other than an Argentinian Change in Law. Charterer shall bear the cost of any modifications required to be made to the FLNG Vessel due to any Argentinian Change in Law; provided, however, that if such modification is due to the implementation of any of the LNG Terminal Standards referenced in sub-clauses (ii) through (v) of the definition of “LNG Terminal Standards”, such cost shall be borne by Owner. To the extent the referred cost must be borne by Charterer, Owner shall invoice it to Charterer in accordance with Clause 7.2 hereof, following receipt by Owner of corresponding invoices from relevant suppliers or subcontracts. Any Taxes applicable to such costs shall be borne by Charterer and the invoice may contain provision for a tax gross-up, if applicable, in which case Clause 8.2. shall apply, mutatis mutandis. In the event of any Specified Change in Law, Charterer may request Owner to engage in discussions regarding the impact of, and any mitigating actions that can be taken in response to, such Specified Change in Law, in which case the Parties shall discuss the matter in good faith for [*****], plus an additional period of [*****] at the option of Charterer, or such other period of time agreed by the Parties. If these discussions do not yield a resolution satisfactory to Charterer, Charterer shall have the right to terminate this Charter with immediate effect upon notice to Owner. Following such termination, Charterer shall pay as liquidated damages [*****] in twelve equal monthly and consecutive instalments, starting from the month of termination, which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 3.4.3. Following such termination, the Parties shall cooperate in good faith on the pursuit of any claims against relevant Governmental Authorities as a result of such Specified Change in Law. Furthermore, to the extent that any Change in Law results in Incremental Costs that will increase the Hire by an average of more than [*****] per Contract Year for the remainder of the Charter Term, or results in an increase of [*****] in any Contract Year Charterer shall have the right to terminate this Charter by providing at least [*****] notice to Owner; 24 provided, however, that if Owner agrees to bear the costs in excess of the amounts set forth in the preceding sentence, then Charterer shall not have the right to terminate this Charter as a result of such Incremental Costs. If this Charter is terminated under this Clause 3.4.4 no further liability shall accrue to either Party from the date of such termination. 3.5 Title and Risk of Loss of Feed Gas and LNG Owner shall bear no risk of loss of Feed Gas or LNG, including Commissioning Gas. At no time shall title to Feed Gas, including Commissioning Gas, pass to Owner. 3.6 Charterer’s Responsibilities Charterer shall be responsible for provision of the following services: the construction of the Terminal by the Scheduled Delivery Date; providing necessary Commissioning Gas and lifting produced LNG during commissioning and the Performance Test; providing or procuring provision of pilot, fire boats and tugs required for LNG Ship operations, escort vessels and security measures (including guard vessels), and any other assistance required in order for LNG Ships to reach and be properly moored, stay, and operate at, and leave the Loading Port, including the payment of any Port Charges for such services; providing or procuring provision of pilot, fire boats and tugs required for the FLNG Vessel operations, escort vessels and security measures (including guard vessels), and any other assistance required in order for the FLNG Vessel to be properly moored, stay, and operate at, and leave the Loading Port, including the payment of any Port Charges for such services; and management and coordination of the preparation of all environmental impact assessments together with the implementation of any corresponding environmental review processes required by all applicable International Standards; provided that Owner shall provide reasonable cooperation in implementing any such environmental review processes consistent with its obligations set forth in this Charter. Charter Term 4.1 Initial Period The initial term of service for the FLNG Vessel under this Charter shall be from the Commercial Start Date until date falling on the twentieth (20th) anniversary of the Commercial Start Date (the “Initial Period”), save that any period of Deemed Performance shall be deducted from the Initial Period. The “Charter Term” shall consist of the Initial Period, plus any extension of the Initial Period as may be mutually agreed by the Parties in writing. 4.2 Termination for Owner Default In the event that: 25 the FLNG Vessel fails to achieve any of the Required Performance Levels by the end of the Defects Correction Period pursuant to Clause 5.5.3; Owner fails to tender the Availability Notice within [*****] after the Delivery Date notified per Clause 5.3.4; without Charterer’s approval, the FLNG Vessel is subject to Arrest as a consequence of any claim or event other than a claim arising by, through or under acts, deeds or omissions of Charterer and is not released for any reason from such Arrest within [*****] after being Arrested, unless Owner is using reasonable endeavours to secure the release of the FLNG Vessel, in which case, subject to Clause 4.2.6, the time limit shall be extended to [*****]; Owner breaches any term of this Charter and such breach is the preponderant cause of Charterer’s failure to obtain any Authorization that is the responsibility of Charterer or is the preponderant cause for any such Authorization to expire, be revoked or to be modified in a material respect, and such failure continues for a period of up to [*****]; Owner fails or refuses to obtain and/or to maintain any of the insurances required under Clause 14; provided, that if, upon notice of such default, Owner diligently proceeds to cure such default, then, Owner shall have up to [*****] after notice of such breach from Charterer to cure the breach; the FLNG Vessel is subject to a Capacity Unavailability for the period described in Clause 10.3, subject to the exceptions set out therein; Owner causes a Total Loss or Constructive Total Loss of the FLNG Vessel; Owner fails to obtain or maintain in full force and effect any credit support required pursuant to Clause 17.1 (unless, within [*****] after the commencement of such failure, Owner obtains credit support that meets the requirements of Clause 17.1); Owner is subject to a Bankruptcy Event; or Owner fails to pay any amounts in excess of [*****] owing hereunder to Charterer that are not subject to a Dispute and such failure to pay is not cured within [*****] after Owner’s receipt of notice thereof from Charterer, then Owner shall be in default under this Charter (“Owner Default”) and, in addition to any other rights Charterer may have, Charterer may, in its sole discretion, terminate this Charter by written notice to Owner. Such termination shall be effective when the FLNG Vessel is free of LNG (other than LNG Heel), subject to Charterer’s obligation to discharge such LNG within a reasonable time; provided that all costs in connection with the discharge of such LNG shall be borne by Owner and, provided, further, that Charterer shall have no obligation to pay the Monthly Hire Fee during any period following Charterer’s written notice of default to Owner. Upon termination of this Charter due to an Owner Default, Owner shall immediately pay Charterer liquidated damages for Owner Default (“LDOD”) equal to [*****], which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 4.2. 4.3 Termination for Charterer Default In the event that: 26 Charterer fails to pay any amounts in excess of [*****] owing hereunder to Owner that are not subject to a Dispute and such failure to pay is not cured within [*****] after Charterer’s receipt of notice thereof from Owner; Charterer is subject to a Bankruptcy Event; Charterer causes a Total Loss or Constructive Total Loss of the FLNG Vessel; any credit support required pursuant to Clause 17.1 is not obtained or ceases to be in full force and effect (unless, within [*****] thereafter, such credit support is obtained or a replacement credit support equal in scope and value to the original credit support and by a Person reasonably acceptable to Owner is substituted for the original credit support no longer in effect); Charterer (a) fails to obtain any Authorization that is the responsibility of Charterer to obtain and is necessary for Charterer to comply with, or if any such Authorization is revoked, withheld or expires or is modified in a material respect or (b) breaches any term of this Charter and such breach is the preponderant cause of Charterer's failure to obtain any Authorization that is the responsibility of Charterer or is the preponderant cause for any such Authorization to expire, be revoked or to be modified in a material respect, and with respect to both subclauses (a) and (b) of this Clause 4.3.5, such failure results in Owner’s inability to connect the FLNG Vessel with the Terminal or otherwise moor the FLNG Vessel at the Terminal for a period of [*****] or more; without Owner’s approval, the FLNG Vessel is subject to Arrest as a consequence of any claim or event arising by, through or under acts, deeds or omissions of Charterer and is not released for any reason from such Arrest within [*****] after being Arrested, unless Charterer is using reasonable endeavours to secure the release of the FLNG Vessel, in which case the time limit shall be extended to [*****]; then Charterer shall be in default under this Charter (“Charterer Default”) and, in addition to any other rights Owner may have, Owner may, in its sole discretion, terminate this Charter by written notice to Charterer. Such termination shall be effective when the FLNG Vessel is free of LNG (other than LNG Heel), subject to Charterer’s obligation to discharge such LNG within a reasonable time and to pay Monthly Hire Fee during any period prior to discharge of the LNG in accordance with Clause 7.5. Upon termination of this Charter due to a Charterer Default, Charterer shall immediately pay Owner liquidated damages for Charterer Default (“LDCD”) equal to:(a) until the second anniversary of the Commercial Start Date, [*****] and (b) thereafter, the liquidated damages shall be reduced by [*****] on each anniversary of the Commercial Start Date, including the second (2nd) anniversary, but in no event shall be less than [*****], which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 4.3. 4.4 Termination for Loss of FLNG Vessel Should the FLNG Vessel be a Total Loss, this Charter shall terminate and payment of Hire shall cease at 12:00 hours local time (at the Loading Port) on the Day of her loss. Should the FLNG Vessel be a Constructive Total Loss, this Charter shall be deemed terminated as of 12:00 hours local time (at the Loading Port) on the Day during which the FLNG Vessel was damaged and the payment of Hire shall cease at such date and time. Notwithstanding the foregoing, if (i) there is a Total Loss or a Constructive Total Loss of the FLNG Vessel due to a default by Owner, this Charter

27 shall be terminated in accordance with Clause 4.2; or (ii) there is a Total Loss or a Constructive Total Loss of the FLNG Vessel due to a default by Charterer, this Charter shall be terminated in accordance with Clause 4.3 and in each case without prejudice to any remedies available to the respective Parties under this Charter or in accordance with Applicable Law. 4.5 Payment Upon Default and Termination Upon termination for an Owner Default or Charterer Default, such Owner Default or Charterer Default shall be deemed a breach of this Charter and the non-defaulting Party shall have the right to recover all remedies available at law or at equity relating to such breach (except to the extent excluded pursuant to Clauses 15.4, 15.5 or 15.5.4) and shall have the right to immediately draw down on any outstanding credit support issued in the non-defaulting Party’s favor pursuant to this Charter in order to cover amounts owing to the non-defaulting Party, including, in respect of Charterer, the payment of the LDCD, and in respect of Owner or the payment of the LDOD. 4.6 Termination for Convenience Charterer shall have the right to terminate this Charter by issuing a written early termination notice to Owner, subject to the following conditions: (i) such termination notice shall be delivered by Charterer to Owner no later than the ninth (9th) anniversary of the Commercial Start Date; (ii) the termination shall have all the effects of this Charter reaching the end of its Charter Term on the date of termination and shall not constitute either an Owner Default or a Charterer Default; (iii) after the date of delivery of the termination notice and until the date of redelivery of the FLNG Vessel in accordance with Clause 5.7 the Parties shall remain bound by the terms of this Charter; (iv) the termination shall become effective on the twelfth (12th) anniversary of the Commercial Start Date and the Monthly Hire Fee shall remain payable in accordance with this Charter up until such termination date; and the Charterer shall pay the Owner liquidated damages in the amount of [*****] (the “Early Termination Payment”) on such termination date which shall represent the sole and exclusive remedy of Owner in case of termination of this Charter pursuant to this Clause 4.6. 4.7 Special Termination Rights The Parties agree that they will provide and negotiate in good faith Exhibits C (Performance Test Principles), (G (Authorizations), H (Owner’s Insurance Requirements), I (Nameplate Capacity) and K (Retainage Allowance) to this Charter which currently remain under consideration by the Parties. The Parties will use reasonable endeavours to provide, negotiate and agree such Exhibits within sixty (60) days from the Execution Date. If Parties do not reach an agreement pursuant to Clauses 4.7.1 and 4.7.2, then either Party may terminate this Charter by notifying the other Party. Such termination shall become effective on the date of notification and shall not constitute either an Owner Default or a Charterer Default. Delivery and Redelivery 5.1 Inspections and Tests Prior to Delivery Upon obtaining Owner’s prior consent, which consent shall not be unreasonably withheld or delayed, a reasonable number of Charterer’s Representatives may, at Charterer’s sole 28 risk and expense, attend factory and in-yard performance tests of major equipment, dock trials, sea trials, gas trials and all other performance tests conducted outside the Loading Port (including engineering offices) (the “Off-Site Tests”). The Parties acknowledge and agree that certain tests may occur subsequent to the arrival of the FLNG Vessel at the Loading Port (the “On-Site Tests”), for which a reasonable number of Charterer’s Representatives shall have the same attendance rights as those set forth in Clause 5.1.1; provided Owner shall provide Charterer with at least ten (10) Days’ prior notice of any such On-Site Tests. For the avoidance of doubt, the On-Site Tests exclude the Performance Test. In addition to the attendance rights set forth in Clause 5.1.1 and 5.1.2, from the Effective Date and upon obtaining Owner’s prior consent, which consent shall not be unreasonably withheld or delayed, a reasonable number of Charterer’s Representatives may, at Charterer’s sole risk and expense, inspect or re-inspect (as the case may be) the FLNG Vessel, and in connection therewith, Owner shall provide reasonably requested access to: (i) the FLNG Vessel’s hull, Liquefaction Equipment, compressor rooms, engine rooms, cargo control rooms, navigation bridge and deck areas, engine and all other spaces (excluding cargo tanks) and equipment throughout the FLNG Vessel; and (ii) all log books, on board construction records and schedules, records of surveys by the Classification Society (and any relevant Governmental Authority) and the FLNG Vessel’s operating procedures, provided that Charterer (and Charterer’s Representatives) shall carry out any such inspection without causing any material adverse impact to the safe and efficient construction, commissioning, start-up, maintenance and operation of any portion of the FLNG Vessel, and Charterer shall cause any Person accessing the FLNG Vessel on behalf of Charterer for the purposes of such inspection to comply with all health, safety and security procedures of Owner, which may include such Person(s) providing written acknowledgement of such procedures and signing letters of indemnity. Charterer shall indemnify and hold harmless Owner and its Affiliates from any claims and losses resulting from Charterer’s (and Charterer’s Representatives’) attendance to any Off- Site Test, On-Site Test, or inspection of the FLNG Vessel. 5.2 Delivery and Delivery Date Owner shall deliver the FLNG Vessel to Charterer safely afloat at the Delivery Location and the date on which the FLNG Vessel arrives at the Delivery Location shall be the “Delivery Date”, which shall be scheduled pursuant to Clause 5.3. Owner shall ensure that the FLNG Vessel’s tanks are in a condition to be agreed by the Parties at the Delivery Location on the Delivery Date. 5.3 Availability Notice, Delivery Windows and Commercial Start Date On or before [*****], Owner shall notify Charterer (the “Notification Date”) of its election of a three (3) Month window (the “First Window”) within which the Delivery Date is intended to occur; which election shall either be for the window from [*****] or 29 for the window from [*****]. If Owner fails to provide timely notice to Charterer pursuant to this Clause 5.3.1, the First Window shall be from [*****]. Owner shall notify Charterer at least [*****] before the commencement of the First Window of a [*****] Month window within the First Window (the “Second Window”), within which the Delivery Date is intended to occur. If Owner fails to provide timely notice to Charterer pursuant to this Clause 5.3.2, the Second Window shall commence on the date that is [*****] prior to the end of the First Window. Owner shall notify Charterer at least [*****] before the commencement of the Second Window period of a [*****] window within the Second Window (the “Final Window”) within which the Delivery Date is intended to occur. If Owner fails to provide timely notice to Charterer pursuant to this Clause 5.3.3, the Final Window shall commence on the date that is [*****] Days prior to the end of the Second Window. Owner shall notify Charterer, at least [*****] Days before the commencement of the Final Window period, of the adjusted Scheduled Delivery Date, which shall be a Day which falls within the Final Window. If Owner fails to provide timely notice to Charterer pursuant to this Clause 5.3.4, the adjusted Scheduled Delivery Date shall be the final Day of the Final Window. Owner shall promptly notify Charterer as soon as the FLNG Vessel is scheduled to disembark its final port of call prior to arrival at the Terminal for delivery under this Charter (the “Availability Notice”). The “Commercial Start Date” shall be determined as follows: (i) if Owner has elected [*****]: if the FLNG Vessel is commissioned and has demonstrated the Required Performance Levels by way of the successful completion of the Performance Test by [*****], the Commercial Start Date shall be the date on which Charterer becomes obligated to issue the Certificate of Acceptance; or if the FLNG Vessel is commissioned and has demonstrated the Required Performance Levels by way of the successful completion of the Performance Test after [*****], the later of the date on which Charterer becomes obligated to issue the Certificate of Acceptance [*****]; and (ii) if Owner has elected a [*****], the Commercial Start Date shall be the later of the date on which Charterer becomes obligated to issue the Certificate of Acceptance and [*****]. 5.4 Commissioning Gas No later than [*****] after Owner’s nomination of the Final Window in accordance with Clause 5.3.3, Charterer shall propose the schedule for the provision of Feed Gas for use in the commissioning of the FLNG Vessel and the completion of the Performance Test (“Commissioning Gas”). 30 Not later than [*****] after receipt of Charterer’s proposed schedule provided under Clause 5.4.1, Owner and Charterer shall agree on the schedule for provision of Commissioning Gas, which shall be provided by Charterer on an interruptible basis. Charterer shall ensure that Commissioning Gas delivered to Owner at the Gas Receipt Point meets the FLNG Vessel Specifications. Commissioning Gas shall be metered and measured in accordance with the same procedures applicable to Feed Gas. Charterer shall promptly notify Owner if Charterer anticipates or otherwise determines prior to delivering Commissioning Gas that such Commissioning Gas is expected not to comply with the FLNG Vessel Specifications, and such Gas shall be considered off-spec Commissioning Gas (“Off-Spec Commissioning Gas”), which Owner may accept or reject in its sole discretion. If Off-Spec Commissioning Gas is delivered to Owner without Owner being made aware of the fact that such Off-Spec Commissioning Gas does not comply with the FLNG Vessel Specifications, or without Owner being made aware of the actual extent to which such Off- Spec Commissioning Gas does not comply with the FLNG Vessel Specifications, then: (i) if Owner is able, using reasonable endeavours, to treat the Off-Spec Commissioning Gas to meet the FLNG Vessel Specifications, then Owner shall treat such Off-Spec Commissioning Gas and Charterer shall reimburse Owner for all costs incurred by Owner in treating such Off-Spec Commissioning Gas; or (ii) if Owner determines in good faith that it cannot, using reasonable endeavours, treat such Off-Spec Commissioning Gas to meet the FLNG Vessel Specifications, then: Owner shall be entitled to reject such Off-Spec Commissioning Gas by giving Charterer notice of such rejection as soon as practicable, and in any case within seventy-two (72) hours after Charterer notifies Owner in writing that such Gas is Off-Spec Commissioning Gas or the actual extent to which such Off-Spec Commissioning Gas does not comply with the FLNG Vessel Specifications; and Owner shall be entitled to either, as Owner deems appropriate, acting as a Reasonable and Prudent Operator: (A) flare such Off-Spec Commissioning Gas or (B) liquefy such Off-Spec Commissioning Gas. In the event that Owner flares the Off-Spec Commissioning Gas, Charterer shall bear the loss of such flared Off-Spec Commissioning Gas. In the event that Owner liquefies the Off-Spec Commissioning Gas, Charterer shall lift the LNG produced therefrom. Subject to Clauses 15.1.1 and 15.2.1, Charterer shall reimburse Owner in respect of and indemnify and hold harmless Owner for any damage to the FLNG Vessel caused as a result of the delivery of such Off-Spec Commissioning Gas. The supply of Off-Spec Commissioning Gas pursuant to Clause 5.4.4 or 5.4.5 shall constitute a Charterer Delay Event.

31 5.5 Performance Test and Certificate of Acceptance Owner shall provide Charterer all assistance reasonably required for mooring of the FLNG Vessel and to conduct performance tests of the Terminal, and Charterer shall provide Owner all assistance reasonably required in connection with commissioning and the Performance Test (in accordance with the Performance Test Protocol) of the FLNG Vessel. Owner shall promptly report the results of the Performance Test in writing to Charterer. If the FLNG Vessel meets or exceeds the Required Performance Levels, Charterer shall accept the FLNG Vessel and promptly execute and deliver a Certificate of Acceptance to Owner. The Certificate of Acceptance signed by or on behalf of Charterer shall include confirmation of the quantity of bunkers and LNG Heel on board the FLNG Vessel, and serve as a definitive and irrevocable record of Charterer’s acceptance of the FLNG Vessel. If the FLNG Vessel fails the Performance Tests or fails to achieve the Required Performance Levels within [*****] after the Scheduled Delivery Date, Owner shall have [*****] from the date that falls [*****] days after the Scheduled Delivery Date (the “Defects Correction Period”) as such period may be extended on a day for day basis as a result of Force Majeure or any Charterer Delay Event, to pass the Performance Test; provided that, if at the end of the Defects Correction Period (as extended, if applicable), the FLNG Vessel has not been able to demonstrate that it is able to achieve the Required Performance Levels by passing the Performance Test, then: (i) Charterer shall have the right, acting in its own discretion, to reject the FLNG Vessel and terminate this Charter pursuant to Clause 4.2.1 within [*****] after the Defects Correction Period, in which case Clause 5.6 shall apply; and (ii) if Charterer elects not to terminate this Charter pursuant to Clause 5.5.3(i) within [*****] after the Defects Correction Period, the Commercial Start Date shall be deemed to occur at the end of such period and the FLNG Vessel will be deemed to be on Hire from that date, but a Capacity Unavailability will apply pursuant to Clause 10 until the Day that the FLNG Vessel meets or exceeds the Required Performance Levels. Notwithstanding the foregoing, Owner shall pay to Charterer [*****] per Day during the Defects Correction Period. If Charterer elects to terminate this Charter according to Clause 5.5.3(i), then Clause 5.6 shall apply. Charterer’s remedies under this 5.5.3 shall be Charterer’s sole and exclusive remedy for delay in delivery or commissioning of the FLNG Vessel except in the event such delay is attributable to the Willful Breach of this Charter by Owner. Subject to Clause 15.5.2, the maximum aggregate liability of Owner to Charterer under this Clause 5.5.3 shall not exceed [*****]. Upon reaching the aforementioned liability cap, Charterer shall have the option to (x) terminate this Charter by notifying Owner, or (y) reduce the X component of the Monthly Hire Fee on and from the date on which the liability cap has been reached proportionately to reflect the reduction in actual performance levels as compared to the Required Performance Levels. If, as a result of one (1) or more Charterer Delay Event, Owner is unable to demonstrate that the FLNG Vessel meets the Required Performance Levels within [*****] of the 32 Delivery Date, then the FLNG Vessel shall be deemed to have passed the Performance Test (“Deemed Performance”, and such date, the “Deemed Performance Date”) and Hire shall be payable on and from the Deemed Performance Date. On and from the Deemed Performance Date, Charterer shall use reasonable endeavours to cure the Charterer Delay Event(s) causing the inability of the FLNG Vessel to demonstrate that it is able to meet the required Performance Levels. Once Charterer cures such Charterer Delay Event and Owner is able to conduct the Performance Test, Deemed Performance shall end and Owner shall promptly conduct the Performance Test. If the FLNG Vessel subsequently fails the Performance Test following a period of Deemed Performance, Owner shall reimburse Charterer for any Hire paid during the period of Deemed Performance pursuant to Clause 5.5.4 and, subject to Clause 5.5.6, Clause 5.5.3 will apply. If one or more Charterer Delay Event has prevented the FLNG Vessel from being able to demonstrate its ability to achieve the Required Performance Level for [*****] from the Deemed Performance Date, Owner will no longer be required to conduct the Performance Test and the FLNG Vessel will be deemed to have successfully completed the Performance Test and achieved the Required Performance Levels. Notwithstanding the foregoing, if the FLNG Vessel does not achieve the Required Performance Levels within [*****] of the Deemed Performance Date (or a later date to take into account any Charterer Delay Event), the Parties shall ratably reduce the X component of the Monthly Hire Fee on and from the date [*****] from the Deemed Performance Date proportionately to reflect the reduction in actual performance levels as compared to the Required Performance Levels. 5.6 Rejection of FLNG Vessel If Charterer has elected to reject the FLNG Vessel and terminate this Charter in accordance with Clause 5.5.3 (such date of termination, as the case may be, being the “Rejection Date”) Owner shall be liable to pay Charterer liquidated damages equal to the LDOD, then: On and from the Rejection Date, no Monthly Hire Fee shall be payable by Charterer to Owner under this Charter; Owner shall promptly notify Charterer in writing of the amount of LNG remaining on the FLNG Vessel at the Rejection Date (the “Remaining LNG”) and the period of time it would take for the FLNG Vessel to unload or dispose such Remaining LNG; Charterer shall have the right to require Owner, as soon as reasonably practical, and in compliance with safety and other applicable regulations, to remove the FLNG Vessel from the Terminal (with Charterer arranging the export of the FLNG Vessel with relevant Governmental Authorities) and all costs and fees and Taxes associated with any exportation of the FLNG Vessel from Argentina will be borne by Owner; and Charterer’s termination of this Charter in accordance with Clause 5.5.3 shall not prejudice Charterer’s other rights under this Charter, including under Clause 5.6.1 and 5.6.3. Subject to Clause 15.5.2, this Clause 5.6 shall represent the sole and exclusive remedy of Charterer in case of termination of this Charter pursuant to Clause 5.5.3. 33 5.7 Redelivery Unless otherwise agreed by the Parties or directed by Charterer pursuant to Clause 5.9, the FLNG Vessel shall remain at the Loading Port until the end of the Charter Term. Upon termination or expiry of this Charter, Charterer shall procure that the FLNG Vessel promptly departs from the Loading Port in accordance with Applicable Law and a Certificate of Redelivery shall be completed and signed on behalf of Owner and Charterer confirming the date and time of redelivery. In the case of expiry of this Charter, the date and time of redelivery of the FLNG Vessel shall be the final Day of the Charter Term at 23:59 hours local time for the Terminal. In the case of termination of this Charter, the date and time of redelivery shall be as soon as is reasonably practicable. 5.8 Bunkers and LNG Heel on Delivery and Redelivery Charterer shall accept and pay for all bunkers in the FLNG Vessel at the Commercial Start Date and all LNG Heel in the FLNG Vessel on the Delivery Date. Upon redelivery, Owner shall accept and pay for all bunkers and LNG Heel in the FLNG Vessel (or any other amount of LNG that remains in cargo tanks and is accepted by Owner). Payment for fuel and LNG pursuant to this Clause 5.8.1 shall be, in the case of LNG, in accordance with recent reasonable and documented cost for such LNG, and in the case of bunkers, in accordance with the reasonable and documented prices paid for such bunkers during the FLNG Vessel’s most recent fueling. The FLNG Vessel shall be redelivered with not less than one thousand five hundred (1,500) tons of fuel oil and five hundred (500) tons of marine diesel oil; and: (i) cargo tanks containing LNG Heel of at least three thousand Cubic Meters (3,000 m3); and (subject to a maximum amount of residual LNG from operations that remains in cargo tanks to be deemed acceptable to Owner) (ii) cargo tanks containing natural gas vapor, or (iii) cargo tanks in a gas free condition, as determined by Owner and notified in writing by Owner to Charterer; provided, however, that where redelivery is to occur due to expiry of this Charter, Owner shall give Charterer reasonable notice of its election of one of the above options prior to redelivery, and Charterer shall use reasonable endeavours to comply with such request. Upon termination or expiry of this Charter, if Charterer does not comply with this Clause 5.8, then the Hire (prorated on an hourly basis) shall be payable until Charterer has fulfilled such obligations in this Clause 5.8. 5.9 Redeployment Subject to Clause 5.9.2, Charterer shall deploy the FLNG Vessel at the Terminal. 34 Charterer may request, no more frequently than once in any given five (5) Contract Year period, by notice to Owner, that Owner re-deploy the FLNG Vessel to an alternative location other than the Terminal, provided all the following conditions are met: (i) Feed Gas from such alternative location shall comply with the FLNG Vessel Specifications or otherwise be compatible with the FLNG Vessel to ensure that the FLNG is capable of producing LNG meeting the FLNG Vessel Specifications; (ii) Charterer has agreed to reimburse Owner for any and all documented incremental costs and expenses incurred by Owner or any of its Affiliates as a result of relocating, re-delivery, and re-commissioning of the FLNG Vessel to such alternate location; (iii) the alternative facility is not in a jurisdiction that could cause Owner to be in violation of Applicable Law or any other provision of any shareholders’ agreement of Charterer or this Charter; (iv) the marine and loading facilities at such alternate facility are compatible with the FLNG Vessel; and (v) Charterer shall assume Tax risks associated with the redeployment. During redeployment (including any relocation voyage for mobilization and demobilization as required), Charterer shall remain responsible for payment of Hire and shall be responsible for all costs and Taxes related to redeployment, including any dry- docking required by Applicable Law or International Standards. The Parties shall negotiate in good faith any modifications to this Charter that are necessitated by the redeployment of the FLNG Vessel. 5.10 Early Hire If, at any time prior to the Commercial Start Date, the FLNG Vessel is capable of producing any volumes of LNG (such quantity, measured in MMBtu, “Early Volumes”), Charterer and Owner shall agree on the schedule for supply of Feed Gas and production of LNG to ensure the safe operation of the FLNG Vessel and Terminal, and Charterer shall ensure the safe and timely offtake of any LNG produced by the FLNG Vessel during such period and shall provide the corresponding amount of Feed Gas at the Gas Receipt Point that is necessary to produce the Early Volumes (including but not limited to account for any Retainage during commissioning, and in addition to Commissioning Gas required to commission the FLNG Vessel and achieve the Commercial Start Date). Charterer shall ensure that the Feed Gas delivered to Owner under this Clause meets the FLNG Vessel Specifications. In consideration for the Early Volumes, Charterer shall pay to Owner, in arrears, early Hire in an amount equal to the Early Volumes produced during the applicable Month multiplied by [*****], exclusive of Taxes.

35 5.11 Excess Hire for Over Production After the Commercial Start Date, if the FLNG Vessel produces an amount of LNG (in MMBtu) in any Contract Year which is above [*****] MMBtu (pro-rated for any Contract Year which is not a full calendar year) (such volumes, “Excess Volumes”), then Charterer shall pay to Owner, in arrears, additional Hire in an amount equal to the Excess Volumes produced during the applicable Contract Year multiplied by [*****], exclusive of Taxes. Hire 6.1 Monthly Hire Fee Charterer shall pay to Owner a Monthly Hire Fee (the “Monthly Hire Fee”), exclusive of Taxes for each Month of the Charter Term, commencing with the Month during which the Commercial Start Date occurs. The Monthly Hire Fee, expressed in Dollars, shall be calculated as follows: Monthly Hire Fee = X + Z Where: “X” = in the first Contract Year and in each of the subsequent four Contract Years: US$ [****] – Monthly Annual Adjustment (if applicable), where the Monthly Annual Adjustment is calculated in accordance with Exhibit A; and in the sixth Contract Year and each subsequent Contract Year: US$[****] *(CPIy / CPI0) + US$ [****] ; “Z” = Variable Component; “CPIy” = the simple average of the CPI for the twelve (12) Months immediately preceding the beginning of the Contract Year in which the relevant Month occurs; and “CPI0” = the simple average of the CPI for the twelve (12) Months immediately preceding the start of the calendar year five (5). Variable Component. If the FOB LNG Price in any calendar Month was higher than the LNG Reference Price, Owner shall receive an additional amount (the “Variable Component”), referenced to such month on a US$ basis, as part of the Monthly Hire Fee payable by Charterer, equal to: ((FOB LNG Price – LNG Reference Price) * [*****]) * Q Where: “Q” = the quantity of LNG produced by the FLNG Vessel in such calendar Month; 36 provided, that the Variable Component will become due for Month “m” only if actual production of LNG during a period of three (3) consecutive Months (including Months “m”, “m-1”, and “m-2”) is [*****]. 6.2 Incremental Costs The following costs and expenses incurred during or prior to each Contract Year, to the extent they exceed an aggregate amount of [*****] in any given Contract Year for which Owner shall be responsible (“Incremental Costs”) are payable by Charterer to Owner as an increase in Hire: (i) all Increased Taxes incurred during or prior to a Contract Year, except as set forth in Clause 8.2; and (ii) any costs and expenses incurred during or prior to a Contract Year by or on behalf of Owner or its Affiliates for FLNG Vessel modifications, maintenance, or operations in order to comply with any Change in Law. Owner shall use reasonable endeavours to minimize Incremental Costs. Upon any Change in Law or Increased Taxes from the Execution Date that Owner anticipates might result in an Incremental Cost, Owner shall notify Charterer and provide an explanation of such cost, including the cause and the impact on Hire for the remainder of the Charter Term, which shall reflect the reasonably estimated capital costs, amortized over the life of the relevant asset per GAAP at a discount rate of [*****] per annum, as soon as practicable. No later than [*****] after receipt of Owner’s notice, Charterer shall notify Owner if Charterer desires to consult with Owner regarding the amount of Incremental Costs or the mitigation thereof. Owner shall, no later than [*****] after receipt of Charterer’s notice requesting such consultation, meet and consult with Charterer regarding the amount and mitigation of Incremental Costs. Owner shall take into consideration Charterer’s requests with respect to the amount and mitigation of Incremental Costs. Within [*****] of such meeting, Owner shall promptly notify Charterer of the Incremental Costs and the measures to be implemented by Owner to mitigate such costs. Subject to Clause 3.4.4, Charterer will accept the increase to Hire resulting from the Incremental Costs. Charterer, in addition to (but in accordance with) the audit rights set forth in Clause 7.8, shall have the right to review and audit any Incremental Costs levied by Owner pursuant to this Clause 6.2.1. As soon as reasonably practicable after the end of each Contract Year, Owner shall calculate the actual Incremental Costs (if any) that accrued during such Contract Year. On the next invoice prepared and delivered by Owner pursuant to Clause 7.1 after the determination of Incremental Costs pursuant to Clauses 6.2.1 and 6.2.2, Owner shall include an adjustment to Hire (if any) equal to such Incremental Costs incurred during or prior to the relevant Contract Year as determined pursuant to Clauses 6.2.1 and 6.2.2 (which shall be identified separately on the Monthly statement) and Charterer shall pay such amount pursuant to Clause 7.4 (or if applicable following a true-up, Owner shall credit the applicable amount to Charterer). 37 Payment of Hire 7.1 Monthly Invoices Subject to Clauses 7.1.2 and 8.2, Hire shall be paid for each calendar Month in immediately available funds in Dollars in accordance with the procedure set out below. Between the first (1st) Day and the tenth (10th) Day of a Month (Month “n”) during the Charter Term, Owner shall deliver to Charterer an invoice accompanied by reasonable supporting documentation setting forth Owner’s calculation of (as applicable): (i) the dates and the number of Days for which Hire is payable for the preceding Month (Month “n-1”); (ii) the applicable Monthly Hire Fee; (iii) the total amount of Hire payable by Charterer for the Month n-1; (iv) other amounts payable by Charterer to Owner under this Charter; (v) the (non-binding) estimated amount of Tax gross up pursuant to Clause 8.2; (vi) any amount payable to Owner in respect of Excess Volumes pursuant to Clause 5.11; (vii) any CUQ Credit to be credited to Charterer pursuant to Clause 10.1.3; (viii) any Incremental Costs incurred or accrued in Month n-1 and not included in a prior statement; (ix) any Monthly Annual Adjustment allowed to Charterer pursuant to Exhibit A; and (x) any deductions allowed to Charterer pursuant to Clause 7.6 for Month n-1. In addition to the invoice delivered under Clause 7.1.1 above, between the first (1st) Day and the tenth (10th) Day of each Contract Semester, Owner shall deliver to Charterer a statement accompanied by reasonable supporting documentation setting forth Owner’s calculation of the net position with respect to any CUQ Credits allowed to Charterer pursuant to Clause 10.1.4 for Months n-1 through n-6. 7.2 Other Statements If any other moneys are due from one Party to the other hereunder and if provision for the invoicing of that amount due is not made elsewhere in this Clause 7, then the Party to whom such moneys are due shall furnish a statement therefore to the other Party, along with pertinent information showing the basis for the calculation thereof. 7.3 Adjustments If following the issuance by Owner of a statement, Owner acquires information indicating the necessity of an adjustment to such statement rendered hereunder, then Owner shall promptly serve on Charterer a written notice setting forth that information. Unless otherwise provided herein, after obtaining that information, Owner shall promptly prepare 38 and serve on Charterer an adjusted statement, showing the necessary payment, the calculation of the payment amount, and the Party from whom the payment is owing. In the event Charterer issued a statement and acquires information indicating the necessity of an adjustment to such statement, Charterer shall follow the same procedure in issuing an adjusted statement. Owner shall keep all Books and Records relevant to the performance of this Charter for a period of three (3) years following the end of the relevant Contract Year; provided that where Owner is on notice of a Dispute, Owner shall keep all such Books and Records and other information until such Dispute has been finally resolved. 7.4 Payment Due Dates Absent manifest error, each Monthly invoice submitted pursuant to Clause 7.1 shall become due and payable on the later of (i) ten (10) Days after delivery by Owner of such Monthly invoice and (ii) the twentieth (20th) Day of the Month in which such Monthly invoice was received; provided that if such Day is not a Banking Day, it shall become due and payable on the next Banking Day. Absent manifest error, each invoice submitted pursuant to Clause 7.2 shall become due and payable on the twentieth (20th) Day after the date on which it is received; provided that if such payment due date is not a Banking Day, the due date for such payment shall be extended to the next Banking Day. If payment of any invoice in accordance with the timing provided for in Clause 7.4.1 or 7.4.2 is not permitted by Applicable Law and cannot be reasonably executed or is prevented by any Governmental Authority, then payment shall be made at the earliest time practicable and permitted by such Applicable Law or Governmental Authority. For the avoidance of doubt, nothing in the foregoing shall otherwise waive the payment obligation under this Agreement. As and from the [*****] day on when such invoice was payable, interest shall start to accrue on the Base Rate. If the full amount of any invoice is not paid when due, the unpaid amount thereof shall bear interest at the Base Rate, compounded daily, from and including the Day following the due date up to and including the date when payment is made. 7.5 Payment Each Party shall pay, or cause to be paid, in Dollars in immediately available funds, all amounts that become due and payable by such Party pursuant to any statement issued hereunder, to a bank account or accounts designated by and in accordance with instructions issued by the other Party. Each payment of any amount owing hereunder shall be in the full amount due without reduction or offset for any reason (except as expressly allowed under this Charter), including Taxes, exchange charges, or bank transfer charges. Notwithstanding the preceding sentence, the paying Party shall not be responsible for a designated bank’s disbursement of amounts remitted to such bank, and a deposit in immediately available funds of the full amount of each statement with such bank shall constitute full discharge and satisfaction of the statement.

39 7.6 Set Off Each Party may set off against undisputed amounts payable to it (pursuant to a statement) under this Charter any undisputed amounts payable to the other Party (pursuant to a statement) under this Charter. 7.7 Disputed Statements In the event of disagreement concerning any statement, Charterer or Owner (as the case may be) shall make provisional payment of the total amount thereof and shall immediately notify the other Party of the reasons for such disagreement, except that in the case of an obvious error in computation, Charterer or Owner (as the case may be) shall pay the correct amount disregarding such error and necessary corrections and consequential adjustments shall be made within five (5) Business Days after agreement or determination of the correct amount; provided that if such Day is not a Banking Day, it shall become due and payable on the next Banking Day. The receiving Party may contest an invoice only pursuant to Clause 7.8.1 or by providing notice, prior to the second anniversary of the date of issuance of such invoice, to the issuing Party that the receiving Party is challenging the correctness of such invoice. The issuing Party may modify an invoice only if the issuing Party provides notice to the receiving Party challenging the correctness of such invoice prior to the second anniversary of the date of issuance of such invoice. Subject to Clause 7.8, if no such notice is served, the invoice shall be deemed correct and accepted by both Parties. No later than ten (10) Business Days after resolution of a dispute as to an amount owing under an invoice, the amount of any underpayment or overpayment shall be credited by Owner or paid by Charterer (as the case may be) to the other Party, together with interest thereon at a rate per annum equal to the Base Rate (as in effect on the Day when such sum was originally paid or due as applicable) on and from (i) in the case of an overpayment, the Day when such sum was originally paid or (ii) in the case of an underpayment, the Day when such sum was originally due, until the date of repayment or payment, as applicable; provided that if the last Day for such payment is not a Banking Day, it shall become due and payable on the next Banking Day Interest shall accrue at the Base Rate in respect of any provisional payment made pursuant to Clause 7.7.1 that is later found not to have been payable, from the date the provisional payment was made until the date of its repayment. 7.8 Audit Rights Each Party shall have the right, at any time during a Contract Year or during the twenty- four (24) Months following the later of (i) the end of such Contract Year, and (ii) the date that a Party issues a modified invoice to the other Party in accordance with Clause 7.7.2, at its sole expense, to cause an independent auditor without a conflict of interest, jointly appointed by the Parties, to audit the relevant portions of the books, records, and accounts of the other Party that are directly relevant to the determination of any amounts in question that are invoiced, charged, or credited by the other Party in respect of such Contract Year or, as expressly permitted by this Charter, any other period of time. The independent auditor shall be required to enter into appropriate non-disclosure agreements relative to its 40 audit and the information obtained in connection therewith. The independent auditor shall deliver the results of its audit to both Parties simultaneously. Any audit undertaken pursuant to Clause 7.8.1 shall be conducted at the office where the records are located, during the audited Party’s regular business hours and on reasonable prior notice, and shall be completed within thirty (30) Days after the audited Party’s relevant records have been made available. If the audit identifies an alleged error in any invoiced amount or calculation under this Charter, then the auditing Party shall, within thirty (30) Days following completion of the audit, provide notice thereof to the audited Party. Such notice shall include a copy of the audited report and supporting documentation prepared by the auditor. Promptly thereafter, the Parties shall commence discussions regarding such alleged error in order to expeditiously, and in good faith, achieve resolution thereof. Following the resolution of any error pursuant to this Clause 7.8.2, the Party that underpaid or that received an overpayment, in addition to paying the correction or adjustment amount to the other Party, shall pay interest on the amount of such correction or adjustment at the Base Rate (as in effect on the Day when the underpaid sum was due or when the sum was improperly paid, as applicable) from the Day when payment was originally due (or when overpayment was received) until the date that such correction or adjustment is made. If the Parties are unable to resolve the alleged error within [*****] after completion of the relevant audit, either Party may submit the alleged error to arbitration pursuant to Article 25. 7.9 Final Settlement Within sixty (60) Days after expiration of the Charter Term, Owner and Charterer shall determine the amount of any final reconciliation payment. After the amount of the final settlement has been determined, Owner shall send a statement to Charterer, or Charterer shall send a statement to Owner, as the case may be, in Dollars for amounts due under this Clause 7.8 and Owner or Charterer, as the case may be, shall pay such final statement if and to the extent the amounts are due and payable no later than twenty (20) Days after the date of receipt thereof. Taxes 8.1 Allocation Owner shall be administratively responsible for and shall pay (or cause to be paid) and shall defend, indemnify and hold harmless Charterer and its Affiliates against any claims related to Owner Taxes, and any taxes imposed on Owner that are not related to this Charter. Charterer shall be administratively responsible for and shall pay (or cause to be paid) and shall defend, indemnify and hold harmless Owner and its Affiliates against any Taxes arising from or related to this Charter, including, but not limited to: (i) the income, receipts, capital gains or profits of Charterer; (ii) all Taxes imposed by a Governmental Authority on the importation of the FLNG Vessel; (iii) subject to Clause 8.1.1, all Taxes imposed on the charter of the FLNG Vessel, including any withholding Taxes; 41 (iv) Commissioning Gas, Feed Gas or LNG or the ownership thereof, wherever located, regardless of whether Owner has possession, control or risk of loss of such Commissioning Gas, Feed Gas or LNG; (v) the import, export, loading, unloading, transport, sale, transfer, receipt, or delivery of LNG or Gas to which this Charter applies; (vi) LNG Ships, or the ownership thereof; (vii) any Port Charges; and (viii) any Taxes imposed on the purchase, sale, or import of Commissioning Gas or Feed Gas up to the Gas Receipt Point and LNG after the LNG Delivery Point. 8.2 Deduction, Withholding and Tax Gross Up Unless otherwise required by Applicable Law, any payment made by the Charterer to the Owner or the Owner to the Charterer under this Charter shall be free and clear of any deduction for taxes, assessments, or other charges. If pursuant to Applicable Law, the payor is required to deduct or withhold any Taxes from or in respect of any payment to the payee under this Charter, then the sum so payable to the payee shall be increased as may be necessary so that after making all required deductions or withholdings the payee receives an amount equal to the sum it would have received had no such deductions or withholdings been made or required to be made (“Additional Amounts”). Notwithstanding the foregoing, the Parties agree that any Additional Amounts payable by the Charterer to the Owner shall be conditioned on the Owner maintaining its place of incorporation in a jurisdiction having entered a double taxation avoidance treaty with Argentina (DTAT) that includes a provision by which the withholding rate for the payment is ten percent (10%). As condition to pay the Additional Amounts, the Owner shall use its best efforts to comply with the requirements of such DTAT, including providing to the Charterer the relevant documentation for the benefits to effectively apply and be maintained. In case of any increase of the withholding rate between Argentina and the country in which the Owner is incorporated, the payment of Additional Amounts by the Charterer to the Owner shall be made but to cover for such withholding Tax up to the rate of [*****], provided that the Parties shall work together in order to minimize the impact on the increase of the withholding Tax rate and restore the economic balance of the Project. 8.3 Refunds, Credits and Reimbursements If the Payor is required to pay additional amounts to the Payee pursuant to this Clause 8 and the Payee receives, directly or indirectly, a refund, credit or reimbursement of any of the Taxes with respect to which such additional amounts were paid, the Payee shall pay to Payor the amount of such refund, credit or reimbursement promptly upon receipt thereof. The Payee shall provide such assistance as the Payor may reasonably request to obtain such a refund, credit or reimbursement. 42 General Average General average, if any, shall be adjusted, stated, and settled according to the York-Antwerp Rules (1994) or any subsequent modification thereof current at the time of the relevant casualty. The Hire shall not contribute to general average. Failure to Provide Capacity; Retainage Allowance 10.1 Capacity Unavailability Events Owner may, at any time and without incurring any liability to Charterer, suspend, interrupt, or otherwise curtail the availability of the FLNG Vessel if and to the extent that the FLNG Vessel’s ability to provide capacity is adversely affected as a result of a Charterer Delay Event or an event of Force Majeure. If, for any reason other than a Charterer Delay Event or an event of Force Majeure, the FLNG Vessel is unavailable to deliver the Nameplate Capacity (a “Capacity Unavailability”), then the quantities of LNG for which the FLNG Vessel is unavailable shall constitute a “Capacity Unavailability Quantity” or “CUQ”. Owner shall notify Charterer of any Capacity Unavailability as soon as reasonably practicable and such notice shall state (i) the cause and estimated period of the Capacity Unavailability and the quantities of LNG expected to be affected and (ii) the particulars of program to be implemented to resume normal performance hereunder. If a Capacity Unavailability Quantity arises during any Contract Semester during the Charter Term, such that such CUQ is higher than the Allowed Unavailability, then at the end of such Contract Semester Charterer shall accrue, as a commercial discount for Capacity Unavailability, a credit, in Dollars, in respect of such CUQ (“CUQ Credit”) equal to: [*****]. If Charterer accrues CUQ Credits during any Contract Semester, then during the following Contract Semester, such CUQ Credits shall be applied as deductions to the Monthly Hire Fee in each Month of the following Contract Semester until such CUQ Credits are exhausted, provided, however, that in no event shall the application of CUQ Credits against the Monthly Hire Fee reduce the Monthly Hire Fee to an amount less than [*****] of the X component of the Monthly Hire Fee (the “Minimum Monthly Hire”) for any Month in the Contract Semester following the Contract Semester in which such CUQ Credit arose. If a CUQ Credit is not exhausted in the Contract Semester following the Contract Semester in which it arose, then the CUQ Credit shall apply as a deduction to the Monthly Hire Fee in subsequent Months, in which case there shall be no Minimum Monthly Hire limitation. 10.2 Calculation of Time Time during which a Capacity Unavailability applies under this Charter shall count as part of the Charter Term, and there shall be no extension of the Charter Term due to a Capacity Unavailability. 10.3 Termination for Extended Capacity Unavailability Each time that the FLNG Vessel incurs a cumulative Capacity Unavailability Quantity of [*****] in any twelve (12) Months within a twenty four (24) Month period, Charterer shall have the

43 option to terminate this Charter by issuing a termination notice with immediate effect; provided that: (a) if Charterer elects to terminate this Charter, such termination shall not be effective until the FLNG Vessel is free of LNG (other than LNG Heel) and (b) Charterer’s termination right must be exercised, if at all, within [*****] after the termination right is triggered. This Clause 10.3 is without prejudice to any other rights or obligations of Owner or Charterer under this Charter. 10.4 Set Off and Liquidation of CUQ Credits Upon Termination If Charterer terminates this Charter in accordance with Clause 4.2 as a result of Owner’s breach of this Charter and if any CUQ Credits were due to Charterer prior to such termination, Owner shall, at Charterer’s option, (i) set off from any amount due and payable by Charterer, the value of such outstanding CUQ Credits; or (ii) pay Charterer a liquidated amount reflecting the value of such outstanding CUQ Credits (including any residual amount outstanding after set off in accordance with (i)). If Owner terminates this Charter in accordance with Clause 4.3 as a result of Charterer’s breach of this Charter, Owner shall, at its option, (i) set off from any amount due and payable by Charterer, the value of such outstanding CUQ Credits; or (ii) pay Charterer a liquidated amount reflecting the value of any outstanding CUQ Credits (including any residual amount outstanding after set off in accordance with (i)). 10.5 Retainage On and from the Commercial Start Date and for the duration of the Charter Term, the Parties acknowledge and agree that Retainage for every Contract Year, adjusted proportionally for the first and last Contract Year, shall be less than the allowed retainage quantities applicable to such Contract Year, as calculated in accordance with Exhibit K and this Clause 10.5 (the “Retainage Allowance”). A daily retainage allowance in MMBtu will be calculated considering the daily Feed Gas volumes and the number of liquefaction units in operation according to Exhibit K. Furthermore, such daily allowances shall be aggregated over each Contract Year, such aggregate value in MMBtu shall be the Retainage Allowance for such Contract Year. Charterer shall record for each Contract Year the actual Retainage for such Contract Year (the “Actual Retainage”). In the event that Actual Retainage for any Contract Year exceeds the Retainage Allowance for such Contract Year, then Charterer shall accrue a commercial discount (the “Retainage Credit”), in Dollars, equal to [*****]. From the first Month following the Contract Year for which a Retainage Credit has been calculated, Owner shall make a deduction to the Monthly Hire Fee until such Retainage Credits are exhausted; provided, however, that in no event shall the application of Retainage Credits against the Monthly Hire Fee reduce the Monthly Hire Fee below the Minimum Monthly Hire. 44 Force Majeure 11.1 Events of Force Majeure “Force Majeure” means any occurrence, event or circumstance, whether of the kind listed in Clauses 11.1.2 or otherwise, the occurrence of which: (i) prevents performance of any term or condition of this Charter or, in the case of Charterer, prevents the use, benefit or possession by Charterer of the FLNG Vessel; and (ii) results from circumstances beyond the reasonable control of either Charterer or Owner, whichever is affected by such event; provided that such Party has used reasonable endeavours and due diligence to avoid, prevent or overcome such occurrence, which in the case of Owner may include the exercise of reasonable endeavours to procure a replacement FLNG Vessel. Without prejudice to the generality of the provisions set forth under Clause 11.1.1, Force Majeure shall include circumstances of the following kind; provided that such circumstances satisfy the definition of Force Majeure set forth in Clause 11.1.1: (i) acts of God, earthquakes, tsunami, tsunami warnings, lightning, and floods; (ii) explosions and fires; (iii) chemical or radioactive contamination or ionizing radiation; (iv) strikes, lockouts, or other industrial disturbances (other than those local to and solely affecting the affected Party or any of its subcontractors); (v) wars, riots, hostilities, sabotage, blockades, terrorism, and epidemics; (vi) any act of expropriation, confiscation, nationalization, requisitioning, or other taking; (vii) the implementation of any trade sanctions after the Execution Date imposed by the government of Argentina or against Argentina, other than, in each case, any such sanctions caused by the affected Party’s breach of its obligations under this Charter; and (viii) any of the events specified in the preceding paragraphs (i) to (vii) that affects the performance of Charterer’s Facilities. Notwithstanding that an event of Force Majeure may exist, the provisions of this Clause 11 shall not excuse: (i) failure or inability of either Party to make any payment of money in accordance with their obligations under this Charter, except as caused by an event that prevents the transfer of funds as a result of an event that would otherwise qualify as Force Majeure under this Charter or an event of the kind described in Clause 11.1.2(vii); 45 (ii) late delivery of equipment or materials unless such event itself was caused by Force Majeure; (iii) a Party’s inability to finance its obligations under this Charter or the unavailability of funds to pay amounts when due in the currency of payment; (iv) Charterer’s inability to source or supply Feed Gas to the FLNG Vessel unless such event itself was caused by Force Majeure; (v) unavailability of LNG Ships for Charterer to receive LNG unless such event itself was caused by Force Majeure; (vi) changes in either Party’s market factors, default of payment obligations or other commercial, financial or economic conditions; (vii) late performance by a subcontractor or any subcontractor of Charterer unless such event itself was caused by Force Majeure; or (viii) an Arrest of the FLNG Vessel resulting from an act or omission of Owner. The Parties agree that the Charter Term shall not be extended by Force Majeure events. Unless an event or circumstance is beyond the reasonable control of Owner and the following Persons who are in any way related to the event or circumstance, the event or circumstance will be deemed to be within the reasonable control of Owner: (i) an Affiliate of Owner; and (ii) a contractor, servant or agent of one or more of the foregoing Persons. Unless an event or circumstance is beyond the reasonable control of Charterer and the following Persons who are in any way related to the event or circumstance, the event or circumstance will be deemed to be within the reasonable control of Charterer: (i) an Affiliate of Charterer; and (ii) a contractor, servant or agent of one or more of the foregoing Persons, save for Owner and the operator of any portion of the FLNG Vessel or its delegate. 11.2 Force Majeure Notice and Resumption of Normal Performance As soon as reasonably possible after the occurrence of an event of Force Majeure (but in no event later than three (3) Days after the affected Party is aware of such event of Force Majeure), the Party claiming Force Majeure shall give written notice of such event to the other Party (a “Force Majeure Notice”). The Force Majeure Notice shall provide reasonable details of the event of Force Majeure, including: (i) the particulars of the event giving rise to the Force Majeure claim, in as much detail as is then reasonably available including the place and time such event occurred; 46 (ii) to the extent known or ascertainable, the obligations which have been actually delayed or prevented in performance or will be delayed or prevented in performance; (iii) a good faith estimate of the likely duration of the Force Majeure event and of the period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction in performance; and (iv) to the extent applicable, the particulars of the program to be implemented and any corrective measures already taken to ensure full resumption of normal performance hereunder. The other Party shall be entitled to request further details from the Party claiming Force Majeure. The Force Majeure Notice shall thereafter be supplemented and updated weekly during the period of such claimed Force Majeure specifying the actions being taken to remedy the circumstances causing such Force Majeure and the date on which such Force Majeure and its effects end. The Party affected by an event of Force Majeure shall, at the request of the other Party given after delivery of the Force Majeure Notice, use reasonable endeavours to give or procure access (at the expense and risk of the Party seeking access) at all reasonable times for a reasonable number of Representatives of the non-affected Party to examine the scene of the event which gave rise to the Force Majeure claim. The Parties shall take all measures that are reasonable in the circumstances to resume normal performance of this Charter after the occurrence of an event of Force Majeure; provided that prior to resumption of normal performance, the Parties shall continue to perform their obligations under this Charter to the extent not prevented or delayed by such event of Force Majeure. The Parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the Party experiencing such situations and nothing in this Clause 11.2 shall require such Party to settle any such Dispute by yielding to demands made on it when it considers such action inadvisable. Neither Party whose performance is excused by Force Majeure shall be required to incur any unreasonable costs or make any unreasonable additional investments in new facilities to overcome the Force Majeure event. 11.3 Excuse From Performance Neither Party shall be liable for any failure to perform any of its obligations under this Charter to the extent that such failure arises due to an event of Force Majeure; provided, however, that such Force Majeure shall not relieve that Party of liability if such Party fails to use reasonable endeavours and due diligence to avoid, prevent, or overcome the effect of the event of Force Majeure. Owner agrees that for any Force Majeure period it will file and use reasonable endeavours to obtain insurance recoveries from its underwriters or P&I club for all insured losses due to such Force Majeure event.

47 During the occurrence of an event of Force Majeure, Hire shall be reduced by a percentage equal to [*****] multiplied by the percentage reduction in available capacity relative to Nameplate Capacity for a period of [*****], following which Hire shall be reduced by the percentage reduction in available capacity relative to Nameplate Capacity during the remainder of such event of Force Majeure. 11.4 Termination for Force Majeure If, as a result of Force Majeure, the use, benefit or possession by Charterer of the FLNG Vessel is interrupted in any material respect (including by reason of an event of Force Majeure affecting Charterer) for a period of at least [*****] in the aggregate during any [*****] Month period (an “Event of Prolonged Force Majeure”), Charterer shall have the right to terminate this Charter by notice to the other Owner; provided that Charterer shall have the right to elect that this Charter continues in force by paying the Monthly Hire Fee to Owner in respect of any further such Days of Force Majeure after the end of such [*****] period. Notwithstanding the foregoing, any time in which Owner’s services or the use, benefit or possession by Charterer of the FLNG Vessel is interrupted due to Adverse Metocean Conditions shall not count as Force Majeure for the purposes of this Clause 11.4 except, to the extent that the FLNG Vessel is unavailable to provide service to Charterer in compliance with this Charter as a result of such Adverse Metocean Conditions after such Adverse Metocean Conditions have ceased. Lien Provisions 12.1 Owner Liens Owner shall not have, and to the extent it may reasonably prevent the same shall not, allow others (claiming by, through or under Owner) to have, a lien on any LNG or Gas loaded, handled, stored, and/or discharged by the FLNG Vessel, fuel, freights, sub-freights, or sub-hires or any sums payable to Charterer or with respect to sales of any LNG or Gas loaded, handled, stored, and/or discharged by the FLNG Vessel, except to the extent any such lien arises by operation of law. 12.2 Charterer Liens Charterer shall not have, or allow third parties (in their dealings with Charterer) to have, a lien on the FLNG Vessel except to the extent such lien arises by operation of law. 12.3 Release of Lien In the event that any lien shall attach by operation of law or in violation of this Clause 12, Owner or Charterer, as the case may be, shall take such steps as reasonably necessary to assure that the lien does not interfere with the FLNG Vessel’s operations and to effect prompt release of such lien prior to enforcement thereof. Requisition and Lay Up of the FLNG Vessel 13.1 Requisition or Seizure In the event that the FLNG Vessel shall be requisitioned or seized by any Governmental Authority or by any Person following the Commercial Start Date, the FLNG Vessel shall remain on Hire during the period of requisition or seizure; provided that, if the seizure or requisition is not caused by an act or omission of Charterer and no assignment of this Charter to the requisitioning or seizing party can be made on terms acceptable to Charterer within a period of [*****] then Charterer shall have the option, on giving [*****] notice to Owner, to terminate 48 this Charter; provided, further that Charterer shall provide any notice to Owner of such seizure or requisition it receives and shall cooperate in good faith with Owner and use reasonable endeavours to prevent, delay or mitigate the effects of such seizure or requisition and obtain the release of the FLNG Vessel. Any hire paid by such Governmental Authority or Person, entity or government in respect of such requisition or seizure shall be for Charterer’s account. Any such requisition period or period of seizure shall count as part of the Charter Term. 13.2 Charterer’s Option to Lay Up FLNG Vessel Charterer shall have the option of laying up the FLNG Vessel at a safe place for all or any part of the Charter Term (including the period immediately following the Commercial Start Date), in which case the Hire under this Charter shall continue to be paid and all additional costs incurred as a result of the FLNG Vessel entering, remaining in, breaking or leaving lay-up (including any additional drydocking costs necessary for the FLNG Vessel’s efficient and economic operation after such lay-up) shall be Charterer’s responsibility. Insurance 14.1 Insurance Obligation On and from the Delivery Date, Owner shall, at its expense, procure and maintain insurance coverage of no less than the kind and in amounts set forth in Exhibit H. The terms and conditions of such coverage shall be subject to the approval of the Charterer, such approval not to be unreasonably withheld or delayed. 14.2 Premiums, P&I Calls, and Deductibles Owner shall be solely liable for any premiums, demands, calls or claims in respect of insurances required to be maintained by Owner under the terms of this Charter (which insurances shall be primary and exclusive of any other existing valid and collectible insurance carried by or on behalf of Charterer). Notwithstanding the foregoing, Charterer shall reimburse Owner for the premiums and deductibles that Owner incurs for insurance required by this Charter, which premiums shall be invoiced and paid pursuant to Clause 7.2. All insurances shall have adequate territorial and navigation limits for the FLNG Vessel and shall be placed with first class insurance companies with a rating of A- or higher in the London, European, Japanese, U.S. or Scandinavian markets, provided always that DNK is pre-approved as the war risks insurers. 14.3 Certificate of Insurance Owner shall provide Charterer with insurance policies or slips (drafts) describing insurance coverage and economic conditions in accordance with this Charter, no less than thirty (30) Days prior to the Delivery Date and no less than twenty (20) Days in advance in case of renewals of the insurances described in Exhibit I. Failure of Charterer to object to any failure by Owner to furnish Charterer such insurance certificates, or to object to any defect in such certificates, shall not be deemed a waiver of Owner’s obligation to furnish such certificates and to provide insurances as required under this Charter. 14.4 Owner’s Insurance Endorsements Owner shall cause the relevant insurer to endorse the insurance described in Exhibit H to: (i) waive all rights of subrogation against Charterer’s Indemnitee Group; 49 (ii) include Charterer as joint assured on all such insurance policies for and on behalf of the Charterer’s Indemnitee Group (as applicable); (iii) be primary to any insurances maintained by Charterer or the Charterer’s Indemnitee Group; and (iv) waive any policy provision that reduces or limits coverage to the extent of coverage provided by other insurance policies. Owner shall cause the relevant insurer to endorse the insurance described at clause vi of Exhibit H so as to provide protective co insurance with respect to Charterer for themselves and on behalf of the Charterer’s Indemnitee Group (as applicable). 14.5 Owner’s Duties Owner shall: renew all insurances prior to the expiration of the relevant policies or coverages and provide satisfactory evidence to Charterer that such insurances have been renewed upon stated expiry dates; punctually pay all premiums, calls, contributions or other sums in respect of the insurances and provide evidence of payment when so required by Charterer; other than in respect of a Total Loss or a Constructive Total Loss, apply all sums received by Owner in respect of claims for losses on the insurances for the purpose of making good the loss and fully repairing all damage in respect of which such sums have been received; and not alter in any material respect any of the terms of any of the instruments of insurance which have been approved by Charterer and not make, do, consent or agree to any act or omission which would or might render any such instrument of insurance invalid, void, voidable or unenforceable or render any sum payable thereunder not payable in whole or in part. 14.6 No Coverage; Failure to Maintain Coverage If Owner fails to obtain or maintain any of the insurance cover set forth in Exhibit H, Owner shall indemnify and hold harmless Charterer against all claims, demands, costs and expenses (including legal fees) attributable to such failure of Owner to obtain or maintain any such insurance cover. No Hire shall be payable by Charterer to Owner during any period in which Owner fails to obtain or maintain any such insurance cover in breach of this Clause 14. The failure by Owner: (i) to obtain and maintain any one or more of the insurances; (ii) to comply fully with any of the provisions of this Charter relating to the insurances; or 50 (iii) to secure such endorsements on the insurances as may be necessary to carry out the terms and provisions of this Charter; shall in no way act to relieve Owner from its obligations and liabilities under this Charter, notwithstanding any provisions hereof to the contrary. If Owner fails to obtain and/or to maintain any of the insurances required hereunder and has failed to cure such breach within a period of [*****] after notice of such breach from Charterer, Charterer shall have the option on written notice to Owner to terminate this Charter when the FLNG Vessel is free of LNG (other than LNG Heel), or to procure replacement insurance(s) with the same or different underwriters and/or P&I club with all costs to be borne by Owner, which cost may, at Charterer’s option, be invoiced to Owner for payment or be deducted from Hire or other sums due to Owner under this Charter. 14.7 Claims Each Party shall afford the other all such reasonable assistance as may be required for the preparation and negotiation of insurance claims, but Owner shall be responsible for the preparation of documentation for insurance claims under the policies for the insurances maintained by Owner. Liabilities 15.1 Personnel Indemnification OWNER SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ALL MEMBERS OF CHARTERER’S INDEMNITEE GROUP FROM AND AGAINST ANY LIABILITIES ARISING OUT OF OR IN CONNECTION WITH ILLNESS OF, INJURIES TO OR DEATH OF ANY MEMBER OF OWNER’S INDEMNITEE GROUP ARISING OUT OF THE OPERATION OF THE FLNG VESSEL AND CHARTERER’S FACILITIES OR IN ANY MANNER OCCURRING IN CONNECTION WITH THE FLNG VESSEL AND CHARTERER’S FACILITIES OR THIS CHARTER AND REGARDLESS OF WHETHER SUCH ILLNESS, INJURY OR DEATH IS CAUSED IN WHOLE OR IN PART BY THE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OF ANY MEMBER OF CHARTERER’S INDEMNITEE GROUP, STRICT LIABILITY, UNSEAWORTHINESS AND INCLUDING PREEXISTING CONDITIONS OR ANY OTHER THEORY OF LIABILITY OR HOWSOEVER OTHERWISE ARISING, EXCEPT TO THE EXTENT ARISING OUT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF CHARTERER’S INDEMNITEE GROUP. CHARTERER SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ALL MEMBERS OF OWNER’S INDEMNITEE GROUP FROM AND AGAINST ANY LIABILITIES ARISING OUT OF OR IN CONNECTION WITH ILLNESS OF, INJURIES TO OR DEATH OF ANY MEMBER OF CHARTERER’S INDEMNITEE GROUP ARISING OUT OF THE OPERATION OF THE FLNG VESSEL, LNG SHIPS, PORT FACILITIES AND CHARTERER’S FACILITIES OR IN ANY MANNER OCCURRING IN CONNECTION WITH THE FLNG VESSEL, LNG SHIPS, PORT FACILITIES AND CHARTERER’S FACILITIES OR THIS CHARTER AND REGARDLESS OF WHETHER SUCH ILLNESS, INJURY OR DEATH IS CAUSED IN WHOLE OR IN

51 PART BY THE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OF ANY MEMBER OF OWNER’S INDEMNITEE GROUP, STRICT LIABILITY, UNSEAWORTHINESS AND INCLUDING PRE- EXISTING CONDITIONS OR ANY OTHER THEORY OF LIABILITY OR HOWSOEVER OTHERWISE ARISING, EXCEPT TO THE EXTENT ARISING OUT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF OWNER’S INDEMNITEE GROUP. 15.2 Property of Owner and Charterer OWNER SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ALL MEMBERS OF CHARTERER’S INDEMNITEE GROUP FROM AND AGAINST ANY LIABILITIES ARISING IN CONNECTION WITH DAMAGE TO OR LOSS OF THE FLNG VESSEL AND ANY OTHER PROPERTY, EQUIPMENT AND MATERIALS OWNED, LEASED, CHARTERED, HIRED OR BORROWED BY ANY MEMBER OF OWNER’S INDEMNITEE GROUP, IRRESPECTIVE OF THE CAUSE THEREOF OR REASON THEREFORE AND REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OF ANY MEMBER OF CHARTERER’S INDEMNITEE GROUP, STRICT LIABILITY, UNSEAWORTHINESS, AND INCLUDING PRE-EXISTING CONDITIONS OR ANY OTHER THEORY OF LIABILITY OR HOWSOEVER OTHERWISE ARISING, EXCEPT TO THE EXTENT ARISING OUT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF CHARTERER’S INDEMNITEE GROUP. CHARTERER SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ALL MEMBERS OF OWNER’S INDEMNITEE GROUP FROM AND AGAINST ANY LIABILITIES ARISING IN CONNECTION WITH DAMAGE TO OR LOSS OF LNG SHIPS, THE TERMINAL OR THE PORT FACILITIES AND ANY OTHER PROPERTY, EQUIPMENT AND MATERIALS OWNED, LEASED, CHARTERED, HIRED OR BORROWED BY ANY MEMBER OF CHARTERER’S INDEMNITEE GROUP, IRRESPECTIVE OF THE CAUSE THEREOF OR REASON THEREFORE AND REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE IS CAUSED IN WHOLE OR IN PART BY THE ACTIVE, PASSIVE, SOLE, JOINT, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OF ANY MEMBER OF OWNER’S INDEMNITEE GROUP, STRICT LIABILITY, UNSEAWORTHINESS, AND INCLUDING PRE-EXISTING CONDITIONS OR ANY OTHER THEORY OF LIABILITY OR HOWSOEVER OTHERWISE ARISING, EXCEPT TO THE EXTENT ARISING OUT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF OWNER’S INDEMNITEE GROUP. 15.3 No Limitation on Other Indemnities The indemnification provisions set forth in Clauses 15.1 and 15.2 shall be without prejudice to and in no way limit the liability and indemnity obligations of either Party expressly provided for elsewhere in this Charter. 52 15.4 General Liability Save as otherwise provided in this Charter, in the event of any breach by either Party of any term of this Charter and which is not otherwise attributable to an act or omission of the other Party, is not attributable to a Force Majeure event, is not attributable in the case of a breach by Owner to a Charterer Delay Event or is not otherwise excused by this Charter, the non-breaching Party shall be entitled to all remedies available at law or equity; provided that liability in respect of any breach by Owner or Charterer shall be limited as provided in Clause 15.5. Notwithstanding the foregoing but subject to Clause 15.5.2, where this Charter expressly provides for an event to give rise to a reduction in Hire payments or the payment of liquidated damages pursuant to Clauses 5.5.3, 5.6 or 10, Charterer’s sole and exclusive remedy shall be such reduction in Hire or the payment of liquidated damages and Charterer may not seek further or different relief at law or equity for the events that give rise to a reduction in Hire or the payment of liquidated damages except to the extent such event also gives rise to a right of termination, indemnification or other express remedy under this Charter. 15.5 Limitation of Liability of Owner and Charterer SUBJECT TO CLAUSES 15.5.2 AND 15.5.3, THE MAXIMUM AGGREGATE LIABILITY OF OWNER TO CHARTERER ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS CHARTER HOWSOEVER ARISING, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR RESTITUTION, OR FOR BREACH OF STATUTORY DUTY OR MISREPRESENTATION, OR OTHERWISE SHALL NOT EXCEED THE SUM OF [*****]. Notwithstanding anything to the contrary in this Charter, Owner’s liability under this Charter shall not be limited by Clause 15.5.1 with respect to amounts payable by Owner (and, except as specified otherwise in Clause 15.5.3, such amounts shall not be counted towards such limit set forth in Clause 15.5.1): (i) for loss or damage arising from breach of Owner indemnities provided pursuant to Clauses 14.6.1, 15.1.1, 15.2.1, 19 and 20; (ii) for wreck removal pursuant to Clause 3.2.5; (iii) for Willful Breach of this Charter by Owner; (iv) amounts which are expressed as liquidated damages or as payments upon termination in this Charter; (v) amounts for which payment has been made or been credited under this Charter as of such date; or (vi) to the extent (a) payment of such liability is made by Owner’s insurers; or (b) Owner is otherwise compensated for such liability by its insurers, in each case under any insurance policy required to be maintained by Owner pursuant to this Charter. Any liability of Owner for loss or damage arising from breach of the Owner indemnities provided pursuant to Clause 20, or for any insurance deductible payable (i) in respect of the indemnities provided pursuant to Clauses 3.5, 15.1.1, and 15.2.1, (ii) for wreck removal 53 pursuant to Clause 3.2.5, or (iii) in respect of Clause 15.5.2(iv) shall be counted towards the limit on liability set forth in Clause 15.5.1. SUBJECT TO CLAUSES 15.5.5 AND 15.5.6, THE MAXIMUM AGGREGATE LIABILITY OF CHARTERER TO OWNER ARISING OUT OF, RELATING TO, OR CONNECTED WITH THIS CHARTER HOWSOEVER ARISING, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR RESTITUTION, OR FOR BREACH OF STATUTORY DUTY OR MISREPRESENTATION, OR OTHERWISE SHALL NOT EXCEED THE SUM OF [*****]. Notwithstanding anything to the contrary in this Charter, Charterer’s liability under this Charter shall not be limited by Clause 15.5.4 with respect to amounts payable by Charterer (and, except as specified otherwise in Clause 15.5.6, such amounts shall not be counted towards such limit set forth in Clause 15.5.4): (i) payment of Hire; (ii) for loss or damage arising from breach of Charterer indemnities provided pursuant to Clauses 15.1.2, 15.2.2, 19 and 20; (iii) for wreck removal pursuant to Clause 3.2.5; (iv) for Willful Breach of this Charter by Charterer; (v) amounts which are expressed as liquidated damages or as payments upon termination in this Charter; (vi) amounts for which payment has been made or been credited under this Charter as of such date; or (vii) to the extent (a) payment of such liability is made by Charterer’s insurers; or (b) Charterer is otherwise compensated for such liability by its insurers, in each case under any insurance policy required to be maintained by Charterer pursuant to this Charter. Any liability of Charterer for loss or damage arising from breach of the Charterer indemnities provided pursuant to Clause 20, or for any insurance deductible payable (i) in respect of the indemnities provided pursuant to Clauses 15.1.2 and 15.2.2, (ii) for wreck removal pursuant to Clause 3.2.5, or (iii) in respect of Clause 15.5.5(v) shall be counted towards the limit on liability set forth in Clause 15.5.4. 15.6 No Consequential Loss SAVE WITH RESPECT TO LIABILITIES FOR WHICH INDEMNIFICATION IS PROVIDED PURSUANT TO CLAUSES 15.1 AND 15.2, AND ANY AMOUNTS EXPRESSED AS LIQUIDATED DAMAGES OR PAYMENTS UPON TERMINATION HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE, FOR OR IN RESPECT OF ANY CONSEQUENTIAL LOSS INCURRED BY THE OTHER PARTY THAT ARISES UNDER OR IN CONNECTION WITH THIS CHARTER. 54 15.7 Survival Rights, liabilities and obligations accrued during the Charter Term under this Clause 15 shall survive the termination of this Charter. 15.8 Exclusive Remedies Notwithstanding anything to the contrary in this Agreement, a Party’s sole liability, and the other Party’s exclusive remedy, arising under or in connection with Clauses 2.9.5, 2.11, 4.2, 4.3, 4.6, 5.5.3, 5.6.4, 10.1.4, 10.5.4 and 15.4 shall be as set forth in each such provision, respectively. Representations, Warranties and Covenants 16.1 Owner’s Corporate Organization and Authority Owner represents and warrants as of the Execution Date, and undertakes throughout the Charter Term, as follows: Owner is and shall remain a limited liability company duly organized and existing under the laws of the Marshall Islands, duly qualified to do business in those jurisdictions where the nature of its activities or property requires such qualification and authorization to own the FLNG Vessel and perform its obligations under this Charter; Owner maintains and shall maintain Books and Records reflecting its operations separately from the Books and Records of any other Person; Owner has taken all necessary organizational action to authorize the execution and delivery hereof and the performance of its obligations hereunder; and all necessary acts and things have been taken or done to the extent required under this Charter to enable Owner lawfully to enter into this Charter and to perform its obligations hereunder. 16.2 Owner’s Business Subject to Clause 18, throughout the Charter Term, Owner shall not, without Charterer’s prior consent, not to be unreasonably withheld: (i) dissolve, liquidate, merge, consolidate or otherwise combine with or into another entity; (ii) other than in respect of an Approved Mortgage, sell, transfer or otherwise dispose of its rights in the FLNG Vessel or all or substantially all of its assets to another Person; (iii) acquire obligations or securities of its partners, members or shareholders; (iv) commingle assets with those of any other Person; (v) other than in respect of providing security for the financing of the FLNG Vessel as contemplated by and in accordance with Clause 22.2.1:

55 guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others; or pledge its assets for the benefit of any other Person or make any loans or advances to any Person, save that Owner shall be able to borrow from its Affiliates; (vi) engage in any business or activity of any nature other than the financing and construction of the FLNG Vessel and the charter of the FLNG Vessel to Charterer pursuant to the terms of this Charter or in relation thereto. Throughout the Charter Term, Owner shall: (i) conduct its own business in its own name; (ii) continue its existence as a special purpose vehicle for the purposes of this Charter; (iii) pay its own liabilities out of its own funds save that Owner shall be able to borrow from its Affiliates; and (iv) hold itself out as a separate entity to its Affiliates. Owner represents and warrants as of the Commercial Start Date that, other than any Approved Mortgages and any Permitted Liens, there is no mortgage, lien, or encumbrance on the FLNG Vessel or the FLNG Vessel’s earnings or insurances. 16.3 Owner’s Title; No Conflict Owner represents and warrants that: as of the date of delivery of the FLNG Vessel to Owner and throughout the Charter Term, except for Approved Mortgages, Owner has and shall maintain full and marketable title to the FLNG Vessel free and clear of any liens; and as of the Execution Date and throughout the Charter Term, neither the execution, delivery nor performance of this Charter, nor the consummation of any action contemplated herein, conflicts or will conflict with or results or will result in a breach of any provision of Owner’s constitutive instruments or any Applicable Law or of any other agreement or instrument to which Owner is a party or by which it or the FLNG Vessel is bound, or constitutes or will constitute a default under any provision thereof. 16.4 Charterer’s Corporate Organization and Authority Charterer represents and warrants as of the Execution Date, and undertakes throughout the Charter Term, as follows: Charterer is and shall remain a company duly organized and existing under the laws of the Republic of Argentina, duly qualified to do business in those jurisdictions where the nature of its activities or property requires such qualification and authorization to own the Terminal and perform its obligations under this Charter; 56 Charterer maintains and shall maintain Books and Records reflecting its operations separately from the Books and Records of any other Person; Charterer has the requisite power, authority and legal right to execute and deliver and to perform its obligations under this Charter and has taken all necessary organizational action to authorize the execution and delivery hereof and the performance of its obligations hereunder; Charterer has not incurred any liability to any financial advisor, broker or finder for any financial advisory, brokerage, finder’s or similar fee or commission in connection with the transactions contemplated by this Charter for which Owner or any of its Affiliates could be liable; and all necessary acts and things have been taken or done to the extent required under this Charter to enable Charterer lawfully to enter into this Charter and to perform its obligations hereunder. 16.5 Charterer - No Conflict Charterer represents and warrants that as of the Execution Date neither the execution, delivery nor performance of this Charter, nor the consummation of any action contemplated herein, conflicts or will conflict with or results or will result in a breach of any provision of Charterer’s constitutive instruments or any Applicable Law or of any other agreement or instrument to which Charterer is a party or by which it is bound, or constitutes or will constitute a default under any provision thereof. Credit Support 17.1 Credit Support Each Party shall, within thirty (30) Days of the Effective Date, have and maintain an Acceptable Credit Rating and Financial Standing or provide one or more Guarantees from Acceptable Guarantors. If Charterer provides multiple Guarantees, each Guarantor shall be severally liable for the obligations of Charterer in accordance with its percentage equity interest (direct or indirect) in Charterer and the maximum liability of each Guarantor shall be such Guarantor’s equity interest (direct or indirect) in Charterer multiplied by [*****]. If at any time, a Party is unable to comply with the requirements of Clause 17.1.1 or the Guarantor of any Guarantee issued hereunder ceases to be an Acceptable Guarantor (or ceases to be deemed to be an Acceptable Guarantor), then such Party shall provide to the other Party a replacement Guarantee from an Acceptable Guarantor. Any Guarantee required to be delivered to a Party pursuant to this Clause 17.1.2 shall be delivered within ten (10) Business Days of such requirement arising; provided that if such Day is not a Banking Day, it shall delivered by the next Banking Day. Charterer may provide a combination of Guarantees to satisfy its obligations hereunder. Each Party shall cause any Guarantee provided hereunder to be maintained in full force and effect as long as such Party does not maintain an Acceptable Credit Rating and Financial Standing. Any Guarantee or other information or documentation provided by a Party or Guarantor pursuant to this Clause 17.1 shall be provided in the English language. 57 Assignment and Transfer 18.1 Assignment by Charterer Subject to compliance with all Applicable Law and all Authorizations, after the fifth anniversary of the Commercial Start Date, Charterer may transfer this Charter in its entirety, for the remainder of the Charter Term, upon the prior written consent of Owner (which consent shall not be unreasonably withheld or delayed); provided that (i) the transferee assumes all of the obligations of Charterer under this Charter, without any reserve or condition whatsoever, commencing as of the date of transfer by execution of a binding deed of novation which is enforceable by Owner, where such date of the transfer shall be the first date on which each of Owner, Charterer, and its transferee (as applicable) have executed such document, (ii) the transferee shall have the technical and commercial capability to perform its obligations under this Charter (iii) the transferee meets the requirements set forth in Clause 17.1 prior to such transfer, (iv) the transferee enters into, and causes any Guarantor, if any, of such transferee to enter into, one or more direct agreements with Owner’s or its Affiliates’ Lenders or Lenders’ Agent, as required by such Lenders, and (v) the transferee completes Owner’s “know your customer” process to Owner’s reasonable satisfaction. Notwithstanding Clause 18.1.1, Charterer shall have the right to transfer all of its rights and obligations under this Charter to its Affiliate without Owner’s consent; provided that the Affiliate complies with Clause 18.1.1(i)-(v). Charterer shall not be entitled to sub-charter or sublease any of Charterer’s rights under this Charter or to the FLNG Vessel without the prior written consent of Owner (in its sole discretion). Upon a transfer by Charterer in accordance with this Clause 18.1, Charterer shall be released to the degree of such transfer from all further obligation, duty, or liability under this Charter, other than any obligation, duty, or liability arising prior to the date of effectiveness of such transfer. 18.2 Assignment by Owner Subject to compliance with all Applicable Law and all Authorizations, after the fifth anniversary of the Commercial Start Date, Owner may transfer this Charter in its entirety, for the remainder of the Charter Term, upon the prior written consent of Charterer (such consent not to be unreasonably withheld); provided that the transferee (i) assumes all of the obligations of Owner under this Charter, without any reserve or condition whatsoever, commencing as of the date of transfer by execution of a binding deed of novation which is enforceable by Charterer, where such date of the transfer shall be the first date on which each of Charterer, Owner and its transferee (as applicable) have executed such document, (ii) shall have the technical and other expertise and financial capability necessary to perform, and is capable of performing, Owner’s obligations under this Charter, (iii) meets the requirements set forth in Clause 17.1 prior to such transfer, and (iv) will have, or have rights to use, such Authorizations as are needed to perform Owner’s obligations under this Charter. Notwithstanding Clause 18.2.1, Owner shall have the right to transfer all of its rights and obligations under this Charter to its Affiliate without Charterer’s consent but upon prior 58 written notice to Charterer; provided that the Affiliate (i) shall have the technical and other expertise and financial capability necessary to perform, and is capable of performing, Owner’s obligations under this Charter, (ii) will have, or have rights to use, such Authorizations as are needed to perform Owner’s obligations under this Charter, and (iii) enters into a bareboat charter agreement with Charterer on substantially the same terms included herein after which this Charter shall automatically terminate and be replaced by such agreement. Upon an assignment or transfer by Owner in accordance with Clause 18.2, Owner shall be released to the degree of such transfer from all further obligation, duty, or liability under this Charter, other than any obligation, duty, or liability arising prior to the date of effectiveness of such transfer. Business Principles and Practices 19.1 Business Principles The Parties acknowledge and agree (for themselves and on behalf of their respective Affiliates) that all activities conducted in accordance with this Charter will be done so in a manner consistent with the following principles. 19.2 Business Practices Each Party represents, warrants and covenants to the other that it and its Representatives: (i) comply with the Applicable Corruption Law with respect to all Matters; (ii) have not Offered and will not Offer with respect to any Matters any advantage to any Public Official which would violate the Applicable Corruption Law; (iii) have not Offered and will not Offer with respect to any Matters any advantage to any officer, director, employee, agent or representative of any other Person or entity which would violate the Applicable Corruption Law; (iv) will not, directly or through any other Person or entity, request any service, action or inaction by any other Person or entity with respect to any Matters which would violate the Applicable Corruption Law; (v) will not, directly or indirectly with respect to any Matters request an advantage which would violate the Applicable Corruption Law; and (vi) have been informed of their obligations in relation to the Applicable Corruption Law and have in place adequate policies and procedures (including, without limitation, training) in relation to business ethics and conduct and reporting and investigating suspected violations which are compliant with Applicable Corruption Law. Each Party represents, warrants and covenants to the other that: (i) it maintains accurate and complete Books and Records and internal controls sufficient and of such quality, consistent with accounting principles and practices

59 contained in the general accepted accounting principles, International Financial Reporting Standards or US GAAP, as applicable; (ii) where there is an existing relationship between such Party’s personnel, its Representatives or anyone in their immediate families on the one hand and any Public Official or any political party or political party official or candidate for any political office or Person on the other which may or might reasonably be considered to have an influence on the performance of its obligations hereunder which may lead to a violation of Applicable Corruption Law, that this has been notified to the other Party in writing prior to this Charter being entered into; and (iii) it will promptly take all such steps as may be necessary including, as reasonably requested by the other Party to ensure that such relationship does not give rise to any conflict of interest or any breach of the Applicable Corruption Law. Each Party represents, warrants and covenants to the other that to the best of its knowledge and belief neither it nor any of its Representatives: (i) appears on any list of entities or individuals debarred from tendering or participating in any project funded by the World Bank or EBRO; (ii) has at any time been found by a court in any jurisdiction to have breached Applicable Corruption Law; or (iii) has at any time been investigated (or is being investigated) or is involved in an investigation or been suspected in any jurisdiction of having engaged in any conduct with respect to Matters which would constitute a breach of Applicable Corruption Law. Each Party represents, warrants and covenants that if at any time it becomes aware that any of the circumstances set out in Clauses 19.2.2(ii), 19.2.2(iii) or 19.2.3 are not as it has confirmed it will notify the other Party immediately in writing and will promptly take all such steps as may be necessary and/or requested by the other Party to ensure minimum adverse effect on this Charter. Each Party represents, warrants and covenants that if such Party receives formal notification of a judicial or administrative proceeding alleging a violation of Applicable Corruption Law that is related to this Charter or the operations, activities and obligations set forth herein, such Party shall notify the other Party and keep them reasonably informed with respect to same; provided that such Party shall not be obliged to disclose any legally privileged information to the other Party. Without prejudice to any other express remedies referred to elsewhere in this Charter or any rights or remedies available at law or in equity, in the event of a material breach of this Clause 19.2 by a Party (a “Breaching Party”), the other Party (the “Non-Breaching Party”) has the right to terminate this Charter at any time after the expiration of a period of [*****] after the Non-Breaching Party gives notice of termination, so long as the breach is continuing unremedied at the expiry of such period, and is not liable to pay any compensation to the Breaching Party for loss of profits or loss of goodwill or for any other loss or damage howsoever arising as a result of the termination under this Clause 19.2.6. 60 Where this Charter is terminated in accordance with Clause 19.2.6 the Non-Breaching Party will not be obliged to make any payments which are due or may otherwise be due under the terms of this Charter where to do so would violate any Applicable Corruption Law or Sanctions Law to which the Non-Breaching Party is subject. Each Party indemnifies and holds harmless the other Party from and against any and all claims, damages, liabilities, losses, penalties, costs and expenses arising from or related to, any breach by such first Party of this Clause 19.2. The rights and obligations contained in Clauses 19.2.6, 19.2.7, 19.2.8, survive termination or expiration of this Charter. The rights and obligations contained in Clauses 19.2.2(i), 19.2.4 and 19.2.5 shall survive termination or expiration of this Charter for a period of six (6) Months. Each Party shall require its contractors, consultants and agents involved in Matters to act in accordance with the requirements of this Clause 19.2 and Applicable Corruption Law. Each Party shall operate a program of regular assessments of its contractors, consultants and agents involved in Matters to verify that they are following their obligations in respect of compliance in Clause 19.2.10 above and retain the right to have an independent auditor review and verify their compliance. Intellectual Property Rights and Indemnification 20.1 Intellectual Property Rights It is expressly agreed that no Intellectual Property Rights relating to the FLNG Vessel shall be or become the property of Charterer by operation of this Charter save that Owner grants Charterer a non-exclusive license to use any Intellectual Property Rights relating to the FLNG Vessel owned by, or licensed to, Owner, solely for, and only to the extent necessary for, the purposes of giving Charterer the full benefit of this Charter, which shall include, for the avoidance of doubt, Owner or its Affiliates’ operating manuals, standards, procedures and systems or any Intellectual Property Rights related thereto. 20.2 Intellectual Property Rights Indemnification Owner shall indemnify and hold harmless Charterer and its Affiliates (and each of their employees, directors) (together, the “IP Indemnified Persons”) from any claims, demands, expenses, liabilities, losses or damages suffered or incurred by the IP Indemnified Persons based on a claim that the FLNG Vessel or any item of equipment or part thereof furnished hereunder by Owner or their use and/or ownership by Charterer infringes any Intellectual Property Rights, if Owner is notified reasonably promptly in writing by Charterer for the defense of same. Owner shall pay all damages and costs awarded therein against the IP Indemnified Persons and in addition shall reimburse the IP Indemnified Persons for their reasonable legal costs and expenses incurred in connection with such claim. In event that the FLNG Vessel, or any item of equipment or any part thereof or their use by Charterer is held in such suit to constitute infringement of Intellectual Property Rights or if Charterer is restrained by any court order from keeping or using the same, Owner shall at its own expense either procure for Charterer the right to continue using the FLNG Vessel or said equipment or part thereof in the same manner as contemplated under this Charter, or replace the same with non-infringing components or equipment, or modify it so 61 it becomes non-infringing, in both cases without diminishing the performance, function, efficiency or effectiveness of the FLNG Vessel or other equipment or part thereof. Confidentiality 21.1 Confidentiality Undertaking Each Party shall maintain in strict confidence and protect the confidentiality of the Confidential Information, and neither Party shall disclose any Confidential Information to any third party without the prior written consent of the other Party, except as provided in Clause 21.2. 21.2 Permitted Disclosure Notwithstanding Clause 21.1, each Party may disclose Confidential Information without the other Party’s consent to: (i) the Party’s Affiliates, and its and their directors, officers and employees who have a specific need to know such Confidential Information in order to perform the obligations set forth under this Charter or to carry out management oversight and corporate governance obligations in relation to a Party and shall inform such individuals of the confidential nature of the Confidential Information, in each case provided that the Party’s Affiliates and its and their directors, officers or employees are bound by an undertaking to maintain the confidentiality of such Confidential Information and on the basis that the disclosing Party shall be liable if such persons fail to so comply; (ii) advisors and consultants, including counsel, accountants and other agents of the Party who have a specific need to know such Confidential Information in order to assist a Party to perform the obligations set forth under this Charter or to advise management in relation to oversight and corporate governance obligations in relation to a Party, or otherwise to advise on the rights and obligations of a Party under this Charter and shall inform such individuals of the confidential nature of the Confidential Information; (iii) third parties on an aggregated basis to the extent such information is delivered to such third party for the sole purpose of calculating a published index; (iv) arbitrators, experts and any court in connection with the resolution of a Dispute; (v) any bona fide intended assignees of a Party’s interests under this Charter; provided, however, that: such intended assignee has entered into a confidentiality agreement with the intended assignor incorporating terms to restrict disclosure of the Confidential Information on an “as needed” basis and solely for the purpose of the proposed assignment; a copy of that confidentiality agreement has been provided to the non- assigning Party; and such confidentiality agreement expressly states that the nonassigning Party is an intended third party beneficiary of such agreement with respect 62 to disclosure of Confidential Information, capable of independently enforcing the provisions therein protecting disclosure of such Confidential Information; (vi) accountants and/or auditors who have a need to know such Confidential Information in order to confirm, authenticate, verify or corroborate a statement or calculation (or to perform a similar task) for or on behalf of a third party; (vii) prospective Gas suppliers for the Terminal, prospective purchasers of LNG from Charterer and potential equity and debt investors in the Project; and (viii) to any Person reasonably needing to see the same in connection with any bona fide financing or offering or sale of securities by Charterer, Owner, any Affiliate of any of Charterer or Owner, or any Affiliate of any of the shareholders of any of Charterer or Owner, or otherwise to comply with the disclosure or other requirements of financial institutions or other participants (including rating agencies) in the financing, offering or sale. The Party disclosing Confidential Information shall ensure that any Person listed in Clauses 21.2.1(ii) to 21.2.1(iv), 21.2.1(vi), 21.2.1(vii) and 21.2.1(viii) above to which it makes the disclosure provides an undertaking of confidentiality (excluding legal counsel under a professional confidentiality obligation). Notwithstanding Clause 21.1 and without prejudice to Clause 21.2.1, the receiving Party may disclose Confidential Information without the disclosing Party’s prior consent to the extent that such Confidential Information is: (i) at the time of disclosure under this Charter, in the public domain or becomes public knowledge through no fault of the receiving Party; (ii) already known to the receiving Party at the time of disclosure by the disclosing Party or is lawfully obtained by the receiving Party after such disclosure other than by any other Person breaching its obligations of confidentiality to the disclosing Party; (iii) developed by the receiving Party independently of the Confidential Information received from the disclosing Party; or (iv) required to be disclosed: by any order of any court of competent jurisdiction or any competent judicial, governmental, regulatory or supervisory body; by the rules of any listing authority, stock exchange or any regulatory or supervisory body with which the receiving Party is bound to comply; or by the laws and regulations of any Governmental Authority with jurisdiction over the affairs of the receiving Party. Notwithstanding the foregoing, in the case of Clause 21.2.2(iv), the receiving Party shall provide the disclosing Party with prompt written notice of any such request or requirement such that the

63 disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Charter. 21.3 Right to Disclose Confidential Information The disclosing Party warrants that it has the right to disclose the Confidential Information to the receiving Party and the right to authorize the receiving Party to use such Confidential Information in accordance with the terms of this Charter. The disclosing Party (which term for this purpose shall include its directors and employees) does not make any representation or Offer any warranty with respect to the completeness or accuracy of the Confidential Information and the receiving Party acknowledges that it shall be responsible for the verification of the completeness and/or accuracy of the Confidential Information to its own satisfaction. 21.4 Injunction and Equitable Remedies Without prejudice to any other rights or remedies which the disclosing Party may have, the receiving Party acknowledges and agrees that in the event of breach of this Clause 21 the disclosing Party shall, without proof of special damage, be entitled to an injunction or other equitable remedy for any threatened or actual breach of the provisions of this Clause 21 in addition to any damages or other remedies to which it may be entitled. 21.5 Duration The provisions of this Clause 21 shall remain in full force and effect for a period of [*****] after the date of termination or expiration of this Charter for any reason. 21.6 Press Release Any public announcement (including any press release) by either Party directly relating to this Charter shall only be made with the prior written consent of the other Party. Subject to giving prior notice and, where reasonably practicable, undertaking reasonable consultation with the other Party, this Clause 21.6 will not prohibit or restrict a Party from making such reference, comment, disclosure, statements or other announcements as may be required by any relevant stock exchange or by Applicable Law. Lender’s Rights 22.1 Financing Requirements The Parties each recognize that the other Party (each a “Financing Party”) may obtain financing or refinancing from one or more credit providers, including commercial banks, export credit agencies and/or through the issuance of debt securities in the capital markets. In connection with any such financing or refinancing, the Party other than the Financing Party (“Non-Financing Party”), at no additional cost to the Financing Party, shall, if so requested by the Financing Party: deliver to the lenders and other entities providing credit or financing to the Financing Party (collectively, “Lenders”) or the agent acting on behalf of the Lenders (“Lenders’ Agent”) certified copies of its corporate charter and by-laws, resolutions, incumbency certificates, legal opinions (covering authority, due organization and existence of the Non-Financing Party), financial statements, a consent to and a letter confirming its agent for receipt of service of process in England, and such other items as Lenders or Lenders’ Agent may 64 reasonably request, including but not limited to, copies of all required governmental authorizations, approvals and permissions; provide to Lenders or Lenders’ Agent, as and when reasonably requested, information, including with respect to the testing, operation and financing of the FLNG Vessel to be provided pursuant to this Charter, and shall allow Lenders or Lenders’ Agent reasonable access to the FLNG Vessel for purposes of inspection; use reasonable endeavours to cause any financial institution or other entity issuing a guarantee or performance bond in respect of the Non-Financing Party’s performance under this Charter or otherwise pursuant to this Charter, to execute and deliver to Lenders or Lenders’ Agent a direct agreement in form and substance reasonably satisfactory to such financial institution and Lenders or Lenders’ Agent, as the case may be; and provide all information reasonably requested by Lenders or Lenders’ Agent to facilitate any such financing or refinancing. 22.2 Right of Collateral and Direct Agreements Notwithstanding the provisions of Clause 18: Owner shall have the right to enter into an Approved Mortgage with Approved Mortgagees as security for the financing of the FLNG Vessel, subject to the execution and delivery between Charterer and Approved Mortgagees of an Approved Mortgagee Direct Agreement and provided that such financing arrangements shall in no way diminish Charterer’s rights or Owner’s obligations under this Charter. Charterer shall duly acknowledge any notice of assignment by way of security of Owner’s rights under this Agreement and under any Charterer’s credit support on terms reasonably required by the Approved Mortgagee. Except as provided under Clause 22.2.1, or as otherwise expressly agreed in writing by Charterer, none of Owner, its personnel or its agents shall have any right, power or authority to create, incur or permit to be imposed upon the FLNG Vessel any security interest, and shall cause all unpermitted security interests to be removed within a reasonable time period. Charterer may, without the prior written consent of Owner, assign its rights under this Charter to Lenders’ Agent as security for its obligations to Lenders; provided that Charterer has given notice to Owner and the Lenders have entered into a direct agreement with Owner pursuant to Clause 22.2.4. Owner shall, if Charterer’s Lenders so require, enter into a direct agreement with Charterer’s Lenders on reasonable and customarily required terms. Governing Law and Jurisdiction This Charter shall be construed and enforced in accordance with and governed by the laws of England and Wales without regard to any conflicts of law principles that would direct the application of another jurisdiction’s laws. 65 Dispute Resolution 24.1 Reference to Representatives If any Dispute arises between the Parties, it shall first be referred to nominated Representatives from the senior management of each Party, who shall meet and endeavour to resolve such Dispute amicably within [*****] of the Dispute being referred to them. In the event that the Parties fail to resolve such Dispute amicably within the period referred to in Clause 24.1.1, the Dispute shall be either: referred to an Expert pursuant to Clause 24.2; or referred to arbitration pursuant to Clause 25. This Clause 24.1, and any discussion between Representatives or senior executives which takes place pursuant to it, shall be without prejudice to any right or remedy which any relevant Party may ultimately have, should the matter in dispute fail to be resolved by such discussions. 24.2 Expert Determination A Dispute may be referred to an Expert if it is a Technical Dispute and the Parties are not able to agree under Clause 24.1 on a resolution to such Technical Dispute. Any Party may initiate an Expert reference under this Clause 24.2 in respect of a Technical Dispute by proposing to the other Party the appointment of an Expert. If the Expert has been appointed, but is unable or unwilling to complete the reference, another Expert shall be appointed. The Expert shall act as an expert and not an arbitrator. The Parties shall cooperate fully in the expeditious conduct of such Expert determination and provide the Expert with reasonable access to facilities, Books and Records, documents, information and personnel requested by the Expert to make a fully informed decision in an expeditious manner as so directed by such Expert. The Expert shall be and remain at all times wholly impartial, and, once appointed, the Expert shall have no ex parte communications with either of the Parties concerning the Expert determination or the underlying Technical Dispute. Before issuing a final decision, the Expert shall issue a draft report and allow the Parties to comment on it. The Expert shall endeavour to resolve the Technical Dispute within [*****] (but no later than [*****]) after their appointment, taking into account the circumstances requiring an expeditious resolution of the matter in dispute. The Expert’s decision shall be final and binding on the Parties and shall not be subject to challenge save in the event of fraud or manifest error. If the Expert decides that a sum is due and payable by one Party to the other Party then: (i) any such sum shall be due and payable within seven (7) Days of receipt by the Parties of written notice of such decision, unless the Expert decides otherwise; and 66 (ii) interest shall accrue at the Base Rate in respect of late payment. The fees of the Expert and any other costs of and incidental to the reference to Expert determination shall be payable by such Party as the Expert may determine but, in the absence of any such determination, by the Parties in equal shares. Arbitration 25.1 General A Dispute may be referred to arbitration if the Parties are not able to agree under Clause 24.1 on a resolution to such Dispute, and it is not a Technical Dispute. Subject to Clause 25.1.1, a Dispute may be resolved through arbitration regardless of whether the Dispute involves claims that this Charter is unlawful, unenforceable, void, or voidable or involves claims under statutory, civil or common law. The validity, construction and interpretation of this Charter to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitral tribunal. 25.2 Rules Any arbitration under this Charter shall be administered by the London Court of International Arbitration (“LCIA”) conducted in accordance with its Arbitration Rules (the “LCIA Rules”) in effect at the time of the arbitration. 25.3 Limitations on Arbitral Tribunal In resolving any Dispute, the arbitral tribunal shall refer to the governing law as specified in Clause 23. The arbitral tribunal shall not be empowered to award punitive, exemplary, treble, multiple, indirect, or special damages, and the Parties waive any right they may have to recover such damages from one another. The arbitral tribunal shall not be empowered to declare any provision of this Charter void or unenforceable. The arbitral tribunal shall not be empowered to decide any dispute ex aequo et bono or amiable compositeur. 25.4 Seat and Venue of the Proceeding The seat of arbitration shall be London, England. 25.5 Location of Hearings The location of any in-person hearings shall be New York New York, United States. 25.6 Language The arbitration shall be conducted in the English language. 25.7 Consolidation If Owner, Charterer or the operator of the FLNG Vessel initiate multiple arbitration proceedings in respect of any Dispute under this Charter or the shareholders’ agreement of Charterer, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then the Parties agree that all such proceedings may be consolidated into a single arbitral proceeding at the discretion of the arbitral tribunal. The arbitral tribunal shall be authorized to establish procedures which it deems appropriate in its discretion to adjudicate consolidated Disputes, including bifurcating the issues or

67 issuing interim awards. This provision constitutes the Parties’ agreement to consolidate disputes, at the discretion of the arbitral tribunal, in accordance with the LCIA Rules. 25.8 Proper Parties This arbitration provision shall apply only to the Parties. Nothing in this Charter shall be deemed an agreement to arbitrate by any direct or indirect parent, shareholder, Affiliate or subsidiary of a Party. The arbitral tribunal shall not have jurisdiction over a direct or indirect parent, shareholder, Affiliate or subsidiary of a Party without the express written consent of that direct or indirect parent, shareholder Affiliate or subsidiary. 25.9 Selection of the Arbitral Tribunal The Dispute shall be decided by a panel of three neutral arbitrators selected as follows. The arbitral tribunal shall consist of three (3) arbitrators. The claimant shall nominate one arbitrator; the respondent shall nominate the second arbitrator; and a third arbitrator, who shall serve as chairman, shall be appointed by the LCIA Court within [*****] of the appointment of the second arbitrator. In the event the claimant or the respondent shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within fifteen (15) days of such failure. In the event that both the claimant and the respondent fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA Court within [*****] of such failure who shall designate one of them as chairman. If both parties so agree, there shall be a sole arbitrator appointed by the LCIA Court within [*****] of such agreement. 25.10 Interim Measures and Provisional Remedies The arbitral tribunal is authorized to award interim measures, provisional remedies or injunctive relief, which may be enforced by the arbitral tribunal or by a court of law. In the event of an emergency or if one of the arbitrators is unavailable, then the chairman is authorized to award interim measures or injunctive relief, which may upon the request of a party be reviewed by the entire arbitral tribunal. The arbitral tribunal is authorized to direct the Parties to request that any court vacate, modify or dismiss any temporary or preliminary relief issued by a court relating to a Dispute. 25.11 Specific Performance The Parties agree that money damages alone may not be a sufficient remedy for any breach of this Charter. Therefore, the Parties agree that the arbitral tribunal is authorized to award specific performance and injunctive relief for any breach of this Charter. The arbitral tribunal is authorized to award interim measures of specific performance while the arbitration is pending. 25.12 Award The award shall be final and binding. The award shall be required to be in writing, stating the award and the reasons therefor. Any challenge to the award must be brought in the English courts, and the Parties agree to waive any objections they may have to personal jurisdiction, venue or forum non conveniens for any action brought to challenge the award in that jurisdiction. The Parties agree that 68 service of process may be accomplished according to the procedures of Clause 27.1 or by any other means authorized by law, and the Parties agree to waive any objection they may have to service of process made pursuant to this Clause 25. 25.13 Enforcement of Award by a Court Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction (including but not limited to any jurisdiction in which a Party holds or keeps assets), and the Parties agree to waive any objections they may have to personal jurisdiction, venue, or forum non conveniens for any action brought to enforce the award in any of those courts. The Parties agree that service of process in an action to enforce an award may be accomplished according to the procedures of Clause 27.1 or by any other means authorized by law, and the Parties agree to waive any objection they may have to service of process made pursuant to this Clause 25. 25.14 International Enforcement of Award The Parties agree that the international recognition and enforcement of an arbitral award under this provision shall be governed by the United Nations Convention on the Recognition and Enforcement of Arbitral Awards (New York 1958). 25.15 Costs and Attorney’s Fees The arbitral tribunal is authorized to award costs of the arbitration in its award and to allocate costs between the Parties, including (i) the fees and expenses of the arbitrators; (ii) the costs of assistance required by the tribunal, including experts; (iii) the fees and expenses of the administrator; (iv) the reasonable costs for legal representation of a successful Party, including attorney’s fees, expert witness fees, out of pocket costs and other expenses; and (v) any such costs incurred in connection with an application for interim or emergency measures. 25.16 Interest The award shall include pre-judgment interest at a rate to be determined by the arbitral tribunal from the date of the breach or default. Interest shall accrue until the date the award is paid in full. If a court enters judgment on the award, then interest shall accrue thereafter at the higher of the rate determined by the arbitral tribunal or the statutory rate. 25.17 Payment of the Award The award (including any interim award) shall be paid within [*****] of the issuance of the award in immediately available funds, free and clear of any liens, taxes or other deductions. The award shall be paid in the currency for payments under this Charter. 25.18 Severability If any portion of this Clause 25 is found by a court to be unenforceable or unlawful, then it shall be severed from this Charter and the remaining terms shall be enforced as written. 25.19 Confidentiality Any arbitration award, documents exchanged or produced during an arbitration proceeding, expert reports, witness statements and testimony, and memorials, briefs or other documents prepared for the arbitration and settlement of a Dispute shall be confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants, and expert witnesses, except (i) 69 in a legal proceeding to enforce rights under this Clause 26, (ii) in response to a subpoena or legal process, but only after giving the other parties to the arbitration reasonable notice in advance for them to take steps to preserve the confidentiality of the material, (iii) by agreement of all the parties to the arbitration, or (iv) as required by law. A breach of this Clause 25.19 shall not void any settlement or award. Sanctions 26.1 Operation of the FLNG Vessel and Sanctions Neither Party shall not be obliged to (i) make available the FLNG Vessel or (ii) comply with any orders for the employment of the FLNG Vessel in any carriage or trade, or on a voyage, which would be contrary to Sanctions Laws applicable to such Party or its Affiliates. If the FLNG Vessel is operating and such operation contravenes or becomes illegal under Sanctions Laws, each Party shall have the right to require the cessation of such operations. Subject to Clause 26.2 below, any time during which the FLNG Vessel ceases to be at the disposal of Charterer by reason of this Clause 26.1 shall be treated in the same way as an event of Force Majeure in accordance with Clause 11 hereof. 26.2 Non-Compliant Parties Each of Owner and Charterer respectively warrant for itself and their respective Affiliates that at the date of this Charter: (i) it is in compliance with Sanctions Laws applicable to such Party; (ii) it is not a Restricted Party; and (iii) it is not subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws applicable to such Party by any Sanctions Authority. If at any time during the performance of this Charter either Party becomes aware that such Party (the “Non-Compliant Party”) would be in breach of the warranties in Clause 26.2.1: (i) the Non-Compliant Party shall give notice to the other Party (a “Sanctions Warranty Notice”); (ii) if such breach would cause performance of the obligations under this Charter to result in a violation of, inconsistence with, or exposure of the other Party to punitive measures under Sanctions Laws, from the date of the Sanctions Warranty Notice, performance of the obligations of Owner and Charterer under this Charter shall be suspended without liability of either Party unless and until performance is no longer in violation of Sanctions Law or resumes in accordance with Clause 26.2.2(iv) or this Charter is terminated pursuant to Clause 26.2.2(v); (iii) if Owner is the Non-Compliant Party and such suspension takes place after the Commercial Start Date, such period of suspension shall count as unavailability and no Hire shall be payable to Owner. If Charterer is the Non-Compliant Party, 70 Charterer shall continue to be obliged to pay Hire during the period of suspension subject to FLNG Vessel’s availability under this Charter and such payment of Hire, and its receipt by Owner, not being in breach of Sanctions Laws. When performance of the obligations under this Charter results in a breach of Sanctions Laws and remains so for a period of [*****] or more after delivery of the Sanctions Warranty Notice, the non-breaching Party shall be entitled to terminate this Charter with immediate effect by sending written notice thereof to the Non-Compliant Party; (iv) Owner and Charterer shall use reasonable endeavours to apply for and obtain any applicable license or authorization which will enable the Parties to resume performance of this Charter notwithstanding the circumstances giving rise to the operation of this Clause 26.2 and upon the obtaining of such license or authorization performance of the obligations of Owner and Charterer under this Charter shall resume and any amount of Hire which has not been paid by reason of it being contrary to Sanctions Laws shall to the extent legally permissible, become immediately due and payable by Charterer to Owner; and (v) if no license or authorization as referred to in Clause 26.2.2(iv) is obtained within [*****] of the Sanctions Warranty Notice referred to in Clause 26.2.2(i) or at any earlier time the Party which is the Non-Compliant Party can show that there is no reasonable prospect of any such license or authorization being obtained, either Party may terminate this Charter by notice to the other Party. Notwithstanding anything in this Clause 27 to the contrary, Owner or Charterer shall not be required to do anything, which constitutes a violation of Sanctions Laws applicable to such Party, or of any other laws. Miscellaneous 27.1 Notices All notices, requests, statements and invoices provided for in this Charter (“Notices”) shall be sent to the addresses specified in this Clause 22. Unless expressly provided otherwise, Notices shall be in writing and delivered by courier or electronic mail. Except where it is expressly stated to the contrary in this Charter, Notice by electronic mail shall be deemed to be delivered on the Day on which it was received by the other Party in a form which is accessible to the recipient. Except where it is expressly stated to the contrary in this Charter, Notice by courier shall be deemed to be delivered on the Day on which it is left at the recipient Party’s address. Notices of termination of this Charter may not be delivered by electronic mail. All Notices shall be deemed to take effect on the Day of delivery; provided such Notice is received before 17:00 hours (local time) on a Banking Day and if not, the next Banking Day. A Party may change its address by providing written notice thereof to the other Party in accordance with this Clause 27.1. Unless modified pursuant to this Clause 27.1, all Notices shall be sent to: To Owner: Golar Hilli Corporation To Charterer: Southern Energy S.A.

71 c/o Golar Management Ltd, 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ, United Kingdom Attention: Chief Financial Officer Email: [*****] L.N. Alem 1180, Ciudad Autónoma de Buenos Aires, Argentina Attention: Rodolfo H. Freyre Email: [*****] With a copy to: Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas USA Attention: Chris Peponis Email: [*****] 27.2 Indemnity Save as provided in Clauses 27.3 and/or 27.4, wherever in this Charter a Party is obligated to indemnify and hold harmless the other Party from and against claims and liabilities, then: (a) such obligations shall be to indemnify and hold harmless such Party and its Representatives and each of their respective directors, officers, employees, agents and subcontractors; and (b) the phrase “claims and liabilities” shall include all reasonable legal fees and other costs of defense, penalties, and the amount of any settlement of claims. 27.3 Notification and Conduct of Claims A Party (the “Claiming Party”) seeking to be indemnified by the other Party under an indemnity in this Charter shall notify the other Party (the “Notified Party”) of: any claim for indemnification pursuant to or in connection with this Charter (including any claim by any third party); or any circumstances which are likely to give rise to any such claim for indemnification, in each case, as soon as reasonably practicable after becoming aware of the same. In the case of any action or claim which has been brought against a Claiming Party by a third party in respect of any such matter, the Notified Party shall be entitled at its expense to assume the defense thereof in place of the Claiming Party (unless the claim in respect of which the Claiming Party is seeking to be indemnified is a claim for indemnification against a third party claim by the Claiming Party’s counterpart under another contract and the Claiming Party is not itself able to obtain conduct of the relevant third party claim under such other contract). In such circumstances, the Claiming Party shall provide the Notified Party with such information and assistance as the Notified Party shall reasonably request. If the Notified Party assumes the defense of the relevant claim or action, it shall not be liable for any settlement thereof which is made without its consent. The Notified Party shall not agree to any settlement granting any relief other than payment of money without the prior written consent of the Claiming Party. 27.4 Limitation Notwithstanding any other provisions of this Charter, the obligations of a Notified Party shall not extend to: 72 any Liabilities or other loss of whatever kind and nature (including all related costs and expenses) which may result from the settlement or compromise of any action or claim brought against the Claiming Party, or the admission of fault or liability by that Claiming Party in respect of any action or claim or the taking by the Claiming Party of any action (unless required by law or applicable legal process), which would prejudice the successful defense of the action or claim, without, in any such case, the prior written consent of the Notified Party (such consent not to be unreasonably withheld or delayed in a case where the Notified Party has not, at the time such consent is sought, assumed the defense of the action or claim); or to any legal expenses being costs, charges and expenses, which may result from the employment by the Claiming Party of its own legal advisers in connection with any action or claim against it after the defense of such action or claim has been assumed by the Notified Party. 27.5 Time is of the Essence Where a time for performance is expressed in this Charter, time is of the essence in regard to the resulting rights and obligations of the Parties. 27.6 Liquidated Damages Any liquidated damages that one Party is to provide the other Party under this Charter are reasonable estimates of the damages that such second Party may suffer in light of the anticipated harm associated with the event related thereto and such liquidated damages that the first Party is to provide the second Party do not constitute penalties. Accordingly, the Parties have estimated and agreed in advance that the sole liability, and exclusive remedy for such cases in which liquidated damages have been agreed upon shall be as provided for in Clause 15.8, and neither Party shall have additional liability in such cases. Each Party waives any right to claim or assert, in any arbitration or expert determination pursuant to Clauses 24 and 25 in any action with respect to this Charter, that any liquidated damages agreed thereunder do not represent a genuine pre-estimate by the Parties as to the loss or damage likely to be suffered by the Party receiving the payment or benefit in each such circumstance or otherwise are not valid and enforceable damages. 27.7 Amendments This Charter may not be amended, modified, varied or supplemented except by an instrument in writing signed by Owner and Charterer. 27.8 Successors and Assigns This Charter shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. 27.9 Waiver No failure to exercise or delay in exercising any right or remedy arising from this Charter shall operate or be construed as a waiver of such right or remedy. Performance of any condition or obligation to be performed hereunder shall not be deemed to have been waived or postponed except by an instrument in writing signed by the Party who is claimed to have granted such waiver or 73 postponement. No waiver by either Party shall operate or be construed as a waiver in respect of any failure or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. 27.10 Waiver of Immunity Each Party (to the fullest extent permitted by law) irrevocably and unconditionally: agrees not to claim any immunity from proceedings brought against it by the other Party in relation to this Charter, and to ensure that no such claim is made on its behalf; waives all rights of immunity in respect of it or its assets; and consents generally in respect of such proceedings to the giving of relief or the issue of any process in connection with such proceedings. 27.11 No Third Party Beneficiaries The interpretation of this Charter shall exclude any rights under legislative provisions conferring rights under a contract to Persons not a party to that contract. Nothing in this Charter shall be construed to create any duty to, or standard of care with reference to, or any liability to, any Person other than a Party. 27.12 Rules of Construction: Drafting Each provision of this Charter shall be construed as though all Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting Party shall not be applicable to this Charter. 27.13 Survival of Rights Any termination or expiration of this Charter shall be without prejudice to any rights, remedies, obligations and liabilities which may have accrued to a Party pursuant to this Charter or otherwise under Applicable Law. All rights or remedies which may have accrued to the benefit of either Party (and any of this Charter’s provisions necessary for the exercise of such accrued rights or remedies) prior to the termination or expiration of this Charter shall survive such termination or expiration. Furthermore, the provisions of Clause 1, 3.2.5, 4.4, 4.5, 5.7, 5.8, 7, 8, 9, 12, 14.7, 15, 18.1, 20.2, 21 (but only for the duration noted in Clause 21.5), 23, 24, 25, 26 and this Clause 27 shall survive the termination or expiration of this Charter. 27.14 Rights and Remedies Except where this Charter expressly provides to the contrary, the rights and remedies contained in this Charter are cumulative and not exclusive of any rights and remedies provided by law. 27.15 Interpretation The title, index, headings and captions in this Charter are inserted for convenience only and shall be ignored in construing and interpreting this Charter. Except where the context otherwise requires, words denoting the singular include the plural and vice versa. 74 Where the terms “includes”, “including” and “inclusive” are used in this Charter, such terms shall mean “includes, including and inclusive but not limited to”. The Exhibits attached hereto are hereby incorporated by reference and are an integral part of this Charter. In the event of any discrepancy, ambiguity or inconsistency between or among this Charter and its Exhibits, the Clauses of this Charter shall prevail over the Exhibits. This Charter together with its Exhibits has been executed in the English language, which shall be regarded as the authoritative and official text. A reference in this Charter to any Clause, paragraph or Exhibit is respectively, except where it is expressly stated to the contrary, a reference to such Clause or paragraph of this Charter and to the Exhibits hereto attached. A reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words, figures or symbols in a lasting and visible form. Words not otherwise defined herein which have well-known and generally accepted technical or trade meanings are used herein in accordance with such meaning. Any reference to this Charter or to any contract, document or other instrument shall include (subject to any relevant consents and any other provisions of this Charter expressly concerning such contract, document or other instrument) a reference to that contract, document or other instrument as amended, supplemented, modified, substituted, revised, replaced, novated, restated, transferred or assigned. Any reference in this Charter to any Person, whether or not a party to this Charter, includes their successors and permitted assignees or transferees and vice versa and, in the case of any Governmental Authority, any Person or entity succeeding to its functions and capacities. References to any law shall, unless the context otherwise requires, be construed as including references to any subsequent law directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments, or other subordinate legislation made under the relevant law. Actual contract quantities are determined in MMBtu. All references to “tons” in this Charter refer to metric tons. For the purpose of this Charter, rounding shall be made according to ISO 31-0:1992(E), Schedule 1, which relates to rules for the rounding of numbers, unless otherwise stated herein. If the value to be rounded is equally located between two numbers, rounding shall be made to the higher integer number according to ISO 31-0: 1992(E), Schedule 1. The terms “hereof”, “herein”, “hereby”, “hereto” and similar words refer to the entire Charter and not to any particular Clause, paragraph or subparagraph or any other sub- division of this Charter.

75 ln the computation of periods of time from a specified Day to a later specified Day, the word “from” means “from but excluding” and the words “until” and “to” mean “to and including”. Any provision or stipulation that an action may or shall be taken within a specified number of Days shall mean that such action may or shall be taken within the number so specified starting at 00:00 hours on the Day on which the right or obligation to take such action arose. All periods of time shall be based on, and computed according to, the Gregorian calendar. All references to “time” in this Charter shall be references to local time except where otherwise stated. Any reference to “US$” or “Dollars” in this Charter are to the lawful currency of the United States of America. Any reference to “transfer” means a transfer or disposal for a cash consideration or non- cash consideration or as part of a swap or barter deal. 27.16 Replacement or Modification of Rates and Indices If (a) a publication that contains a rate or index used in this Charter ceases to be published for any reason or (b) such a rate or index ceases to exist, is materially modified, or no longer is used as a liquid trading point for Gas or LNG (as applicable), so as systematically to change its economic result, or is disaggregated, displaced or abandoned, for any reason, the Parties shall promptly discuss, with the aim of jointly selecting a rate or index or rates or indices to be used in place of such rates and indices that maintains the intent and economic effect of those original rates or indices. If the Parties fail to agree on a replacement rate or index within thirty (30) Days following one Party’s notification to the other Party that such rate or index ceases to exist or be published or is materially modified, then either Party may submit such issue to an Expert pursuant to Clause 24.2, as amended by the provisions of this Clause 27.16.2. Any Expert selected shall be instructed to select the published rate or index, or a combination of published rates or indices, with adjustments as necessary or appropriate, that most nearly preserves the intent and economic result of the original rates or indices. If the Parties are not able to agree upon an Expert within ten (10) Days after the receipt of the notice of request for expert determination, either Party may elect to refer the determination of the replacement rate or index for arbitration in accordance with Clause 25.1. If any rate used in this Charter is not published for a particular date, but the publication containing such rate continues to be published and the rate itself continues to exist, the Parties shall use the published rate in effect for the date such rate was most recently published prior to the particular date, unless otherwise provided in this Charter. If any index used in this Charter is not published for a particular date, but the publication containing such index continues to be published and the index itself continues to exist, the Parties shall use the index from the geographic location closest in proximity to the unpublished index from the same publication in effect for the particular date adjusted by the difference between the same indices from the most recent publication published prior to the particular date, unless otherwise provided in this Charter. 76 If an incorrect value is published for any rate or index used in this Charter and such error is corrected and published within ninety (90) Days of the date of the publication of such incorrect rate or index, such corrected rate or index will be substituted for the incorrect rate or index and any calculations involving such rate or index will be recalculated and the Parties will take any necessary actions based upon these revised calculations, including adjustments of amounts previously invoiced and/or paid. 27.17 Interest Wherever in this Charter there is a reference to the calculation or accrual of interest, interest shall accrue at the Base Rate from Day to Day and be compounded semi-annually and be calculated on the basis of a three hundred sixty (360) Day year. 27.18 Disclaimer of Agency The rights, duties, obligations and liabilities of the Parties under this Charter shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Charter be deemed or construed to create, nor shall the Parties report for any purpose any transaction occurring pursuant to this Charter as, (i) a partnership, joint venture or other association or a trust, nor (ii) a lease or sales transaction with respect to the FLNG Vessel. This Charter shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for the other Party for any purpose whatsoever except as explicitly set forth in this Charter. In their relations with each other under this Charter, the Parties shall not be considered fiduciaries. 27.19 Severance of Invalid Provisions If and for so long as any provision of this Charter shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Charter except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Charter without affecting the validity of the balance of this Charter. 27.20 Compliance with Laws In performance of their respective obligations under this Charter, each Party agrees to comply with all Applicable Law (including any Sanctions Laws). Owner shall deliver to Charterer all documentation that is required by transfer pricing regulations in force in Argentina that are applicable to operations carried out by Charterer, so that Charterer may comply in a timely manner with such regulations. 27.21 Expenses Each Party shall be responsible for and bear all of its own costs and expenses incurred in connection with the preparation and negotiation of this Charter. 27.22 Scope This Charter constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces any provisions on the same subject contained in any other agreement between the Parties, whether written or oral, prior to the date of the original execution hereof. 77 27.23 Counterpart Execution This Charter may be executed in any number of counterparts and each such counterpart shall be deemed an original Charter for all purposes; provided that no Party shall be bound to this Charter unless and until both Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Charterer is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart. EXHIBIT A ANNUAL ADJUSTMENT Adjustment to Monthly Hire Fee (1) Owner shall maintain for Charterer an annual hire fee adjustment account (the “Adjustment Account”), for the purpose of accounting and recording the credits and debits applicable to such account which shall be used to determine the net position of such account at the end of each Contract Year. (2) If, in any given Contract Year, the Annual FOB LNG Price of such Contract Year is lower than the LNG Reference Price, Owner shall credit the Adjustment Account as follows: i) [*****]; ii) [*****]; iii) If the Annual FOB LNG Price is between [*****], an amount calculated linearly proportional to the amounts expressed in (i) and (ii) above shall apply. (3) If, in any given Contract Year, (i) the Annual FOB LNG Price is higher than the LNG Reference Price; and (ii) the Adjustment Account is positive, Owner shall debit an amount from the Adjustment Account as follows; provided that such debit will not exceed the positive balance in the Adjustment Account (if any): i) [*****]; ii) [*****]; iii) If the Annual FOB LNG Price is between [*****], an amount calculated linearly proportional to the amounts expressed in (i) and (ii) above shall apply. (4) If, in any given Contract Year, the Annual FOB LNG Price is lower than the LNG Reference Price, triggering the credit indicated in Clause (2) of this Exhibit A, the following mechanism shall apply: i) If Charterer has delivered any Gas and Owner has produced any LNG during the Winter Period, Owner shall reduce the amount of any credit calculated in accordance with Clause (2) of this Exhibit A for such Contract Year by an amount equal to [*****]; provided that such reduction will not exceed the amount of any credit generated in such Contract Year in accordance with Clause (2) of this Exhibit A. (5) Within ten (10) Days of the beginning of each Contract Year, commencing in the second Contract Year, Owner shall provide Charterer with a notice setting out the starting balance of the Adjustment Account and reasonable particulars of any credits or debits applied to the Adjustment Account in accordance with this Exhibit A with respect to the previous Contract Year. (6) Any credits or debits applied to the Adjustment Account with respect to any Contract Year (an “Annual Adjustment”) shall be applied ratably each Month during the subsequent Contract Year as a variation in the amount of the Monthly Hire Fee (a “Monthly Annual Adjustment”). (7) Any Annual Adjustment shall be capped so the Adjustment Account never enters into a negative balance, and in the event the Adjustment Account is expected to enter into a negative balance, any Monthly Annual Adjustment that would imply an addition to the Monthly Hire Fee will cease to apply until a new Annual Adjustment is calculated.

EXHIBIT B FOB LNG PRICE The “Annual FOB LNG Price” shall be the volume-weighted average of the FOB LNG Price for each Month of the relevant Contract Year, using the actual volume loaded in each Month. Within ten (10) Days after the end of each Month in a Contract Year, Charterer shall determine, and provide Owner with notice of, the weighted average of the actual sales price (in US$/MMBtu ) of all free on board (FOB) cargos that have finished loading during such Month (“Month M”), using the volume loaded as the weight for the calculation (such weighted average being the “FOB LNG Price”). Any cargo that has been partially loaded in any Month but that has completed its loading and departed the FLNG Vessel during Month M shall be considered a cargo for the calculation for Month M. Any cargo that has commenced loading during Month M but that has not finished loading and departed the FLNG Vessel during Month M shall not be considered a cargo for the calculation for Month M. If no cargoes have loaded in Month M, the FOB LNG Price for such Month shall be the FOB LNG Price for the previous Month (Month M-1) for the purposes of calculating the Variable Component in Clause 6.1.2. Charterer shall provide all necessary information, including but not limited to the actual sales price of all free on board cargos that have finished loading during such Month M, to Owner to support its calculation of the FOB LNG Price as Confidential Information under this Charter, and Owner shall have the right to audit such information under the provisions of this Charter. Charterer warrants that any LNG sales transactions shall be made on a commercial, arm’s length basis. If Owner has reasonable grounds to contest any transaction with regards to the price reflecting the nature of an arm’s length transaction, then Owner will consult with Charterer towards a friendly resolution of such difference acting, together with Charterer, in good faith, and should such difference persist after consultation such difference shall be deemed a Dispute and shall be subject to Expert Determination under this Charter. Until such Expert Determination is finalized, the Parties shall use Charterer’s calculated FOB LNG Price for the purposes of this Charter, and interest shall accrue at the Base Rate in respect of any provisional payment made pursuant to any calculation that is later found to have been made in excess or deficit of the final amount due, from the date the provisional payment was made until the date of payment of such excess or deficit. EXHIBIT C - PRELIMINARY PERFORMANCE TEST PRINCIPLES [*****] EXHIBIT D-1 FORM OF GUARANTEE (OWNER) This guarantee (this “Guarantee”) is made on ______________________ BETWEEN: (1) [  ], a [  ] (the “Guarantor”); and (2) SOUTHERN ENERGY S.A. a is a corporation (sociedad anónima) organized and existing under the laws of Argentina, with its registered office at Av. L. N. Alem 1180, 9th floor, Ciudad Autónoma de Buenos Aires, Argentina (“Charterer ”), (together, the “Parties”). In consideration of Golar Hilli Corporation (“Owner ”) having entered into the bareboat charter dated July 4, 2024 with Charterer (as amended and restated, supplemented or otherwise modified from time to time, the “Charter”) in respect of the FLNG Vessel (as defined in the Charter) and Charterer accepting this guarantee (the “Guarantee”), subject to clauses 2 and 3 below, as a security for all money, obligations or liabilities due, owing or incurred to Charterer by the Owner under the Charter at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon (both before and after judgment) and all losses incurred by Charterer in connection therewith (the “Guaranteed Obligations”), and for other good and valuable consideration (the receipt and sufficiency of which we hereby acknowledge), the Parties hereby agree as follows. In this Guarantee: “Maximum Guaranteed Amount” means, at any time, [*****]. and unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Charter have the same meanings when used in this Guarantee. 1. Subject to clauses 2 and 3 below, from and after the date hereof, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably: (a) guarantees to Charterer and its legal successors and permitted assignees, the full and punctual performance by Owner of the Guaranteed Obligations; and (b) undertakes that if Owner defaults on making any payment of any undisputed and due amounts owed by Owner under the Charter, Guarantor will promptly meet such obligation as if it was the principal obligor; and (c) agrees with Charterer that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify Charterer immediately on demand against any cost, loss or liability it incurs as a result of Owner not 2 paying any amount of any undisputed and due amounts owed by Owner under the Charter on the date when it would have been due. The amount payable by Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee. 2. The aggregate liability of the Guarantor under this Guarantee shall not exceed the Maximum Guaranteed Amount. 3. This Guarantee is provided pursuant to clause 17 (Credit Support) of the Charter. 4. This Guarantee shall not be discharged or prejudiced by reason of any change or modification or addition to the original terms and conditions of the Charter which Charterer and Owner may from time to time agree upon, any diligence, notice of defaults and other notice or demand of any kind, consent to any and all extensions of time or indulgences which may be given by Charterer to Owner, or any change in the members or status, function, control or ownership of the Charterer, Guarantor or any other person. 5. If any discharge, release or arrangement (whether in respect of the obligations of Charterer or otherwise) is made by Owner in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred. 6. Guarantor confirms that it has full power and capacity to enter into this Guarantee and agrees that this Guarantee shall not be revocable by Guarantor and that the same shall be a continuing guarantee, will extend to the ultimate balance of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part and shall be additional to and not in substitution for any other guarantee or security from time to time held by the Charterer. 7. This Guarantee shall remain in full force (the “Guarantee Period”) until the earlier of (1) the termination of the Charter and (2) such Guarantee no longer being required pursuant to the requirements of clause 17 (Credit Support) of the Charter, after which the Guarantee shall terminate, regardless of whether this Guarantee is returned to Guarantor. 8. During the Guarantee Period and until all of the Guaranteed Obligations which may be or become payable by Charterer have been irrevocably paid in full and unless Charterer otherwise directs, the Guarantor shall not exercise any rights which it might have by reason of performance by it of its

3 obligations under the Charter or by reason of any amount being payable, or liability arising, under this Guarantee: (a) to be indemnified by Owner; (b) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of Charterer under the Charter or of any other guarantee or security taken pursuant to, or in connection with, the Charter; (c) to bring legal or other proceedings for an order requiring Owner to make any payment, or perform any obligation, in respect of which Guarantor has given a guarantee, undertaking or indemnity under this Guarantee; (d) to exercise any right of set-off against Owner and/or Charterer; and/or (e) to claim or prove as a creditor of Owner in competition with Charterer. 9. Guarantor undertakes to Charterer that it has not taken and will not take any security from Owner in respect of Guarantor’s obligations under this Guarantee. In the event Guarantor receives any sums from Owner in respect of any payment of Guarantor hereunder, Guarantor shall hold such monies on trust for Charterer so long as any sums are payable (contingently or otherwise) under this Guarantee in relation to the Charter. 10. The Guarantor represents and warrants to Charterer on the date of this Guarantee and on each day that any of the Guaranteed Obligations are outstanding that: (a) it is a [limited liability corporation], duly incorporated and validly existing under the law of its jurisdiction of incorporation and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee; (b) the obligations expressed to be assumed by it in this Guarantee are its legal, valid, binding and enforceable obligations, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application); (c) the execution, delivery and performance of this Guarantee do not and will not conflict with any law or regulation applicable to it, or any provision of its constitutional documents and all 4 governmental or other consents required for such execution, delivery and performance are in full force and effect; (d) the execution, delivery and performance of this Guarantee will not cause it to be in breach of or default of any agreement binding on it or any of its assets; (e) none of its obligations are secured by, and the execution, delivery and performance of this Guarantee will not oblige it to create, any charge, pledge, lien or other encumbrance over any if its present or future revenues or assets; (f) under the law of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to this Guarantee; (g) its obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying generally to companies incorporated in its jurisdiction of incorporation; (h) there is not pending or, to its knowledge, threatened against it any action, suit or legal proceeding before any court, tribunal, governmental body, agency or official anywhere which, if adversely determined, is likely to affect the legality, validity or enforceability of this Guarantee or its ability to perform its obligations under this Guarantee in any material respect; (i) no corporate action, legal proceeding or other procedure or step relating to the suspension of payments, moratorium of any indebtedness, winding up, dissolution, administration or reorganisation, composition, compromise, assignment or arrangement with any creditor or any analogous procedure or step has been taken in respect of it in any jurisdiction which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; (j) no liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer has been appointed in any jurisdiction in respect of it or any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; and (k) no expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect. 5 11. All sums due and payable under this Guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties and/or other charges. 12. If any provision of this Guarantee is held invalid or unenforceable for any reason by any court of competent jurisdiction, such provision shall be severed and the remainder of the provisions hereof shall continue in full force and effect as if this Guarantee had been executed with the invalid, illegal or unenforceable provision eliminated. 13. The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which but for this Clause 13, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it) including: (a) any time, waiver or consent granted to, or composition with, Owner or other person; (b) the release of Owner or any other person under the terms of any composition or arrangement with any creditor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, Owner or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of the Charter or any other document or security including, without limitation, any change in the purpose of, any extension of any document or security; (e) any unenforceability, illegality or invalidity of any obligation of any person under the Charter or any other document or security; or (f) any insolvency or similar proceedings. 14. Without prejudice to the generality of Clause 16, the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Charter and any fees, costs and/or expenses associated with any of the foregoing. 6 15. Notwithstanding anything to the contrary, Guarantor shall not by virtue of this Guarantee incur any greater obligation or liability to Charterer than that of Owner under the Charter pursuant to or arising from the Charter or otherwise and the Guarantor shall have the full benefit of all defences, setoffs, counterclaims, reductions or limitations available to Owner pursuant to or arising from the Charter. 16. The Guarantor waives any right it may have of first requiring Charterer or agent on its behalf to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the Charter to the contrary. 17. This Guarantee and any non-contractual obligations arising out of or in connection with it are governed and construed in accordance with the laws of England and Wales. 18. Any dispute, controversy or claim arising out of or in connection with this Guarantee or its formation, including any non-contractual disputes (a “Dispute”) shall be administered by the London Court of International Arbitration (“LCIA”) and conducted in accordance with its Arbitration Rules (the “LCIA Rules”) in existence at the time of the arbitration. Clauses 25.2 (Rules) to 25.19 (Confidentiality) of the Charter shall apply to this Guarantee as if set out in full in this deed, mutatis mutandis. 19. Unless notified otherwise, all demands and notices shall be addressed to the Parties as follows: (a) Guarantor: Address: [  ] Attention: [  ] (b) Charterer: Southern Energy S.A. Av. Leandro N. Alem 1180, 9th floor, Ciudad Autonoma de Buenos Aires, C1001AAT, Argentina Attention: Chairman of the Board of Directors Email: [●] 20. The Guarantor hereby appoints [insert name] of [insert address] to be its agent for service of process in England. If the appointment of such person ceases to be effective the Guarantor shall immediately

7 appoint an alternative person in England to accept service of process on its behalf and, if such appointment is not made and notified to Charterer within 15 days, Charterer shall be entitled to appoint such a person by notice to the Guarantor. Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law. 21. This Guarantee is binding upon Guarantor, its successors and permitted assigns and shall be enforceable by Charterer, its successors and permitted assigns. 22. This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee. 23. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Guarantee and no rights or benefits expressly or impliedly conferred by this Guarantee shall be enforceable under that Act against the parties to this Guarantee by any other person. 24. Charterer may not assign or transfer its rights and obligations under this Guarantee without the consent of the Guarantor, other than by an assignment by way of security to the lenders (or any agent or trustee on their behalf) providing credit or financing to Charterer in connection with the Charter. Charterer shall promptly provide notice to Guarantor of any such assignment by way of security. 8 IN WITNESS whereof this Guarantee has been duly executed and delivered as a deed on the date first above written. Guarantor1 EXECUTED as a DEED by [  ] acting by: [  ] as Director: ________________________________________ [  ] as Director: ________________________________________ 9 Charterer EXECUTED as a DEED by Southern Energy S.A. acting by: ___________________________________________________ Name: Title: EXHIBIT D-2 FORM OF GUARANTEE (CHARTERER) This guarantee (this “Guarantee”) is made on ______________________ BETWEEN: (1) [  ], a [  ] (the “Guarantor”); and (2) GOLAR HILLI CORPORATION, a Marshall Islands corporation with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 (“Owner”), (together, the “Parties”). In consideration of Southern Energy S.A. (“Charterer”) having entered into the bareboat charter dated July 4, 2024 with Owner (as amended and restated, supplemented or otherwise modified from time to time, the “Charter”) in respect of the FLNG Vessel (as defined in the Charter) and Owner accepting this guarantee (the “Guarantee”), subject to clauses 2 and 3 below, as a security for all money, obligations or liabilities due, owing or incurred to Owner by the Charterer under the Charter at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon (both before and after judgment) and all losses incurred by Owner in connection therewith (the “Guaranteed Obligations”), and for other good and valuable consideration (the receipt and sufficiency of which we hereby acknowledge), the Parties hereby agree as follows. In this Guarantee: “Ownership Percentage” means the applicable guaranteed Person’s percentage participation in the capital stock of Charterer; “Other Guarantor” means any other Person that pursuant to clause 17 (Credit Support) of the Charter, have granted or may in the future grant a guarantee in favour of Owner as a security of the Guaranteed Obligations and any legal successors and permitted assignees in respect of such Guarantor; and “Maximum Guaranteed Amount” means, at any time, [*****]. and unless the context otherwise requires or unless otherwise defined in this Guarantee, words and expressions defined in the Charter have the same meanings when used in this Guarantee. 1. Subject to clauses 2 and 3 below, from and after the date hereof, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably: (a) guarantees to Owner and its legal successors and permitted assignees, the full and punctual performance by Charterer of the Guaranteed Obligations; and

(b) undertakes that if Charterer defaults on making any payment of any undisputed and due amounts owed by Charterer under the Charter, Guarantor will promptly meet such obligation as if it was the principal obligor; and (c) agrees with Owner that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify Owner immediately on demand against any cost, loss or liability it incurs as a result of Charterer not paying any amount of any undisputed and due amounts owed by Charterer under the Charter on the date when it would have been due. The amount payable by Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of a guarantee. 2. The aggregate liability of the Guarantor under this Guarantee shall not exceed the Maximum Guaranteed Amount. 3. The Owner may only make a claim under this Guarantee if it makes a pro-rata claim under each other Guarantee provided by each Other Guarantor in favour of the Owner pursuant to clause 17 (Credit Support) of the Charter. 4. This Guarantee is provided pursuant to clause 17 (Credit Support) of the Charter. 5. This Guarantee shall not be discharged or prejudiced by reason of any change or modification or addition to the original terms and conditions of the Charter which Charterer and Owner may from time to time agree upon, any diligence, notice of defaults and other notice or demand of any kind, consent to any and all extensions of time or indulgences which may be given by Charterer to Owner, or any change in the members or status, function, control or ownership of the Charterer, Guarantor or any other person. 6. If any discharge, release or arrangement (whether in respect of the obligations of Charterer or otherwise) is made by Owner in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred. 7. Guarantor confirms that it has full power and capacity to enter into this Guarantee and agrees that this Guarantee shall not be revocable by Guarantor and that the same shall be a continuing guarantee, will extend to the ultimate balance of the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part and shall be additional to and not in substitution for any other guarantee or security from time to time held by the Charterer. 8. This Guarantee shall remain in full force (the “Guarantee Period”) until the earlier of (1) the termination of the Charter and (2) such Guarantee no longer being required pursuant to the requirements of clause 17 (Credit Support) of the Charter, after which the Guarantee shall terminate, regardless of whether this Guarantee is returned to Guarantor. 9. During the Guarantee Period and until all of the Guaranteed Obligations which may be or become payable by Charterer have been irrevocably paid in full and unless Owner otherwise directs, the Guarantor shall not exercise any rights which it might have by reason of performance by it of its obligations under the Charter or by reason of any amount being payable, or liability arising, under this Guarantee: (a) to be indemnified by Charterer; (b) to claim any contribution from any Other Guarantor of Charterer’s obligations under the Charter; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of Owner under the Charter or of any other guarantee or security taken pursuant to, or in connection with, the Charter; (d) to bring legal or other proceedings for an order requiring Charterer to make any payment, or perform any obligation, in respect of which Guarantor has given a guarantee, undertaking or indemnity under this Guarantee; (e) to exercise any right of set-off against Owner and/or Charterer; and/or (f) to claim or prove as a creditor of Charterer in competition with Owner. 10. Guarantor undertakes to Owner that it has not taken and will not take any security from Charterer in respect of Guarantor’s obligations under this Guarantee. In the event Guarantor receives any sums from Charterer in respect of any payment of Guarantor hereunder, Guarantor shall hold such monies on trust for Owner so long as any sums are payable (contingently or otherwise) under this Guarantee in relation to the Charter. 11. The Guarantor represents and warrants to Owner on the date of this Guarantee and on each day that any of the Guaranteed Obligations are outstanding that: (a) it is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee; (b) the obligations expressed to be assumed by it in this Guarantee are its legal, valid, binding and enforceable obligations, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application); (c) the execution, delivery and performance of this Guarantee do not and will not conflict with any law or regulation applicable to it, or any provision of its constitutional documents and all governmental or other consents required for such execution, delivery and performance are in full force and effect; (d) the execution, delivery and performance of this Guarantee will not cause it to be in breach of or default of any agreement binding on it or any of its assets; (e) none of its obligations are secured by, and the execution, delivery and performance of this Guarantee will not oblige it to create, any charge, pledge, lien or other encumbrance over any if its present or future revenues or assets; (f) under the law of its jurisdiction of incorporation it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to this Guarantee; (g) its obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying generally to companies incorporated in its jurisdiction of incorporation; (h) there is not pending or, to its knowledge, threatened against it any action, suit or legal proceeding before any court, tribunal, governmental body, agency or official anywhere which, if adversely determined, is likely to affect the legality, validity or enforceability of this Guarantee or its ability to perform its obligations under this Guarantee in any material respect; (i) no corporate action, legal proceeding or other procedure or step relating to the suspension of payments, moratorium of any indebtedness, winding up, dissolution, administration or reorganisation, composition, compromise, assignment or arrangement with any creditor or any analogous procedure or step has been taken in respect of it in any jurisdiction which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; (j) no liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer has been appointed in any jurisdiction in respect of it or any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect; and (k) no expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its assets which is likely to affect its ability to perform its obligations under this Guarantee in any material respect. 12. All sums due and payable under this Guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future taxes, duties and/or other charges. 13. If any provision of this Guarantee is held invalid or unenforceable for any reason by any court of competent jurisdiction, such provision shall be severed and the remainder of the provisions hereof shall continue in full force and effect as if this Guarantee had been executed with the invalid, illegal or unenforceable provision eliminated. 14. The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which but for this Clause 14, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it) including: (a) any time, waiver or consent granted to, or composition with, Charterer or other person; (b) the release of Charterer or any other person under the terms of any composition or arrangement with any creditor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, Charterer or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of the Charter or any other document or security including, without limitation, any change in the purpose of, any extension of any document or security; (e) any unenforceability, illegality or invalidity of any obligation of any person under the Charter or any other document or security; or (f) any insolvency or similar proceedings. 15. Without prejudice to the generality of Clause 16, the Guarantor expressly confirms that it intends that this Guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to the Charter and any fees, costs and/or expenses associated with any of the foregoing. 16. Notwithstanding anything to the contrary, Guarantor shall not by virtue of this Guarantee incur any greater obligation or liability to Owner than that of Charterer under the Charter pursuant to or arising from the Charter or otherwise and the Guarantor shall have the full benefit of all defences, setoffs, counterclaims, reductions or limitations available to Owner pursuant to or arising from the Charter. 17. The Guarantor waives any right it may have of first requiring Owner or agent on its behalf to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of the Charter to the contrary. 18. This Guarantee and any non-contractual obligations arising out of or in connection with it are governed and construed in accordance with the laws of England and Wales. 19. Any dispute, controversy or claim arising out of or in connection with this Guarantee or its formation, including any non-contractual disputes (a “Dispute”) shall be administered by the London Court of International Arbitration (“LCIA”) and conducted in accordance with its Arbitration Rules (the “LCIA Rules”) in existence at the time of the arbitration. Clauses 25.2 (Rules) to 25.19 (Confidentiality) of the Charter shall apply to this Guarantee as if set out in full in this deed, mutatis mutandis. 20. Unless notified otherwise, all demands and notices shall be addressed to the Parties as follows: (c) Guarantor: Address: [  ] Attention: [  ] (d) Owner: Golar Hilli Corporation c/o Golar Management Ltd, 6th Floor, The Zig Zag, 70 Victoria Street, London, SW1E 6SQ, United Kingdom Attention: Chief Financial Officer Email: [*****] With a copy to: Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas USA Attention : Chris Peponis Email : [*****] 21. The Guarantor hereby appoints [insert name] of [insert address] to be its agent for service of process in England. If the appointment of such person ceases to be effective the Guarantor shall immediately appoint an alternative person in England to accept service of process on its behalf and, if such appointment is not made and notified to Owner within 15 days, Owner shall be entitled to appoint such a person by notice to the Guarantor. Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law. 22. This Guarantee is binding upon Guarantor, its successors and permitted assigns and shall be enforceable by Owner, its successors and permitted assigns. 23. This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee. 24. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Guarantee and no rights or benefits expressly or impliedly conferred by this Guarantee shall be enforceable under that Act against the parties to this Guarantee by any other person. 25. Owner may not assign or transfer its rights and obligations under this Guarantee without the consent of the Guarantor, other than by an assignment by way of security to the lenders (or any agent or trustee on their behalf) providing credit or financing to Owner in connection with the Charter. Owner shall promptly provide notice to Guarantor of any such assignment by way of security. IN WITNESS whereof this Guarantee has been duly executed and delivered as a deed on the date first above written. Guarantor EXECUTED as a DEED by [  ] acting by: [  ] as Director: ________________________________________ [  ] as Director: ________________________________________

Owner EXECUTED as a DEED by Golar Hilli Corporation acting by: ___________________________________________________ Name: Title: ___________________________________________________ Name: Title: EXHIBIT E FORM OF CERTIFICATE OF ACCEPTANCE CERTIFICATE OF ACCEPTANCE FOR THE FLNG VESSEL PURSUANT TO A BAREBOAT CHARTER DATED July 4, 2024 Dated: Pursuant to Clause 5.5.2 of the bareboat charter dated July 4, 2024 and made between Southern Energy S.A. as Charterer and Golar Hilli Corporation as Owner (the “Bareboat Charter”), it is hereby certified and confirmed Charterer that the FLNG Vessel the m.v. Hilli Episeyo with IMO number 7382720 meets or exceeds the Required Performance Levels set out in the Bareboat Charter and this certificate is the Certificate of Acceptance referred to in the Bareboat Charter. The quantity of bunkers and LNG Heel onboard the FLNG Vessel at the time of this Certificate of Acceptance is as follows: Bunkers: _________________________ LNG Heel: _______________________ Please confirm your receipt of this Certificate of Acceptance by signing and returning the enclosed copy. SIGNED FOR AND ON BEHALF OF CHARTERER: By: ................................................... Name: Title: ACKNOWLEDGED AND AGREED FOR AND ON BEHALF OF OWNER: By: ................................................... Name: Title: EXHIBIT F FORM OF CERTIFICATE OF REDELIVERY CERTIFICATE OF REDELIVERY FOR THE FLNG VESSEL PURSUANT TO A BAREBOAT CHARTER DATED July 4, 2024 Pursuant to Clause 5.7.2 of the bareboat charter dated July 4, 2024 and made between Southern Energy S.A. as Charterer and Golar Hilli Corporation as Owner (the “Bareboat Charter”), it is hereby certified and confirmed that the FLNG Vessel the m.v. Hilli Episeyo with IMO number 7382720 was redelivered by the Charterer to the Owner, and accepted by the Owner from the Charterer, at ___________ hours ___________ time on the date hereof in accordance with the terms and conditions of the Bareboat Charter. Dated: __________ SIGNED FOR AND ON BEHALF OF CHARTERER: By: ................................................... Name: Title: SIGNED FOR AND ON BEHALF OF OWNER: By: ................................................... Name: Title: EXHIBIT G - PRELIMINARY AUTHORIZATIONS

EXHIBIT H - PRELIMINARY OWNER’S INSURANCE REQUIREMENTS Owner Insurance The Owner shall be responsible for obtaining and maintaining with reputable underwriters: i. Employers Liability, Workmen's Compensation and Occupational Disease Insurance, including an Alternative Employer endorsement (where applicable) [*****]; ii. Comprehensive General Liability Insurance for any incident or series of incidents covering the operations of the Owner in the performance of this Charter., [*****]; iii.Builders All Risks Insurance to include [*****]; iv.Hull and Machinery Insurance in an amount [*****]; v.Business interruption or loss of production income cover with a daily amount to be agreed by Parties for a maximum period of [*****]; vi.P&I in respect of the FLNG Facility with a P&I club which is a member of the International Group of P&I clubs, including [*****]; vii. Additional insurance required by any Applicable Law; and viii. Such other additional insurance as the Parties agree is reasonably necessary and available on reasonable commercial terms. EXHIBIT I - PRELIMINARY NAMEPLATE CAPACITY [*****] EXHIBIT J RESERVATION NOTICE To: Golar Hilli Corporation c/o Golar Management Ltd 6th Floor, The Zig Zag 70 Victoria Street, London, SW1E 6SQ United Kingdom Attn: Chief Financial Officer Ref: FLNG Vessel Reservation Notice [●] 2024 Dear Sirs and Madams: We refer to the FLNG bareboat charter agreement, dated July 4, 2024, between Golar Hilli Corporation and Southern Energy S.A. (the “Bareboat Charter”). Any capitalized terms used herein shall bear the meaning ascribed to them in the Bareboat Charter. We write to inform you that pursuant to the Bareboat Charter we hereby reserve the Hilli Episeyo as the FLNG Vessel. This notice shall serve as the Reservation Notice pursuant to Clause 2.10.1 of the Bareboat Charter. Yours faithfully, Southern Energy S.A. …………………………………… By: Title: EXHIBIT K - PRELIMINARY RETAINAGE ALLOWANCE [*****]

July 4, 2024 Golar Hilli Corporation c/o Golar Management Ltd, 6th Floor The Zig Zag, 70 Victoria Street London, SW1E 6SQ United Kingdom Attention: Chief Financial Officer Email: notices@golar.com Ref.: Offer BBCA 1/2024 Dear Sirs, Southern Energy S.A. hereby accepts your Offer BBCA 1/2024 dated as of July 4, 2024. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: President